UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

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Avon Products, Inc.

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A V O N

April 2, 2019

Dear Shareholders:

It is my pleasure to invite you to join me, the Board of Directors, senior leaders, and current and former employees at the 2019 Annual Meeting of Shareholders in New York, New York. Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

We hope that you will join us in person, but whether or not you plan to attend the Annual Meeting, your vote is important. I encourage you to vote by telephone, by internet or by signing, dating, and returning your proxy card by mail. Voting instructions are found on page 6 of the Proxy Statement.

On behalf of the Board of Directors and Avon management, thank you for your investment and interest in Avon.

Sincerely yours,

Jan Zijderveld
Chief Executive Officer

AVON PRODUCTS, INC.

Building 6, Chiswick Park

London W4 5HR

United Kingdom

YOUR VOTE IS IMPORTANT – YOU CAN VOTE IN ONE OF FOUR WAYS:

VIA THE INTERNET Visit the website listed on your proxy card	BY TELEPHONE Call the telephone number on your proxy card	BY MAIL Sign, date and return your proxy card in the enclosed envelope	IN PERSON Attend the Annual Meeting

If your shares are held in a stock brokerage account or by a bank or other record holder, follow the voting instructions on the form that you receive from them. The availability of telephone and internet voting will depend on their voting process.

    Meeting Agenda

1 Elect as directors the eight nominees named in the Proxy Statement;
2 Hold a non-binding, advisory vote to approve compensation of our named executive officers;
3 Approve the Amended and Restated 2016 Omnibus Incentive Plan;
4 Ratify the appointment of PricewaterhouseCoopers LLP, United Kingdom, as our independent registered public accounting firm for 2019; and
5 Transact such other business as may properly come before the meeting.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS Thursday, May 16, 2019 9:00 a.m. Convene 810 Seventh Ave 22nd Floor New York, NY 10019	How to Attend the Meeting
If you plan to attend the meeting in person, please see page 6 for admission requirements.

The record date for the meeting is March 27, 2019. This means that you are entitled to receive notice of meeting and vote your shares at the meeting if you were a shareholder of record as of the close of business on March 27, 2019.

By order of the Board of Directors,

Ginny Edwards Vice President & Corporate Secretary
April 2, 2019

Important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 16, 2019:

Our Proxy Statement and Annual Report to Shareholders are available at www.edocumentview.com/avp.

PROXY SUMMARY

This summary highlights information contained elsewhere in the Proxy Statement and in Avon Products, Inc.’s (“Avon,” the “Company,” “we,” “us,” or “our”) Annual Report on Form 10-K for the year ended December 31, 2018. This summary is not a complete description and you should read the entire Proxy Statement carefully before voting. Proxy materials were first sent to shareholders on or about April 2, 2019.

Meeting Agenda

Matter		Board Vote Recommendation	Page Reference (for more detail)
PROPOSAL 1	Election of the eight Director Nominees named in this Proxy Statement	FOR EACH NOMINEE	10

PROPOSAL 2	Annual Non-Binding, Advisory Vote to Approve Compensation of our Named Executive Officers	FOR	71

PROPOSAL 3	Approval of the Amended and Restated 2016 Omnibus Incentive Plan	FOR	73

PROPOSAL 4	Ratification of PricewaterhouseCoopers LLP, United Kingdom, as Independent Registered Public Accounting Firm for 2019	FOR	86

Board and Governance Highlights

The Company has adopted many leading governance practices that establish strong independent leadership in our boardroom and provide our shareholders with meaningful rights. Highlights include:

•    Since 2016, over 60% Board member refreshment including new Chief Executive Officer (“CEO”) in 2018

•    Annual election of directors

•    Non-executive Chairman of the Board and Lead Independent Director

•    All directors are independent other than CEO

•    Proxy Access

•    Majority vote standard with resignation policy for election of directors in uncontested elections

•    Directors may serve on limited number of other public boards

•    Regular Executive Sessions of independent directors

•    Annual board and committee evaluations

•    No supermajority voting with respect to common stock, except as provided under New York Business Corporation law

•    Compensation: Many compensation best practices, including double-trigger change-in-control benefits, no excise tax reimbursements for change-in-control payments, prohibition against hedging and pledging common stock, claw-back policy, stock ownership guidelines and certain holding period requirements

TENURE AVERAGE: 4 Years AVERAGE AGE: 61

AVON 2019 Proxy Statement	1

Board Nominees and Designees

The following table provides summary information about each director nominated for election by our Board of Directors (the “Board”) to the Board at the 2019 Annual Meeting (collectively, the “Director Nominees”) and each director elected to the Board by holders of our Series C Preferred Stock (collectively, the “Series C Designees”). Director Nominees are elected annually by a majority of the votes cast by our shareholders, voting together as a single class. The Series C Designees have been elected by the holders of our Series C Preferred Stock, voting separately as a class.

Nominees and Designees				Committee Membership
Names	Director Since	Independent[1]	Other Public Boards	Audit Committee	Compensation and Management Development Committee	Finance Committee	Nominating and Corporate Governance Committee
Jose Armario	2016	I	1
W. Don Cornwell[2]	2002	I	2
Chan W. Galbato[3,4]	2016	I	2
Nancy Killefer	2013	I	2
Susan J. Kropf	2015	I	3
Helen McCluskey	2014	I	3
Andrew G. McMaster, Jr.	2018	I	0
James A. Mitarotonda	2018	I	2
Michael F. Sanford[4]	2016	I	0
Lenard B. Tessler[4]	2018	I	1
Jan Zijderveld[5]	2018		0

[1]  Independent in accordance with NYSE listing standards, SEC regulations, and our Corporate Governance Guidelines

[2]  Lead Independent Director

[3]  Non-executive Chairman of the Board

[4]  Series C Designee

[5]  CEO

- Committee Chair - Member - Financial Expert - Non-Voting Observer

Attendance

Each Director Nominee and each Series C Designee on the Board in 2018 attended at least 75% of the aggregate number of 2018 meetings of the Board and each Board Committee on which he or she served.

2	AVON 2019 Proxy Statement

Business and Strategy Highlights

Few companies have the brand recognition, extensive global reach or market-leading positions in beauty and direct selling that Avon has. In a world where trust in companies is becoming a scarcer commodity, a Representative’s strong relationship with her consumers continues to be highly relevant.

Avon is an organization with a clear and compelling purpose, operating in the beauty and personal care categories across the globe with a focus on developing and growing markets. Through our millions of direct selling Representatives, we empower micro-entrepreneurs across the globe. Avon’s core purpose to provide part-time earnings to families and offer amazing products at great prices is as relevant today, if not more, than it was 130 years ago at the Company’s founding. Avon’s ongoing progress to unlock e-commerce, make Avon available to anyone, anywhere and enable our Representatives to be more competitive is powerful, and is at the heart of Avon’s value proposition. In 2018, Avon introduced digital mobile brochures in 60 countries, on-line stores for Representatives in 20 markets and relaunched our e-commerce positioning in China thereby driving significant early growth in the e-commerce channel.

Overall 2018 operating results were disappointing, total revenue from reportable segments was down 2% compared to the prior year, driven by declines in Brazil, Russia and the United Kingdom. The 2018 full year results reinforced the urgent need to execute Avon’s new strategic direction and we have made good progress.

In 2018 we made critical progress in addressing the key concerns of leadership and strategic direction. Throughout the year we continued to strengthen Avon’s leadership team, further recruiting seasoned and skilled senior executives. The process of putting in place a leadership team to accelerate change and to increase sustainable profit continued with the recruitment by the Board of a new CEO, Jan Zijderveld, who joined Avon in February 2018. Before joining Avon, Mr. Zijderveld was a senior executive and 30-year veteran of Unilever N.V./PLC with a track record as a proven global leader driving profitable growth in large, multi-channel, complex consumer businesses across emerging, developing and developed markets. We also made other critical appointments in key markets resulting in Avon now having new leadership in markets that account for more than 50% of total revenue. We are confident that Avon has an energized, highly motivated leadership team in place with the skillset required to deliver our new Open Up Strategy and the experience needed to restore Avon to growth in key emerging and developing markets.

Avon is operating in a dramatically changing and competitive environment, where business as usual is not an option for Avon. A year ago, the Board gave Mr. Zijderveld a clear mandate to lead a deep and comprehensive strategic and operating review of all facets of the business and evaluate ways to significantly accelerate Avon’s path to profitable growth. This review led to the development and launch of Avon’s new Open Up Strategy, which was communicated to shareholders in September 2018. Our Open Up Strategy is simple and clear, and we made important progress during Q3 and Q4 of 2018, including in the following areas: Reboot Direct Selling; Open Up Mindset; Deliver Fuel for Growth; Refresh and Strengthen the Brand. (See page 34 for a more detailed discussion.)

In 2018, we faced the reality of our situation and acted with focus and intent to launch a comprehensive corporate turn-around strategy, addressing all key areas of our business and achieved good early-stage progress. We laid the groundwork, strengthened the executive leadership team and put the right plan in place. We’ve started to fix the core and we’re moving in the right direction, but we need to do more. In 2019 we need to execute our Open Up Strategy with pace and drive, build momentum to see our financial results grow quarter over quarter and start delivering key strategic milestones necessary to achieve our business plan and implementing our strategy.

Shareholder Engagement & 2018 Compensation Highlights

At our 2018 annual meeting, shareholders representing approximately 85% of votes cast approved our “say-on-pay” proposal in support of our executive compensation program. While the vast majority of our shareholders are in favor of our executive compensation programs, we remain committed to shareholder engagement and value insights provided from our fellow shareholders.

During 2018, we continued our practice of engaging with our shareholders and soliciting feedback. Having received strong support for our 2018 say-on-pay proposal, in 2018 our shareholder engagement focused particularly on gaining feedback and input from shareholders who did not support our say-on-pay proposal in 2018. As in recent years, the Chair of the Compensation and Management Development Committee (the “Committee”) conducted shareholder outreach to ensure shareholder perspectives and concerns were heard and well understood. Shareholder outreach meetings were conducted as the 2019 incentive programs design was developing, which enabled the Committee to directly incorporate feedback and suggestions into the 2019 program design. The feedback received from our shareholders continues to be tremendously valuable. While shareholders raised different challenges and concerns, they consistently agreed that the performance metrics for both the short and long-term programs should be directly tied to Avon’s strategy. This feedback has been incorporated into our program design.

The 2018 executive compensation program was highly performance-based and provided incentive opportunities that align with our shareholders’ interests and our strategic and financial goals. Performance goals were selected to fully align with our commitment to our shareholders. The Committee took the following specific actions with respect to the compensation of the NEOs for 2018:

–	Base Salary: No increase to base salaries

AVON 2019 Proxy Statement	3

–

Annual Cash Incentive: Even though our Open Up Strategy resulted in important progress during Q3 and Q4 of 2018, we were unable to achieve annual incentive plan threshold performance given the challenging macro environment and the robust nature of our goal setting process. Consistent with the formulaic nature of the program and the avoidance of positive discretion, there were no annual cash incentive award payouts to the NEOs with respect to 2018 performance (other than to Mr. Zijderveld, who was guaranteed a minimum annual incentive payout of 50% of target in his employment contract, solely for 2018; the rationale for this was to balance the following considerations: (1) recruiting a high-quality CEO, (2) recognition that some new CEOs receive a first-year minimum of 100% of target and (3) given his date of hire, his impact on the 2018 budget process was limited).

–	Long-Term Incentive Awards:

◯	Our CEO’s 2018 long-term incentive award has a target value of $3.25 million and is 100% performance-based with the following mix:

◾	40% premium-priced stock options (“Premium Options”) with exercise price equal to 125% of the closing price of a share of Avon stock as of the grant date, and

◾	60% performance-based restricted stock units (“Performance RSUs”) with a three-year performance period.

◯

Additionally, our CEO received one-time sign-on inducement awards in 2018, 50% of which were performance-based and in the form of Performance RSUs and the other 50% were service-based restricted stock units (“Service-based RSUs”). These performance-based inducement awards have three separate tranches, all of which are eligible to vest only after completion of the 2020 performance year. The Committee will establish at the beginning of each year (i.e., 2018, 2019 and 2020) the performance objectives required to earn the award – ensuring that the Committee can tailor the measures and their rigor to the business circumstances. The non-performance based restricted stock units were granted as a replacement of a portion of his prior employer forfeited equity awards, and to promote shareholder alignment and retention over the three-year vesting period. These inducement awards cliff vest after three years.

◯	For other NEOs, 2018 long-term incentive awards consisted of Performance RSUs, Service-based RSUs, and Premium Options, each representing one-third of the overall target award.

Our Say on Pay Proposal is found on page 71 and our Board recommends that our shareholders vote “For” this proposal. The following factors support this recommendation:

•

Our programs are designed to support and drive short- and long-term, externally communicated business objectives. Further, an analysis of our programs demonstrates a strong and direct link between realizable pay and performance.

•	Our program design incorporates shareholder feedback received during outreach campaigns.

•

Our long-term incentive plan design is aligned with shareholder value, requiring significant stock price appreciation before target awards are realized. As a result, we have delivered long-term incentive compensation for our NEOs well below target.

•	We have also maintained a focus on limiting shareholder dilution.

•	We benchmark our executives’ pay against a peer group that better reflects Avon’s business following the separation of our North America business.

2019 Compensation Highlights

We are committed to ensuring that Avon’s pay framework, particularly our incentive programs, are aligned with and reflect the most important task of our executive team – returning our business to profitable growth. Following the introduction of the Open Up Strategy the Committee undertook a detailed, thorough and holistic review of Avon’s incentive arrangements (fixed, short and long-term) to determine if our pay arrangements are aligned with Avon’s new strategic direction, key priorities and timelines.

Following this thorough review, the Committee believes that many elements of the current incentive program remain appropriate, as it has strong performance elements that support our externally communicated business goals and requires significant stock price appreciation for executives to realize target compensation. However, for 2019 the Committee made a number of adjustments to the incentive arrangements, to further strengthen their alignment with Avon’s strategic direction and focus on delivering the turnaround strategy with urgency. For example, the 2019 long-term incentive program places a greater focus on one-year performance than our historical practice in order to explicitly reflect our shareholders’ feedback, which stressed the urgency of delivering the turnaround strategy as well as enabling the retention of critical staff needed to deliver the turnaround.

4	AVON 2019 Proxy Statement

Governance and Related Materials

The Company has established strong policies, practices and procedures which provide a framework for effective governance. Our Corporate Governance Guidelines describe our Board’s governance policies and practices, including standards for director independence, qualifications for Board and Board Committee membership, Board and Board Committee responsibilities, and Board and CEO evaluations. Highlighted below are some of our key governance and related materials:

•	Corporate Governance Guidelines
•	Charters of Each Board Committee
•	Code of Conduct
•	Corporate Responsibility Report

The Corporate Governance Guidelines, charters of each Board Committee, and Corporate Responsibility Report are available on our investor website (investor.avonworldwide.com) and may be accessed by clicking on “Corporate Governance”. Both the Code of Conduct and Corporate Responsibility Report are available at www.avonworldwide.com and may be accessed by clicking on “Our Values” and “Responsible Business”, respectively.

AVON 2019 Proxy Statement	5

VOTING AND MEETING INFORMATION

Purpose of Materials

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Avon Products, Inc. (“Avon,” the “Company,” “we,” “us,” or “our”) of proxies to be voted at our Annual Meeting of Shareholders, which will take place on Thursday, May 16, 2019.

This Proxy Statement describes the matters to be voted on at the Annual Meeting and contains other required information.
Distribution of Proxy Materials

We are providing access to our proxy materials over the internet. Accordingly, on or about April 2, 2019, we mailed our shareholders a Notice of Internet Availability of Proxy Materials (“proxy notice”), which contains instructions on how to access our proxy materials over the internet and vote online. If you received a proxy notice, you will not receive a printed copy of our proxy materials by mail unless you request one by following the instructions provided on the proxy notice. We mailed the proxy materials to participants in our Avon Personal Savings Account Plan (“the PSA Plan”).

Shareholders Entitled to Vote

Shareholders of our common stock and of our Series C Preferred Stock as of the close of business on March 27, 2019, the record date, are entitled to vote. There were approximately 442,504,364 shares of our common stock outstanding on March 27, 2019 for an aggregate vote of approximately 442,504,364 (or one vote per share) and 435,000 shares of our Series C Preferred Stock outstanding on March 27, 2019 for an aggregate vote of 87,051,524 (on an as-converted basis). Shareholders of our common stock and of our Series C Preferred Stock will vote together as a single class on all matters being presented in this Proxy Statement, for up to an aggregate 529,555,888 votes. We refer to the holders of shares of our common stock and of shares of our Series C Preferred Stock (which are convertible into shares of our common stock) as “shareholders” throughout this Proxy Statement.

How to Vote
Shareholders can vote in one of several ways:

• Via the Internet—Visit the website on the proxy notice or proxy card

• By Telephone—Call the telephone number on the proxy card

• By Mail—Sign, date and return your proxy card in the enclosed envelope

• In Person—Attend the Annual Meeting (follow instructions below)

If your shares are held in a stock brokerage account or by a bank or other record holder, follow the voting instructions on the form that you receive from them. The availability of telephone and internet voting will depend on their voting process. If you do not give instructions to the broker, bank or other record holder holding your shares, it will not be authorized to vote with respect to Proposals 1, 2 or 3. We therefore urge you to provide instructions so that your shares may be voted.

Attending the Annual Meeting

Shareholders who would like to attend the Annual Meeting in person are asked to follow the guidelines below. Anyone who arrives without an admission ticket or pre-registration will not be admitted to the Annual Meeting unless it can be verified that the individual was a shareholder as of March 27, 2019.

6	AVON 2019 Proxy Statement

Shareholders of Record (shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A.)

•    Please bring the admission ticket that is attached to your proxy notice and/or proxy card and photo identification. If you vote in advance of the Annual Meeting, please keep a copy of your admission ticket and bring it with you.

• If you do not have your admission ticket at the Annual Meeting, you must bring other proof of your Avon share ownership as of March 27, 2019 and photo identification.

Beneficial Owners (shares are held in a stock brokerage account, in the PSA Plan, or by a bank or other record holder)

•    We recommend that you pre-register to attend the meeting by sending a written request, along with proof of ownership (such as a current brokerage statement), to our Investor Relations Department, Avon Products, Inc., 1 Avon Place Suffern, New York 10901, by mail, by email at investor.relations@avon.com or by fax 203-724-1610. We must receive your request at least one week prior to the Annual Meeting to have time to process your request. In addition, please bring photo identification to the Annual Meeting.

• You may attend without pre-registration; however, you must bring proof of your Avon share ownership as of March 27, 2019 and photo identification.

Shares held in a stock brokerage account or by a bank or other record holder may be voted in person at the Annual Meeting only if you obtain a legal proxy from such broker, bank or other record holder giving you the right to vote the shares. Shares held through the PSA Plan must be voted through the PSA Plan Trustee as described below.

Voting Instructions

Your proxy, when properly signed and returned to us, or processed by telephone or via the internet, and not revoked, will be voted in accordance with your instructions. We are not aware of any other matter that may be properly presented at the meeting. If any other matter is properly presented, the persons named as proxies on the proxy card will have discretion to vote in their best judgment.

Unless you give other instructions on your proxy card, or unless you give other instructions when you cast your vote by telephone or via the internet, the persons named as proxies will vote in accordance with the recommendations of Avon’s Board as follows: for the election of each Director Nominee, for the approval of the compensation of our named executive officers, for the approval of the Amended and Restated 2016 Omnibus Incentive Plan and for the ratification of the appointment of our independent registered public accounting firm.

Revoking Your Proxy or Changing Your Vote

Shareholders are entitled to revoke their Proxies at any time before their shares are voted at the Annual Meeting. To revoke a Proxy, you must file a written notice of revocation with the Company’s Corporate Secretary at 1 Avon Place Suffern, NY 10901, deliver a duly executed Proxy bearing a later date than the original submitted Proxy, submit voting instructions again by telephone or via the Internet, or attend the Annual Meeting and vote in person. Attendance at the Annual Meeting will not, by itself, revoke your Proxy.

If your shares are held in a stock brokerage account or by a bank or other record holder, you may submit new voting instructions by contacting your broker, bank or other record holder or, if you have obtained a legal proxy from your broker, bank or other record holder giving you the right to vote your shares, by attending the meeting and voting in person.

AVON 2019 Proxy Statement	7

Quorum Requirements

The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting will constitute a quorum, permitting the meeting to conduct its business.

Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a broker or other record holder holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power and has not received instructions from the beneficial owner. If you do not give instructions to the broker, bank or other record holder holding your shares, it will not be authorized to vote your shares with respect to Proposals 1, 2, or 3. We therefore urge you to provide instructions so that your shares held in a stock brokerage account or by a bank or other record holder may be voted.

Approval of a Proposal

Each of the Proposals requires the affirmative vote of a majority of the votes cast at the Annual Meeting. “Votes cast” means the votes actually cast “for” or “against” a particular proposal, whether in person or by proxy.

Avon Associates—Personal Savings Account Plan

The trustee of the PSA Plan, as record holder of the shares held in the PSA Plan, will vote the shares allocated to your account in accordance with your instructions. Unless your vote is received by 11:59 P.M. (New York time) on May 10, 2019 and unless you have specified your instructions, your shares cannot be voted by the trustee.

Voting Deadline

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., and if you vote by telephone or the internet, your vote must be received by 1:00 A.M. (New York time) on May 16, 2019. If you prefer not to vote by telephone or internet, you should complete and return the proxy card as soon as possible, so that it is received no later than the closing of the polls at the Annual Meeting.

If your shares are held in a stock brokerage account or by a bank or other record holder, you should return your voting instructions in accordance with the instructions provided by the broker, bank or other record holder who holds the shares on your behalf.

If you hold shares in the PSA Plan, your voting instructions must be received by 11:59 P.M. (New York time) on May 10, 2019.
Tabulation of Votes
Representatives of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes and act as inspectors of election.
Vote Results
We intend to announce preliminary voting results at the Annual Meeting and to publish final results in a Current Report on Form 8-K within four business days of the Annual Meeting.

All proxies, ballots and voting materials that identify the votes of specific shareholders will generally be kept confidential, except as necessary to meet applicable legal requirements, to allow for the tabulation and certification of votes, and to facilitate a successful proxy solicitation.

8	AVON 2019 Proxy Statement

Householding

Beneficial owners who share a single address may receive only one copy of the proxy notice or the proxy materials, as the case may be, unless their broker, bank or other nominee has received contrary instructions from any beneficial owner at that address. This practice, known as “householding,” is designed to reduce printing and mailing costs. If any beneficial owner(s) sharing a single address wish to discontinue householding and/or receive a separate copy of the proxy notice or the proxy materials, as the case may be, or wish to enroll in householding, they should contact their broker, bank or other nominee directly. Alternatively, if any such beneficial owners wish to receive a separate copy of the proxy materials, we will deliver them promptly upon written or oral request to Investor Relations Department, Avon Products, Inc., 1 Avon Place Suffern, New York 10901, by mail, email at investor.relations@avon.com or fax 203-724-1610 (telephone number 212-282-5320). We currently do not “household” for our registered shareholders.

AVON 2019 Proxy Statement	9

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors has fixed the number of directors at 11. The Board has nominated Jose Armario, W. Don Cornwell, Nancy Killefer, Susan J. Kropf, Helen McCluskey, Andrew G. McMaster, Jr., James A. Mitarotonda, and Jan Zijderveld (the “Director Nominees”) for election to the Board, and Cerberus Investor, as the holder of the Company’s Series C Preferred Stock, has elected Chan W. Galbato, Michael F. Sanford and Lenard B. Tessler, (the “Series C Designees”) to serve as directors commencing immediately upon the conclusion of the 2019 Annual Meeting. All nominees are current members of our Board. There are no family relationships among our directors or executive officers.

As set forth in further detail on page 20, on March 26, 2018, the Company entered into an agreement with certain shareholders (the “Nomination Agreement”), pursuant to which the Company agreed to nominate Mr. Mitarotonda for election to the Board at the 2018 Annual Meeting. With Mr. Mitarotonda’s re-nomination for election to the Board at the 2019 Annual Meeting, certain terms of the Nomination Agreement remain in effect.

Each of the Series C Designees will hold office until the next succeeding Annual Meeting or until his successor is elected and qualified. Each of the Director Nominees, if elected as a director at the 2019 Annual Meeting, will generally hold office until the next succeeding Annual Meeting or until his or her successor is elected and qualified. As set forth in further detail on page 29, Cerberus Investor is required to vote its shares in favor of each Director Nominee. Each Director Nominee has consented to being named as a nominee in our proxy materials and to serve as a director, if elected. We have no reason to believe that any of the Director Nominees will be unable or unwilling to serve as a director.

Each Director Nominee who receives a majority of the votes cast will be elected to the Board. If a Director Nominee is an incumbent director and he or she receives a greater number of votes “withheld” from his or her election than votes “for” such election, he or she is required to tender his or her resignation in accordance with our Corporate Governance Guidelines, as described under “Information Concerning The Board Of Directors—Board Policy Regarding Voting for Directors” on page 19.

THE BOARD OF DIRECTORS RECOMMENDS

that you vote FOR the election of each of the Director Nominees listed below.

JOSE ARMARIO	Director Nominee
	Jose Armario is the Chief Executive Officer of Bojangles’ Restaurants, Inc. Prior to joining Bojangles’ Restaurants, Inc. in January 2019, he served as Corporate Executive Vice President of Worldwide Supply Chain, Development, and Franchising of McDonald’s Corporation from August 2011 until his retirement in October 2015. He served as Group President, McDonald’s Canada and Latin America of McDonald’s Corporation from February 2008 to August 2011. Prior to this, Mr. Armario was President, McDonald’s Latin America from 2004 to July 2008. Earlier in his career, Mr. Armario held operating roles of increasing responsibility at Lenscrafters, Inc. and Burger King Corporation. Mr. Armario is currently a director of USG Corporation. He also serves on the President’s Council of the University of Miami, Florida and the Governing Council of Advocate Good Samaritan Hospital, and as a director of Golden State Foods and Receptions for Research: The Greg Olsen Foundation.	Director since: 2016 Age: 59 COMMITTEES Audit Committee Compensation and Management Development Committee

SKILLS & EXPERIENCE OF PARTICULAR RELEVANCE TO AVON:

Having served in a variety of key leadership positions in nearly two decades with McDonald’s Corporation, Mr. Armario brings to the Board substantial experience leading large complex operations in global marketing, branding, supply chain, franchising and strategic planning. His first-hand consumer experience and global responsibilities with McDonald’s Corporation, particularly in Latin America, provide him with valuable insights to guide Avon in its key geographies.

10	AVON 2019 Proxy Statement

W. DON CORNWELL	Director Nominee
	Mr. Cornwell was Chairman and Chief Executive Officer of Granite Broadcasting Corporation from 1988 until his retirement in August 2009, and served as Vice Chairman until December 2009. Previously, Mr. Cornwell was Chief Operating Officer for the Corporate Finance Department at Goldman, Sachs & Co. from 1980 to 1988 and Vice President of the Investment Banking Division of Goldman Sachs from 1976 to 1988. He is a trustee of Big Brothers Big Sisters of New York and a director of Blue Meridian Partners, a partnership of philanthropists. Mr. Cornwell is a director of Pfizer, Inc. and American International Group, Inc.	Director since: 2002 Age: 71 COMMITTEES Audit Committee Finance Committee (Chair) Nominating and Corporate Governance Committee Lead Independent Director

SKILLS & EXPERIENCE OF PARTICULAR RELEVANCE TO AVON:

Through Mr. Cornwell’s career as an entrepreneur driving the growth of a consumer focused-media company, an executive in the investment banking industry and as a director of several significant consumer product and health care companies, he has accumulated valuable business, leadership, and management experience and brings important perspectives on the issues facing the Company. Mr. Cornwell founded and built Granite Broadcasting Corporation, a consumer-focused media company, through acquisitions and operating growth, enabling him to provide insight and guidance on the Company’s strategic direction and growth. Mr. Cornwell’s strong financial background, including his work at Goldman Sachs prior to co-founding Granite and his service on the audit and investment committees of other companies’ boards, also provides financial expertise to the Board, including an understanding of financial statements, corporate finance, accounting, and capital markets.

NANCY KILLEFER	Director Nominee
	Ms. Killefer served as a Senior Partner at McKinsey & Company, an international management consulting firm, until her retirement in August 2013. She joined McKinsey in 1979 and held a number of leadership roles, including as a member of the firm’s governing board. Ms. Killefer led the firm’s recruiting and chaired several of the firm’s personnel committees. From 2000 to 2007, she ran McKinsey’s Washington, D.C. office. From 1997 to 2000, Ms. Killefer served as Assistant Secretary for Management, Chief Financial Officer and Chief Operating Officer at the U.S. Department of Treasury. In 2000, she returned to McKinsey to establish and lead the firm’s Public Sector Practice. She also served as a member of the IRS Oversight Board from 2000 to 2005 and as chair of that body from 2002 to 2004. Ms. Killefer is currently a director of Cardinal Health and Taubman Centers, Inc. She also served as a chairman and director of CSRA until 2018 and director of The Advisory Board until 2017.	Director since: 2013 Age: 65 COMMITTEES Compensation and Management Development Committee Nominating and Corporate Governance Committee (Chair)

SKILLS & EXPERIENCE OF PARTICULAR RELEVANCE TO AVON:

Having served in key leadership positions in both the public and private sectors and having provided strategic counsel to consumer-based companies during her 30 years with McKinsey & Company, Ms. Killefer brings to the Board substantial experience in the areas of strategic planning, including sales, marketing and brand building. Her experience as a partner of a global management consulting firm and as Chief Financial Officer and Chief Operating Officer of a government agency provides valuable expertise in the areas of executive leadership and finance. Ms. Killefer’s corporate governance experience as a director of other public companies, including as the former chairman of the board of directors of CSRA, is also highly valuable to the Board.

AVON 2019 Proxy Statement	11

SUSAN J. KROPF	Director Nominee
	Ms. Kropf served as President and Chief Operating Officer of Avon Products, Inc. from January 2001 until her retirement in 2006. She also served as Avon’s Executive Vice President and Chief Operating Officer, North America and Global Business Operations from 1999 to 2001 and Executive Vice President and President, North America from 1998 to 1999. Ms. Kropf was a member of Avon’s Board of Directors from 1998 to 2006. Ms. Kropf is currently a director of Tapestry (formerly Coach, Inc.), The Kroger Co., New Avon LLC and The Sherwin-Williams Company. Ms. Kropf also served as a director of Mead Westvaco Inc. until 2015.	Director since: 2015 Age: 70 COMMITTEES Finance Committee

SKILLS & EXPERIENCE OF PARTICULAR RELEVANCE TO AVON:

Having held various senior management positions during the course of her 37-year career at Avon, including full profit-and-loss responsibility for all of Avon’s worldwide operations as its President and Chief Operating Officer, Ms. Kropf has extensive operational skills, a deep understanding of direct selling, and significant experience in marketing, research and development, product development, customer service, supply chain operations and manufacturing. Ms. Kropf has a strong financial background gained through her career at Avon and from her service on the boards of various public companies, including their compensation, audit, and corporate governance committees.

HELEN MCCLUSKEY	Director Nominee
	Ms. McCluskey was President, Chief Executive Officer and a member of the Board of Directors of The Warnaco Group, Inc. from February 2012 to February 2013, when it was acquired by PVH Corp., and she then served on the board of directors of PVH Corp. until June 2014. Ms. McCluskey also served in other leadership roles at Warnaco, including Chief Operating Officer from September 2010 to February 2012 and Group President from July 2004 to September 2010. Prior to joining Warnaco, Ms. McCluskey held positions of increasing responsibility at Liz Claiborne, Inc. from August 2001 to June 2004. Prior to that, she spent 18 years in Sara Lee Corporation’s intimate apparel units, where she held executive positions in marketing, operations and general management, including President of Playtex Apparel from 1999 to 2001. Ms. McCluskey is currently a director of Abercrombie & Fitch Co., Dean Foods Company and Signet Jewelers Limited.	Director since: 2014 Age: 64 COMMITTEES Compensation and Management Development Committee (Chair)

SKILLS & EXPERIENCE OF PARTICULAR RELEVANCE TO AVON:

Ms. McCluskey has a broad background in strategy, business planning and operations derived from a career spanning over 30 years with leading consumer goods companies. Having built women’s brands globally for sale through all channels of distribution worldwide, she brings a valuable blend of branding, merchandising, marketing and international expertise to the Board. Ms. McCluskey’s experience as a Chief Executive Officer of a global public company provides her with significant expertise in global business matters, corporate leadership and management which enables her to make important contributions to the oversight of the Company’s strategic direction and growth, and management development.

12	AVON 2019 Proxy Statement

ANDREW G. MCMASTER, JR.	Director Nominee
	Mr. McMaster served as Deputy Chief Executive Officer and Vice Chairman at Deloitte & Touche LLP (“Deloitte”) from 2002 until his retirement in May 2015. He joined Deloitte in 1976 and held a number of leadership roles, including National Managing Partner of Deloitte’s Office of the CEO client programs and of Deloitte’s U.S. and Global Forensic and Dispute Consulting practice. Mr. McMaster is currently a director of Black & Veatch Holding Company and UBS Americas Holding LLC, a subsidiary of UBS AG. Mr. McMaster also currently serves as Chairman of the Financial Accounting Standards Advisory Council (FASAC), an advisory body to the Financial Accounting Standards Board (FASB), and as Vice Chair of the Hobart and William Smith Colleges Board of Trustees.	Director since: 2018 Age: 66 COMMITTEES Audit Committee (Chair)

SKILLS & EXPERIENCE OF PARTICULAR RELEVANCE TO AVON:

Mr. McMaster has substantial experience in the areas of finance, audit and accounting, having served as a senior executive during a 39-year career with Deloitte, as the current Chair of the audit committees of Black & Veatch Holding Company and UBS Americas Holding LLC, and as the current Chairman of the Financial Accounting Standards Advisory Council. He also gained experience in a variety of operational, client service and firm leadership roles at Deloitte, serving many of the firm’s largest, most complex global clients as both a Lead Engagement partner and an Advisory Partner across diverse industries.

JAMES A. MITAROTONDA	Director Nominee
	Mr. Mitarotonda has served as the Chairman of the Board, President and Chief Executive Officer of Barington Capital Group, L.P. (“Barington Capital”), an investment firm that he co-founded, since 1991. He has also served as the Chairman of the Board, President and Chief Executive Officer of Barington Companies Investors, LLC, the general partner of a value-added activist investment fund, since 1999. Mr. Mitarotonda is currently a director of OMNOVA Solutions Inc. and The Eastern Company, where he is the Chairman of its Board of Directors. He also serves as a member of the Board of Trustees for Queens College. Mr. Mitarotonda previously served as a director of A. Schulman until 2018, The Pep Boys-Manny, Moe & Jack until 2016, Ebix, Inc. until 2015, and The Jones Group Inc. until 2014. He also served as a director of Barington/Hilco Acquisition Corp. until January 2018, as its Chief Executive Officer until 2015, and as its Chairman until 2017.	Director since: 2018 Age: 64 COMMITTEES Finance Committee

SKILLS & EXPERIENCE OF PARTICULAR RELEVANCE TO AVON:

Through his over 25 years as Chairman of the Board of Directors, President and Chief Executive Officer of Barington Capital, Mr. Mitarotonda brings to the Board extensive financial, investment banking and executive leadership experience. He also has significant board of director and corporate governance experience through his service on numerous public company boards across diverse industries, including consumer-focused companies such as The Jones Group and The Pep Boys-Manny, Moe & Jack.

AVON 2019 Proxy Statement	13

JAN ZIJDERVELD	Director Nominee
	Mr. Zijderveld joined Avon as Chief Executive Officer and was appointed to the Board of Directors in February 2018. He joined Avon after 30 years with Unilever N.V./PLC (“Unilever”), where he rose to serve as a member of the Executive Committee and President of Unilever’s European business in 2011. In this position, Mr. Zijderveld oversaw 25,000 employees and operations in 34 countries. Prior to that, he served in a number of leadership roles, including Executive Vice President of Unilever, South East Asia & Australasia from 2008 to 2011, while also acting as Non-Executive Chairman of Unilever’s listed Indonesian business, and CEO of Unilever, Middle East and North Africa (MENA) from 2005 to 2008. Earlier in his career, he served in numerous leadership positions across Europe, Australia and New Zealand in general management, marketing, sales and distribution. Mr. Zijderveld currently sits on the Board of Directors of HEMA.	Director since: 2018 Age: 54 CEO

SKILLS & EXPERIENCE OF PARTICULAR RELEVANCE TO AVON:

Having spent 30 years with Unilever, a transnational consumer goods company, during which time he lived and worked in seven countries across three continents, Mr. Zijderveld possesses deep operating experience in multi-channel, complex consumer businesses across emerging, developing and developed markets. His particular experience in Europe, the Middle East and Asia enable him to provide insights and understanding into these areas and help guide the Company’s strategic decisions in these markets. His leadership positions at Unilever provide him with vast experience in marketing, sales and distribution, and make him uniquely qualified in making necessary decisions for the Company’s long-term growth, business goals and managing challenging market conditions.

CHAN W. GALBATO	Series C Designee

Mr. Galbato was appointed non-executive Chairman of Avon’s Board of Directors in March 2016. Mr. Galbato is Chief Executive Officer of Cerberus Operations and Advisory Company, LLC. Prior to joining Cerberus in 2009, he owned and managed CWG Hillside Investments LLC, a consulting business, from 2007 to 2009. From 2005 to 2007, he served as President and CEO of the Controls Group of businesses for Invensys plc. Mr. Galbato previously served as President and Chief Executive Officer of Armstrong Floor Products, President of Services for The Home Depot and Chief Executive Officer of Choice Parts. He spent 14 years with General Electric Company, holding several operating and finance leadership positions within its various industrial divisions as well as holding the role of President and CEO of Coregis Insurance Company, a G.E. Capital company. Mr. Galbato currently serves on the Board of Directors of AutoWeb, Inc., Blue Bird Corporation, DynCorp International, Electrical Components International, FirstKey Homes LLC, Staples Solutions B.V. and Steward Health Care, LLC, and on the Board of Managers of New Avon LLC. Mr. Galbato had previously served as lead director of the Brady Corporation, director of Tower International until 2014 and Chairman of YP Holdings, LLC until 2017.

Mr. Galbato was re-elected to the Board of Directors commencing immediately upon the conclusion of the 2019 Annual Meeting by the holders of our Series C Preferred Stock, voting separately as a single class, and is not up for election by our shareholders at the 2019 Annual Meeting.

Director since: 2016 Age: 56 COMMITTEES Audit Committee (non-voting Observer) Nominating and Corporate Governance Committee Non-executive Chairman of the Board

SKILLS & EXPERIENCE OF PARTICULAR RELEVANCE TO AVON:

Through his 30 years of experience as an executive at public and private companies across a range of industries, including consumer products, Mr. Galbato has broad operational and business strategy expertise and significant skills in corporate leadership including as a Chief Executive Officer. Mr. Galbato is recognized for his experience in corporate turnarounds, which enables him to help guide the Company’s strategic direction and growth.

14	AVON 2019 Proxy Statement

MICHAEL F. SANFORD	Series C Designee

Mr. Sanford is a Senior Managing Director, Co-Head of Private Equity, and a member of the Global Private Equity Investment Committee at private investment firm Cerberus Capital Management, L.P. Prior to joining Cerberus in 2006, Mr. Sanford was at The Blackstone Group (“Blackstone”) in its Restructuring and Reorganization Advisory Group from 2004 to 2006, where he advised companies and creditors on a variety of restructuring transactions. Prior to joining Blackstone, from 2003 to 2004, Mr. Sanford worked at Bank of America Securities in its Consumer and Retail Investment Banking Group, where he executed various financing, M&A and leveraged recapitalization transactions. He serves on the Board of Directors of DynCorp International Inc., Electrical Components International, Subcom, Navistar Defense and Tier 1 Group LLC and on the Board of Managers of New Avon LLC.

Mr. Sanford was re-elected to the Board of Directors commencing immediately upon the conclusion of the 2019 Annual Meeting by the holders of our Series C Preferred Stock, voting separately as a single class, and is not up for election by our shareholders at the 2019 Annual Meeting.

Director since: 2016 Age: 38 COMMITTEES Compensation and Management Development Committee Finance Committee

SKILLS & EXPERIENCE OF PARTICULAR RELEVANCE TO AVON:

Through his career in various roles with finance and private equity firms, Mr. Sanford has extensive experience in financing matters and private equity investments. Mr. Sanford’s insights into capital management, restructuring, and capital markets are highly valuable to the Board.

LENARD B. TESSLER	Series C Designee

Mr. Tessler is currently Vice Chairman and Senior Managing Director of private investment firm Cerberus Capital Management, L.P., where he is a member of the Cerberus Capital Management Investment Committee. Prior to joining Cerberus in 2001, Mr. Tessler served as Managing Partner of TGV Partners from 1990 to 2001, a private equity firm which he founded. Earlier in his career, he was a founding partner of Levine, Tessler, Leichtman & Co., and a founder, Director and Executive Vice President of Walker Energy Partners. Mr. Tessler is currently Lead Director of Albertsons Companies, and a director of Keane Group, Inc. He is also a Trustee of the New York-Presbyterian Hospital where he is a member of the Investment Committee and the Budget and Finance Committee.

Mr. Tessler was re-elected to the Board of Directors commencing immediately upon the conclusion of the 2019 Annual Meeting by the holders of our Series C Preferred Stock, voting separately as a single class, and is not up for election by our shareholders at the 2019 Annual Meeting.

Director since: 2018 Age: 66

SKILLS & EXPERIENCE OF PARTICULAR RELEVANCE TO AVON:

Through his senior executive positions held during the course of over 30 years at private investment firms and his service on boards of directors of operating companies, Mr. Tessler has an extensive background in financing and private equity investments, which provides critical skills to the Board in its oversight of strategic planning and operations.

AVON 2019 Proxy Statement	15

INFORMATION CONCERNING THE BOARD OF DIRECTORS

2018 Board Meetings

Our Board of Directors held seven meetings in 2018. Directors are expected to attend all meetings of the Board and the Board Committees on which they serve and to attend the Annual Meeting of Shareholders. In 2018, all directors then serving on the Board attended at least 75% of the aggregate number of 2018 meetings of the Board and of each Board Committee on which he or she served. All directors then serving on the Board attended the 2018 Annual Meeting. In addition to participation at Board and Committee meetings and the Annual Meeting of Shareholders, our directors discharge their duties throughout the year through communications with senior management.

Non-employee directors meet in regularly scheduled executive sessions, as needed, without the CEO or other members of management.

Board Leadership Structure

The Board currently separates the positions of Chairman, Lead Independent Director and CEO. Mr. Galbato serves as our non-executive Chairman of the Board, Mr. Cornwell serves as our Lead Independent Director and Mr. Zijderveld serves as our CEO.

The Board evaluates its leadership structure periodically and believes that separating the Chairman, Lead Independent Director and CEO roles is important as the Company focuses on its transformation and growth efforts. Per the Company’s By-Laws, the Chairman presides at all meetings of the Board, including executive sessions, at which the Chairman is present, and the Lead Independent Director presides at all meetings of the Board at which the Chairman is not present. Additional rights, duties and responsibilities of the Chairman and the Lead Independent Director are set forth in the By-Laws and the Corporate Governance Guidelines. Pursuant to the Investor Rights Agreement, so long as Cerberus Investor maintains a certain ownership level in the Company (as described in more detail on page 29 of this Proxy Statement), Cerberus Investor has the right to select the director to be appointed as our Chairman.

Risk Oversight

The Board administers its risk oversight function primarily through the Audit Committee, which oversees the Company’s risk management practices. The Audit Committee is responsible for, among other things, discussing with management on a regular basis the Company’s guidelines and policies that govern the process for risk assessment and risk management. Management is responsible for assessing and managing the Company’s various risk exposures on a day-to-day basis. In connection with this, the Audit Committee has oversight of the Company’s enterprise risk management (“ERM”) program, which includes a risk management committee composed of certain key executives. The cross-functional group of key executives who comprise the risk management committee identify, on a periodic basis, the top current and future risks facing the Company, including, but not limited to, strategic, operational, financial and compliance risks, and the associated risk owners are responsible for managing and mitigating these risks. The Board may assign certain ERM risks to a specific Board Committee to examine in detail if such Board Committee is in the best position to review and assess the risk. In line with this, the Company provides regular ERM updates to the Audit Committee on several risks, including cybersecurity and data privacy, and to other Board Committees, as appropriate. The Audit Committee also periodically reports to the full Board on the Company’s ERM program.

While the Board has overall responsibility for overseeing risk management, Board Committees oversee risk within their areas of responsibility, as appropriate. For example, as set forth in further detail on page 55, our Compensation and Management Development Committee, with support and advice from its independent consultant, reviews the risk and reward structure of executive compensation plans, policies and practices at least annually to confirm that there are no compensation-related risks that are reasonably likely to have a material adverse effect on the Company. As set forth in its charter, the Finance Committee is responsible for, among other things, reviewing periodically the Company’s strategy for and use of derivatives for hedging risks such as interest rate and foreign exchange risks.

For certain risks, oversight is conducted by the full Board, such as during the Board’s annual review of the Company’s strategic goals and initiatives and other significant issues that are expected to affect the Company in the future. We believe that the Chairman, Lead Independent Director, CEO, and roles of the Board and the Board Committees provide the appropriate leadership to help ensure effective risk oversight.

16	AVON 2019 Proxy Statement

Board Committees

The Board has the following regular standing committees: Audit Committee, Compensation and Management Development Committee, Nominating and Corporate Governance Committee, and Finance Committee. The charters of each Committee and our Corporate Governance Guidelines are available on the Corporate Governance tab of our investor website (investor.avonworldwide.com). Our Code of Conduct (which applies to the Company’s directors, officers and employees) is available on the “Our Values” tab of www.avonworldwide.com.

Audit Committee	Primary Responsibilities	2018 Meetings: 12
Andrew G. McMaster, Jr. (Chair) Jose Armario W. Don Cornwell Chan W. Galbato* *non-voting Observer

•    Assists the Board in fulfilling its responsibility to oversee the integrity of our financial statements, controls and disclosures, our compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, and the performance of our internal audit function and independent registered public accounting firm. The Committee has the authority to conduct any investigation appropriate to fulfilling its purpose and responsibilities.

•    The Board has determined that Messrs. McMaster and Cornwell are “audit committee financial experts” under the rules of the Securities and Exchange Commission (the “SEC”) and that all of the Committee members are independent and financially literate under the listing standards of the New York Stock Exchange (the “NYSE”).

•    A further description of the role of the Audit Committee is set forth on pages 84 through 87 under “Audit Committee Report” and “Proposal 4—Ratification of Appointment of Independent Registered Public Accounting Firm.”

Compensation and Management Development Committee	Primary Responsibilities	2018 Meetings: 9
Helen McCluskey (Chair) Jose Armario Nancy Killefer Michael F. Sanford

•    Discharges the responsibilities of the Board relating to executive compensation, including reviewing and establishing our overall executive compensation and benefits philosophy, including review of the risk and reward structure of executive compensation plans, policies and practices, as appropriate. In addition, the Committee, in consultation with the independent members of the Board, reviews and approves the goals and objectives relevant to the compensation of the CEO and determines the compensation of the CEO. It also determines the compensation of all senior officers and oversees incentive compensation plans, including establishing performance measures and evaluating and approving any incentive payouts thereunder.

•    Reviews and evaluates the Company’s talent management and succession planning approach, philosophy, and key processes, and is responsible for development and succession plans for members of the Company’s Executive Management Committee, and provides oversight of development plans for their potential successors.

•    The Committee may delegate responsibilities to a subcommittee composed of one or more members of the Committee, provided that any action taken shall be reported to the full Committee as soon as practicable, but in no event later than at the Committee’s next meeting. In addition, the Committee may delegate certain other responsibilities, as described in the Committee charter. For example, the Committee has delegated to Mr. Zijderveld, in his capacity as a director, the authority to approve annual and off-cycle equity awards to employees who are not senior officers.

•    A description of the role of the compensation consultant engaged by the Committee, scope of authority of the Committee and the role of executive officers in determining executive compensation is set forth on page 51 under “Compensation Discussion and Analysis—Roles in Executive Compensation.”

AVON 2019 Proxy Statement	17

Nominating and Corporate Governance Committee	Primary Responsibilities	2018 Meetings: 6
Nancy Killefer (Chair) W. Don Cornwell Chan W. Galbato

•   Identifies individuals qualified to become Board members, consistent with criteria approved by the Board, and recommends to the Board the candidates for directorships to be filled by the Board. A description of the Committee’s process for identifying and evaluating nominees for directorships is set forth on page 19 under “Director Nomination Process & Shareholder Nominations.”

•   Develops and recommends to the Board corporate governance principles, monitors developments in corporate governance, and makes recommendations to the Board regarding changes in governance policies and practices.

• Oversees the evaluation of the Board, including conducting an annual evaluation of the performance of the Board and Board committees.
• Reviews and recommends to the Board policies regarding the compensation of non-employee directors.

•   A description of the compensation of non-employee directors and the Committee’s scope of authority with respect to such matters is set forth on page 22 under “Director Compensation—Role of Nominating and Corporate Governance Committee.”

Finance Committee	Primary Responsibilities	2018 Meetings: 5
W. Don Cornwell (Chair) Susan J. Kropf James A. Mitarotonda Michael F. Sanford

•   Assists the Board in fulfilling its responsibilities to oversee our financial management, including oversight of our capital structure and financial strategies, investment strategies, banking relationships, and funding of the employee benefit plans.

• Responsible for the oversight of the deployment and management of our capital, including the oversight of certain key business initiatives.

Director Independence

The Board has concluded that each non-employee director, Director Nominee and Series C Designee is independent.

The Board assesses the independence of its non-employee members at least annually in accordance with the listing standards of the NYSE, the regulations of the SEC, and our Corporate Governance Guidelines. As part of its assessment, the Board determines whether or not any such director has a material relationship with the Company, either directly or indirectly as a partner, shareholder or officer of an organization that has a relationship with the Company. The Board broadly considers all relevant facts and circumstances and considers this issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. This consideration includes:

•	the nature of the relationship;

•	the significance of the relationship to Avon, the other organization and the individual director;

•	whether or not the relationship is solely a business relationship in the ordinary course of Avon’s and the other organization’s businesses and does not afford the director any special benefits; and

•

any commercial, industrial, banking, consulting, legal, accounting, charitable, familial and other relationships; provided, that ownership of a significant amount of our stock is not, by itself, a bar to independence.

In assessing the independence of directors and the materiality of any relationship with Avon and the other organization, the Board has determined that a relationship in the ordinary course of business involving the sale, purchase or leasing of property or services will not be deemed material if the amounts involved, on an annual basis, do not exceed the greater of (i) $1,000,000 or (ii) one percent (1%) of Avon’s revenues or one percent (1%) of the revenues of the other organization involved.

In the ordinary course of business, the Company has business relationships with certain companies on which Avon directors also serve on the board of directors, including for example, advertising arrangements, software services, and insurance coverage. The Company also has ongoing business relationships with affiliates of Cerberus Investor, of which the Series C Designees serve as directors, officers or employees, as described in “Transactions with Related Persons” on page 27. Based on the standards described above, the Board has determined that none of these transactions or relationships, nor the associated amounts paid to the parties, was material such that it would impede the exercise of independent judgment.

18	AVON 2019 Proxy Statement

Board Policy Regarding Voting for Directors

Our Corporate Governance Guidelines provide that any incumbent director who receives a greater number of votes “withheld” than votes “for” his or her election in an uncontested election of directors will promptly tender his or her resignation. The Nominating and Corporate Governance Committee (the “Nominating Committee”) will recommend to the Board whether to accept or reject the tendered resignation, or whether other action should be taken. The Nominating Committee will consider any factors or other information that it considers appropriate or relevant. The Board, taking into account the Nominating Committee’s recommendation, will act on the tendered resignation and publicly disclose its decision and the rationale within 90 days from the date of the certification of the election results.

Board and Committee Self-Evaluations

Pursuant to the Company’s Corporate Governance Guidelines and each committee’s charter, the Board and each of its committees annually conducts a self-assessment. The Nominating Committee oversees the process. In recent years, the Board has used the Corporate Secretary or a third-party facilitator to interview each Director to obtain his or her feedback regarding the Board’s and each committee’s effectiveness, as well as feedback on each individual Director and the Chairman, Lead Independent Director and each committee chair in their respective roles. Self-evaluation topics generally include, among other matters, Board and committee composition and structure; effectiveness of the Board and committees; meeting topics and process; and Board interaction with management. The Board discusses the results of each annual self-evaluation and, based on the results, implements enhancements and other modifications as appropriate. Similarly, the results of each committee evaluation are generally discussed at subsequent committee meetings for the relevant committee. Individual feedback is provided to Directors by the Chairman and the Lead Independent Director.

Director Nomination Process & Shareholder Nominations

The Nominating Committee is responsible for identifying individuals qualified to become Board members, consistent with criteria approved by the Board, and for making recommendations to the Board regarding: (i) nominees for Board membership to fill vacancies and newly created positions, and (ii) the persons to be nominated by the Board for election at the Company’s annual meeting of shareholders. The Nominating Committee actively considers potential director candidates on an ongoing basis as part of its director succession planning efforts.

The Nominating Committee’s process for considering all candidates for election as directors, including shareholder-recommended candidates, is designed to ensure that the Nominating Committee fulfills its responsibility to recommend candidates that are properly qualified and are not serving any special interest groups, but rather the best interest of all of the shareholders.

In making its recommendations, the Nominating Committee evaluates each candidate based on the independence standards described above and other qualification standards described below. For example, our Corporate Governance Guidelines and the charter of the Nominating Committee require that our directors possess the highest standards of personal and professional ethics, character and integrity and meet the standards set forth in our Corporate Governance Guidelines. In identifying candidates for membership on the Board, the Nominating Committee takes into account all factors it considers appropriate, consistent with criteria approved by the Board, which may include professional experience, knowledge, independence, diversity of backgrounds, and the extent to which the candidate would fill a present or evolving need on the Board. There is not a formal diversity policy; however, the Board values diversity in its broadest sense, including differences of viewpoint, personal and professional experience, skill, gender, race, ethnicity, geography, and other individual characteristics, and the Nominating Committee endeavors to include women, minority, and geographically diverse candidates in the qualified pool from which Board candidates are chosen.

The Board takes an active and thoughtful approach to refreshment and strives to maintain a balance of longer-tenured directors and newer directors with fresh ideas and viewpoints to achieve an appropriate balance of continuity and refreshment. The Board does not believe in limiting the number of terms that a director may serve, as term limits could deprive the Company and its shareholders of valuable director experience and familiarity with the Company and its operations; however, the re-nomination of incumbent directors is not automatic. In accordance with the Company’s Corporate Governance Guidelines, all directors serve one-year terms and any non-employee director who will be age 72 or older at the time of the election may not stand for reelection unless requested by the Board. The composition of our Board, as contemplated by our current slate of nominees, includes six new independent directors since 2016. In addition, in 2018, Jan Zijderveld joined the Board in connection with his appointment as the Company’s Chief Executive Officer. As a result of these Board changes, tenure on the Board currently ranges from less than one year to 17 years, with an average Board tenure of 4 years.

The Nominating Committee has retained a third-party search firm to locate candidates who may meet the needs of the Board at that time. The firm typically provides information on a number of candidates for review and discussion by the Nominating Committee. As appropriate, the Nominating Committee chair and other members of the Nominating Committee and the Board interview potential candidates. If the Nominating Committee determines that a potential candidate meets the needs of the Board, possesses the relevant qualifications, and meets the standards set forth in our Corporate Governance Guidelines, the Nominating Committee will vote to recommend to the Board the election of the candidate as a director.

AVON 2019 Proxy Statement	19

On March 26, 2018, the Company and certain of its shareholders entered into the Nomination Agreement, pursuant to which the Company agreed to nominate Mr. Mitarotonda for election to the Board at the 2018 Annual Meeting. The shareholders party to the Nomination Agreement consist of Shah Capital Management, Inc., NuOrion Advisors, LLC, and Barington Capital and certain of their respective affiliates (collectively, the “Barington Group”). In connection with the Nomination Agreement, the Barington Group withdrew its notice of nomination for the 2018 Annual Meeting. The Nomination Agreement requires each member of the Barington Group to abide by certain customary voting and standstill provisions, subject to certain exceptions, through Mr. Mitarotonda’s service on the Board, including that at the 2019 Annual Meeting it will vote all of its shares of the Company’s common stock that it or its affiliates have the right to vote in favor of the election of directors nominated by the Board and refrain from soliciting proxies or participating in any “withhold” or similar campaign. The foregoing is not a complete description of the terms of the Nomination Agreement and the associated Confidentiality Agreement. For copies of, and more information concerning, the Nomination Agreement and the Confidentiality Agreement, please see the Company’s Current Report on Form 8-K filed with the SEC on March 26, 2018 and Exhibits 10.1 and 10.2 thereto.

The Nominating Committee will consider director candidates recommended by shareholders if properly submitted to the Nominating Committee in accordance with our By-Laws and our Corporate Governance Guidelines. Shareholders wishing to recommend persons for consideration by the Nominating Committee as nominees for election to the Board can do so by writing to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Avon Products, Inc., 1 Avon Place, Suffern, NY 10901. Recommendations must include the proposed nominee’s name, detailed biographical data, work history, qualifications and corporate and charitable affiliations. A written statement from the proposed nominee consenting to be named as a nominee and, if nominated and elected, to serve as a director is also required. The Nominating Committee will then consider the candidate and the candidate’s qualifications using the criteria as set forth above. The Nominating Committee may discuss with the shareholder the reasons for making the nomination and the qualifications of the candidate. The Nominating Committee may then interview the candidate and may also use the services of a search firm to provide additional information about the candidate prior to making a recommendation to the Board.

Shareholders of record may also nominate candidates for election to the Board by following the procedures set forth in our By-Laws. The Company’s By-laws include proxy access provisions whereby a shareholder, or a group of up to 20 shareholders, who owns 3% or more of the Company’s common stock continuously for at least three years, may nominate and include in the Company’s proxy materials candidates for election as directors of the Company. Such shareholder(s) or group(s) of shareholders may nominate up to the greater of two individuals or 20% of the Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the By-Laws and comply with the other procedural requirements of our Corporate Governance Guidelines. Please also see Section 14(a) of Article 3 of our By-Laws for details regarding the nomination of a Director candidate through the Advance Notice Process which is separate from a proxy access nomination. Information regarding these procedures for nominations by shareholders will be provided upon request to our Corporate Secretary.

Communications with Directors

A shareholder or other interested person who wishes to contact the Chairman, the Lead Independent Director or the non-employee or independent directors as a group may do so by addressing his or her correspondence to the Chairman, the Lead Independent Director or such directors, c/o Corporate Secretary, Avon Products, Inc., 1 Avon Place, Suffern, NY 10901. All correspondence addressed to a director or group of directors will be forwarded to that director or group of directors.

Certain Legal Proceedings

There are no material legal proceedings to which any of our directors, executive officers, or beneficial owners of more than 5% of the outstanding shares of Avon common stock, or any affiliate thereof, is a party adverse to us or has a material interest adverse to us.

Compensation and Management Development Committee Interlocks and Insider Participation

No member of our Board’s Compensation and Management Development Committee has served as one of our officers or employees at any time. None of our executive officers served during 2018 as a member of the board of directors or as a member of a compensation committee of any other company that has an executive officer serving as a member of our Board of Directors or Compensation and Management Development Committee.

20	AVON 2019 Proxy Statement

DIRECTOR COMPENSATION

The following table discloses compensation received by our non-employee directors during 2018.

Director	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)[2]	All Other Compensation ($)[3]	Total ($)
Jose Armario	91,000	115,000	61	206,061
W. Don Cornwell[6]	203,000	115,000	15,561	333,561
Chan W. Galbato[4,6]	231,000	115,000	61	346,061
Nancy Killefer	93,000	115,000	61	208,061
Susan J. Kropf	81,000	115,000	61	196,061
Steven F. Mayer[4,5]	18,750	-	15	18,765
Helen McCluskey	90,000	115,000	61	205,061
Andrew G. McMaster, Jr.	90,000	115,000	41	205,041
James A. Mitarotonda	56,000	115,000	41	171,041
Charles H. Noski[5]	25,000	-	15,526	40,526
Cathy D. Ross[5]	25,000	-	26	25,026
Michael F. Sanford[4]	87,000	115,000	61	202,061
Lenard Tessler[4]	56,250	125,178	51	181,479

1

This column represents the amount of cash compensation earned in 2018 (including any deferred amounts) for Board and Board Committee service. For 2018, only Mr. Armario and Ms. Ross elected to defer any such amounts. See “Annual Retainer Fees” below for details.

2

For non-employee directors (other than the Cerberus-appointed directors) who were elected to the Board of Directors at the 2018 Annual Meeting to serve until the next Annual Meeting, stock awards consist of 61,170 service-based restricted stock units (“Service-based RSUs” or “RSUs”), which were granted on May 16, 2018 as part of the annual retainer for non-employee directors. The aggregate grant date fair value of the RSUs is shown in the column and was determined based on the grant date fair value in accordance with FASB ASC Topic 718. See also Note 13 in the Notes to the Consolidated Financial Statements contained in our Form 10-K for 2018 for a description of our share-based awards. In lieu of the annual RSU awards that other non-employee directors received on May 16, 2018, each of the Cerberus-appointed directors was granted 61,170 phantom stock units (i.e., a contractual right to cash of the value of such units as of the date of vesting) as part of their annual retainers. Mr. Tessler also received an additional pro-rata award of 5,414 phantom stock units on May 16, 2018 for commencing service during the prior term (i.e., March and April 2018). Directors whose service ended prior to the 2018 Annual Meeting were not awarded any stock awards in 2018.

3

This column includes payments of life and business travel accident insurance premiums and matching contributions made pursuant to the Avon Foundation Matching Gift Program. Non-employee directors were eligible to participate in the Avon Foundation’s U.S. Associate Matching Gift Program on the same terms as Avon Products, Inc. employees. Under this program, the Avon Foundation matched a non-employee director’s contribution to a charitable organization up to $15,500 attributable to each calendar year. This program ceased in May 2018. This column includes the following amounts for matches to charitable organizations: Mr. Cornwell $15,500 and Mr. Noski $15,500.

4	All annual retainer fees payable to Messrs. Galbato, Mayer, Sanford, and Tessler were paid by the Company directly to Cerberus Capital Management, L.P. at the direction of these directors.

5

Mr. Mayer resigned from the Board in March 2018. Mr. Noski and Ms. Ross chose not to stand for re-election at the 2018 Annual Meeting of Shareholders, and therefore their service as board members ended in May 2018.

6

A fee of $150,000 payable to Mr. Galbato for his service as non-executive Chairman of the Board was paid in accordance with note 4 above. Mr. Cornwell received a fee of $100,000 for his service as Lead Independent Director.

AVON 2019 Proxy Statement	21

Annual Retainer Fees

Directors who are employees of Avon Products, Inc., or any of our subsidiaries, receive no additional remuneration for services as a director. As in prior years, in 2018 each non-employee director was entitled to an annual retainer of $190,000, consisting of $75,000 in cash plus an annual grant of RSUs having a market value as of the date of grant of approximately $115,000 based on the closing price of our common stock on the date of grant. Pursuant to the Avon Products, Inc. Compensation Plan for Non-Employee Directors (the “Non-Employee Director Compensation Plan”), annual RSU awards are granted on the same date as the Annual Meeting of Shareholders and vest on the date of the next Annual Meeting of Shareholders, provided that such non-employee director has served as a member of the Board for the entirety of his or her annual term, and provided further that the Non-Employee Director Compensation Plan provides that the Board may accelerate vesting of the annual RSU grant in the event a non-employee director’s Board service ceases involuntarily and without cause or in the event of a similar cessation of Board service. Vested RSUs are settled upon a director’s departure from the Board. A non-employee director is entitled to receive dividend equivalent payments (to the extent any dividends on common stock are declared and paid) on RSUs but does not have the right to vote RSUs until settlement.

Additionally, directors elected by Cerberus Investor pursuant to the terms of the Series C Preferred Stock and the Investor Rights Agreement are entitled to be compensated for their services in the same amounts described above. However, each of these directors’ compensation that would otherwise be in the form of an annual RSU award is instead in the form of phantom stock units (i.e., a contractual right to receive an amount in cash equal to the value of such units as of the date of vesting) in an amount equal to the value of the other non-employee directors’ RSU awards as of the date of vesting, and is paid upon vesting.

In addition to the annual Board retainer, during 2018 the non-executive Chairman and Lead Independent Director received additional fees of $150,000 and $100,000, respectively. Furthermore, the Company paid an additional $10,000 retainer for service on the Audit Committee and an additional $6,000 retainer for service on each of the other Board committees. In 2018, the chair of the Audit Committee received an additional fee of $30,000, the chair of the Compensation and Management Development Committee received an additional fee of $9,000, and the chair of each other Committee received an additional fee of $6,000. At certain times, we provide directors with complimentary Avon products, such as samples of new product launches.

Pursuant to the Board of Directors of Avon Products, Inc. Deferred Compensation Plan, non-employee directors may elect to defer all or a portion of their cash retainer fees into a stock account or cash account. The amounts deferred into the stock account increase or decrease in value proportionately with the price of Avon’s common stock. In line with this, the amounts deferred into the cash account, inclusive of accumulated interest, earn interest equal to the prime rate.

Stock Ownership Guideline

The Board of Directors has adopted a stock ownership guideline which requires non-employee directors to own shares of our common stock having a value equal to or greater than $350,000 within five years from the date of their election to the Board. The Board may waive this stock ownership guideline for any director if the receipt of equity awards or the ownership of Company common stock by such director would violate any policies or procedures to which such director is subject in connection with his or her employment. In line with this, the stock ownership guideline has been waived for Messrs. Galbato, Sanford, and Tessler. All other current directors are working toward attaining the required ownership level.

Role of the Nominating and Corporate Governance Committee

The Nominating Committee is responsible for periodically reviewing and making recommendations to the full Board regarding the compensation of non-employee directors. In making its recommendations, the Nominating Committee typically considers:

•	the form and amount of compensation necessary to attract and retain individuals who are qualified to serve on the Board and to align the interests of the directors with those of shareholders;

•	the non-employee director compensation practices of other companies to assist it in the development of the compensation program and practices for our non-employee directors;

•	the impact on the perceived independence of the directors of compensation in excess of customary amounts and of indirect compensation; and

•	the advice of independent consultants retained from time to time by the Nominating Committee (whom the Nominating Committee did not retain in 2018).

During 2017, Pay Governance LLC (“Pay Governance”) provided independent compensation consulting services to the Nominating Committee on various director compensation matters including, but not limited to, retainers, chair fees, equity-based compensation, non-employee chairperson and lead director compensation, and stock ownership guidelines. Pay Governance conducted analysis and delivered presentations to the Nominating Committee regarding current and prospective director compensation matters. Pay Governance is engaged by and reports directly to the Nominating Committee for the services regarding director compensation and consults directly with the Chair of the Nominating Committee. The Nominating Committee has the sole authority to retain and terminate Pay Governance for these services and to review and approve Pay Governance’s fees for these services and other terms of the engagement. See page 51 for information regarding Pay Governance’s independence. The Nominating Committee did not retain Pay Governance’s services in 2018.

22	AVON 2019 Proxy Statement

EXECUTIVE OFFICERS

The executive officers of the Company as of the date hereof are listed below. Executive officers are generally designated by the Board at its first meeting following the Annual Meeting of Shareholders or in connection with the appointment to his or her role. Each executive officer holds office until the first meeting of the Board of Directors following the next Annual Meeting of Shareholders or until his or her successor is elected, except in the event of death, resignation, removal or the earlier termination of his or her term of office.

Name	Title	Age	Year Designated Executive Officer
Jan Zijderveld	Chief Executive Officer	54	2018
Gustavo Arnal*	Executive Vice President, Chief Financial Officer	49	2019
Miguel Fernandez	Executive Vice President, Global President	47	2017
Jonathan Myers	Executive Vice President, Chief Operating Officer	49	2017
James E. Thompson**	Senior Vice President, General Counsel	58	2017
Vikram Agarwal	Senior Vice President & Chief Supply Chain Officer	54	2019
Kay Yukako Nemoto	Senior Vice President, Chief Strategy and HR Officer	47	2019
Laura Barbrook	Vice President, Corporate Controller (Principal Accounting Officer)	45	2018

* On December 13, 2018 the Company announced that Gustavo Arnal was appointed Executive Vice President and Chief Financial Officer (“CFO”), effective during Spring 2019. Mr. Arnal is expected to begin his employment and service as CFO on May 1, 2019.

**James E. Thompson’s last day of employment is expected to be effective no later than April 2019.

Jan Zijderveld joined Avon as Chief Executive Officer and was appointed to the Board of Directors in February 2018. He joined Avon after 30 years with Unilever N.V./PLC, where he rose to serve as a member of the Executive Committee and President of Unilever’s European business in 2011. In this position, Mr. Zijderveld oversaw 25,000 employees and operations in 34 countries. Prior to that, he served in a number of leadership roles, including Executive Vice President of Unilever, South East Asia & Australasia from 2008 to 2011 while also acting as Non-Executive Chairman of Unilever’s listed Indonesian business, and CEO of Unilever, Middle East and North Africa (MENA) from 2005 to 2008. Earlier in his career, he served in numerous leadership positions across Europe, Australia and New Zealand in general management, marketing, sales and distribution.

Gustavo Arnal is expected to begin his employment and service as Avon’s Executive Vice President, Chief Financial Officer on May 1, 2019. Prior to joining Avon, he served as Senior Vice President, CFO of International Divisions and Global Functions for Walgreens Boots Alliance (WBA) since July 2017. Prior to joining WBA, Mr. Arnal worked for over twenty years at Procter & Gamble (P&G), holding multiple executive roles including Vice President and CFO of the India, Middle East and Africa region from 2014 to 2017.

Miguel Fernandez has been Avon’s Global President since August 2017. Prior to joining Avon, Mr. Fernandez spent nearly 10 years at Herbalife, Ltd., where he advanced through a series of senior operating positions with increasing responsibility. He served as Executive Vice President for the Americas and Worldwide Member Operations from December 2013 to June 2017. From July 2009 to November 2013, he was Senior Vice President and Managing Director Mexico and prior to that he was Vice President Finance and Distributor Operations. Prior to joining Herbalife, Mr. Fernandez was Chief Financial Officer at OCC Mundial and also served as Business Controller and Business Development for Microsoft in Mexico. His earlier career included roles in investment banking at JPMorgan Chase and financial management at Procter & Gamble (P&G).

Jonathan Myers has been Avon’s Executive Vice President, Chief Operating Officer since September 2017. Prior to joining Avon, Mr. Myers served as Vice President, Western European Markets and Managing Director, UK and Ireland for Kellogg Company from January 2012 to July 2016. Prior to joining Kellogg, Mr. Myers spent twenty years at Procter & Gamble (P&G) serving in various leadership roles for businesses spanning Europe, Asia and Latin America, including General Manager, Oral Care and Feminine Care, Greater China.

James E. Thompson has been Avon’s Senior Vice President, General Counsel since August 2017 and also served as Chief Ethics & Compliance Officer until February 2019. Prior to joining Avon, Mr. Thompson spent nine years at Chiquita Brands International, Inc. as Executive Vice President, General Counsel and Secretary from 2006 to 2015. Prior to that, he was Group Vice President and General Counsel to McLeodUSA from 2003 to 2006 and prior to that he served as Director, International Legal to Alticor Inc., the parent company of Amway Corporation from 1995 to 2002. Mr. Thompson began his career as an attorney at Jones Day where he gained significant experience working on U.S. and international antitrust and corporate law matters.

AVON 2019 Proxy Statement	23

Vikram Agarwal has been Avon’s Senior Vice President & Chief Supply Chain Officer since February 2019. Prior to joining Avon, Mr. Agarwal spent thirty years at Unilever, where he advanced through a series of senior positions in operations and supply chain in various roles around the world. His last role was as Executive Vice President, Supply Chain Unilever from August 2016 to January 2019, and prior to that from August 2013 to August 2016 he was the Group Vice President, Global Home Care Supply Chain.

Kay Yukako Nemoto has been Avon’s Senior Vice President, Chief Strategy and HR Officer since February 2019. Prior to that, Ms. Nemoto served on secondment with Avon from Cerberus Operations & Advisory Company (COAC) as part of strategic partnership since July 2017. Prior to joining Avon, Ms. Nemoto served as Operating Executive, for COAC since February 2015. Earlier in her career, Ms. Nemoto spent over 23 years in banking, consultancy and advisory roles at companies including Ernst & Young and Alix Partners, including as Director, Operational Transaction Services with Ernst & Young from July 2011 to June 2014.

Laura Barbrook has been Avon’s Vice President, Corporate Controller since September 2017 and was elected the Company’s Principal Accounting Officer in January 2018. Prior to joining Avon, Dr. Barbrook was Group Financial Controller at Travelex beginning in 2013. Earlier in her career, she worked for Rio Tinto and Ernst & Young in finance and control roles.

24	AVON 2019 Proxy Statement

OWNERSHIP OF SHARES

The following table shows information for beneficial owners of more than 5% of the outstanding shares of Avon common stock, as set forth in recent filings with the SEC. Beneficial ownership is determined in accordance with SEC rules. In computing a person’s percentage ownership of common stock, shares of common stock into which shares of Avon’s Series C Preferred Stock are convertible are deemed to be outstanding and beneficially owned only with respect to the person exercising voting and dispositive power over such shares of Series C Preferred Stock, as described in more detail in footnote 1 to the following table.

Name and Address	Amount and Nature of Beneficial Ownership Of Common Stock	Percent of Class
Stephen Feinberg, Cerberus Investor and Avatar GP, LLC[1] 875 Third Avenue, 11th Floor New York, New York 10022	87,051,524	16.44%
BlackRock, Inc. [2] 55 East 52nd Street New York, NY 10055	44,642,763	10.09%
Miller Value Partners, LLC, William H. Miller III Living Trusts[3] One South Street, Suite 2550 Baltimore, MD 21202	35,578,463	8.04%

1

In its Schedule 13D filed on March 11, 2016 with the SEC, each of Stephen Feinberg, Cerberus Investor and Avatar GP, LLC reported that each may be deemed to beneficially own 435,000 shares of the Company’s Series C Preferred Stock, which represents 100% of the outstanding Series C Preferred Stock and was convertible into 87,000,000 shares of the Company’s common stock as of March 1, 2016. Such shares are held by Cerberus Investor. Mr. Feinberg exercises sole voting and sole dispositive power over all securities held by Cerberus Investor. The percentage of class noted in the table is on an as-converted basis. Stephen Feinberg is the president, sole director and sole shareholder of Craig Court, Inc., the managing member of Craig Court GP, LLC, which is the general partner of Cerberus Capital Management, L.P. As set forth in further detail on page 29, Cerberus Investor is required to vote its shares of Series C Preferred Stock and common stock in favor of (i) each director nominated to the Board, (ii) the Company’s “say-on-pay” proposal and any other approved equity compensation proposals and (iii) the ratification of the Company’s independent registered public accounting firm. In its Form 4 filed on March 4, 2016 with the SEC, each of Mr. Feinberg, Cerberus Investor and Avatar GP, LLC reported that each may be deemed to own an additional 51,524 shares of the Company’s common stock as of March 31, 2016 as a result of accrued and unpaid dividends on such date.

2

In its Schedule 13G/A filed March 8, 2019 with the SEC, BlackRock, Inc. (“BlackRock”) reported the beneficial ownership of 44,642,763 shares on behalf of itself and the following subsidiaries: BlackRock (Netherlands) B.V.; BlackRock Asset Management Canada Limited; BlackRock Asset Management Ireland Limited; BlackRock Asset Management Schweiz AG; BlackRock Fund Advisors; BlackRock Institutional Trust Company, National Association; BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (UK) Limited; BlackRock Investment Management, LLC; and BlackRock Life Limited. BlackRock reported that it had sole voting power with respect to 44,357,033 shares, shared voting power with respect to no shares, sole dispositive power with respect to 44,642,763 shares, and shared dispositive power with respect to no shares.

3

In its Schedule 13G filed on February 11, 2019 with the SEC, William H. Miller III Living Trust reported the beneficial ownership of 35,578,463 shares, sole voting power with respect to 7,166,850 shares, shared voting power with respect to 28,411,613 shares, sole dispositive power with respect to 7,166,850 shares, and shared dispositive power with respect to 28,411,613 shares. Miller Value Partners, LLC, reported the beneficial ownership of 28,411,613 shares, sole voting power with respect to no shares, shared voting power with respect to 28,411,613 shares, sole dispositive power with respect to no shares, and shared dispositive power with respect to 28,411,613 shares.

AVON 2019 Proxy Statement	25

The following table sets forth certain information as of March 1, 2019 regarding the beneficial ownership of our common stock by each director, named executive officer (“NEO”—those officers listed in the Summary Compensation Table), and all of our directors and executive officers as a group. Total shares beneficially owned by directors, NEOs and executive officers individually represent less than 1% of Avon’s outstanding shares of common stock. Total shares beneficially owned by directors, NEOs and executive officers as a group represent 1.95% of Avon’s shares of common stock.

Name	Shares of Common Stock[1]	Stock Options Currently Exercisable or Exercisable within 60 Days	Total Number of Shares Beneficially Owned	Restricted Stock Units[2]	Total
Jose Armario	18,215	0	18,215	113,621	131,836
W. Don Cornwell	14,483[4]	0	14,483	173,847	188,330
Miguel Fernandez	100,000	202,612	302,612	243,134	545,746
Chan W. Galbato[7]	0	0	0	0	0
Nancy Killefer	0	0	0	154,270	154,270
Susan J. Kropf	169,861	0	169,861	139,870	309,731
Helen McCluskey	0	0	0	153,425	153,425
Sheri McCoy[3]	658,687	2,310,000	2,968,687	0	2,968,687
Andrew G. McMaster, Jr.	0	0	0	61,170	61,170
James A. Mitarotonda	4,167,259[5]	0	4,167,259	61,170	4,228,429
Jonathan Myers	0	141,189	141,189	169,427	310,616
Michael F. Sanford[7]	0	0	0	0	0
Lenard B. Tessler[7]	0	0	0	0	0
James E. Thompson	0	129,684	129,684	155,620	285,304
James Wilson	0	266,017	266,017	216,113	482,130
Jan Zijderveld	250,000	227,800	477,800	600,000	1,077,800
19 directors, NEOs and executive officers as a group	5,378,505[6]	3,292,563	8,671,068	2,346,416	11,017,484

1	Shares reflect sole voting and investment power except as otherwise noted.

2

The numbers in this column include unvested Service-based RSUs and Service-based RSUs that have become vested but are not yet settled, and which therefore do not afford the holder voting or investment power. Performance RSUs held by executive officers, which will vest only if certain financial goals are met, have not been included and do not afford the holder voting or investment power.

3	Shares reflect amount of common stock ownership upon the date of Ms. McCoy’s departure from the Company.

4	Includes 9,563 restricted shares for which the director has sole voting but no investment power and 600 shares held in the name of a family member.

5

Amount includes 4,057,105 shares beneficially owned by Barington Companies Equity Partners, L.P. (“Barington Companies”), 101,821 shares beneficially owned by Barington Companies Investors, LLC (“Barington Investors”) and 8,333 shares held directly. Each of Barington Companies and Barington Investors may be deemed to have sole power to vote and dispose of the shares it beneficially owns. Mr. Mitarotonda is the sole stockholder and director of LNA Capital Corp. (“LNA”), which is the general partner of Barington Capital Group, L.P. (“Barington Capital”), which is the majority member of Barington Investors. Barington Investors is the general partner of Barington Companies. Barington Investors may be deemed to have sole power to vote and dispose of the shares owned by Barington Companies. In addition, Mr. Mitarotonda, LNA and Barington Capital each may be deemed to have sole power to vote and dispose of the shares owned by Barington Companies and Barington Investors. Mr. Mitarotonda disclaims beneficial ownership of any such shares except to the extent of his pecuniary interest therein.

6	Includes shares as to which beneficial ownership is shared with others.

7	Cerberus policy prohibits its employees from personally owning stock in the companies of which they are board members.

26	AVON 2019 Proxy Statement

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures

We have policies and procedures for the review, approval and ratification of “related person” transactions as defined under the rules and regulations of the Securities Exchange Act of 1934, as amended.

Under the written charter of the Audit Committee, related person transactions are subject to the review, evaluation and, as appropriate, approval or ratification of the transaction, by the Committee. The Committee considers any such related person transactions in a manner that best serves the interests of the Company and the interests of our shareholders.

In addition, our Code of Conduct (the “Code”), which is available on our Company website (www.avonworldwide.com) under “Our Values”, prohibits all conflicts of interest. Under the Code, conflicts of interest occur when personal, private or family interests interfere in any way, or even appear to interfere, with the interests of the Company. The Company also has a written global conflicts of interest policy for employees, including executive officers, which provides procedures and guidelines for addressing such matters. Under the policy, actual conflicts of interest are prohibited, and the appearance of a conflict necessitates the review and prior approval, as appropriate, by certain members of management.

We have multiple processes for identifying related person transactions and conflicts of interest. We annually distribute a questionnaire to our executive officers and members of the Board requesting certain information regarding, among other things, their immediate family members and employment and beneficial ownership interests, which information is then reviewed for any related person transactions and conflicts of interest. In addition, we periodically survey our global finance function, including accounts payable, for any amounts paid to any of our directors, executive officers or 5% shareholders, and certain of such persons’ affiliates. The global ethics & compliance function undertakes a regular survey of employees, including executive officers, which asks specific questions regarding conflicts of interest, and requires certification of compliance with the Code.

We also have other policies and procedures regarding related person transactions and conflicts of interest. For example, our Corporate Governance Guidelines, which are available on the Corporate Governance tab of our investor website (investor.avonworldwide.com), require that the Board assess the independence of its non-employee directors at least annually, including a requirement that it determine whether or not any such directors have a material relationship with us, either directly or indirectly, as defined therein and as further described under “Information Concerning the Board of Directors—Director Independence” on page 18. In addition, we maintain a number of controls and procedures, including a written global policy, for the proper review and approval of contracts and other financial commitments.

Transactions with Related Persons

Upon the completion of the Series C Preferred Stock investment in Avon on March 1, 2016 (as further described below), Cerberus Investor, an affiliate of Cerberus Capital Management, L.P., became a related person by virtue of obtaining beneficial ownership of approximately 16.6% of the voting rights of the Company’s common stock on an as-converted basis at the time of the investment. In connection with the Series C Preferred Stock investment, we participated in several other transactions with Cerberus Investor and one or more of Cerberus’ affiliates, all of which were reviewed and approved by the Board as in the best interests of the Company and its shareholders. The Audit Committee determined that no further action was required by it with respect to these transactions under its written charter, since these transactions were previously reviewed and approved by the Board prior to the completion of such transactions and prior to the time any of the Cerberus Investor-designated directors joined the Board. Since March 1, 2016, the Audit Committee has reviewed, evaluated and, as appropriate, approved or ratified any new related party transactions or modifications to previously disclosed related party transactions between the Company and Cerberus Investor or one or more of its affiliates. The Company may participate in additional transactions with Cerberus Investor or one or more of Cerberus’s affiliates in the future, which would be subject to the policies and procedures described above, as appropriate.

Separation of North America Business

On March 1, 2016, Cleveland NA Investor LLC (an affiliate of Cerberus) contributed $170 million of cash into New Avon LLC (“New Avon”) in exchange for 80.1% of its membership interests, and we contributed (i) assets primarily related to our North America business (including approximately $100 million of cash, subject to certain adjustments), (ii) certain assumed liabilities of our North America business and (iii) the employees of our North America business into New Avon and retained 19.9% of New Avon’s membership interests. The Company and certain of its subsidiaries entered into the following agreements with New Avon in connection with the closing of the Series C Preferred Stock investment and the separation of our North America business on March 1, 2016 and the establishment of New Avon as a standalone North America operating entity.

•

Transition Services Agreements. The Company and New Avon entered into both a Transition Services Agreement and a Reverse Transition Services Agreement pursuant to which the Company and New Avon provide each other with certain services, including related to sourcing and supply chain, treasury and financial shared services, human resources, technology, sales, legal and global packaging, for initial service periods of up to 24 months. In connection with these agreements, the Company received approximately $3.1 million from New Avon and paid New Avon approximately $0.2 million, in each case, in fiscal year 2018. These agreements have expired.

AVON 2019 Proxy Statement	27

•

Intellectual Property Agreements. The Company, certain of its subsidiaries and New Avon entered into an Intellectual Property License Agreement pursuant to which the Company and certain of its subsidiaries licensed to New Avon certain intellectual property rights that the Company and certain of its subsidiaries used in the conduct of the North America business prior to the separation. The Company and New Avon also entered into a Technical Support and Innovation Agreement pursuant to which the Company provided New Avon with certain beauty product development services through December 31, 2018. In connection with these agreements, the Company received approximately $2.5 million from New Avon in fiscal year 2018. The Company and New Avon are in the process of negotiating a new Technical Support and Innovation Agreement. The Company expects to receive a minimum of approximately $0.5 million from New Avon in fiscal year 2019.

•

Supply Agreements. The Company, certain of its subsidiaries and New Avon entered into a Manufacturing and Supply Agreement (“MSA”) pursuant to which the Company and certain of its subsidiaries, on the one hand, and New Avon, on the other hand, manufacture and supply certain products to each other for an initial term through December 31, 2018. In connection with this agreement, the Company received approximately $25.7 million from New Avon and paid New Avon approximately $2.8 million, in each case in fiscal year 2018. To date, the parties have not entered into a new agreement but have continued to operate under the MSA. For fiscal year 2019, the Company expects to receive approximately $24.4 million from New Avon and to pay New Avon approximately $2.7 million.

•

Real Estate Agreements. The Company and New Avon entered into a Real Estate License Agreement pursuant to which the Company provided New Avon space at the Company’s offices in Rye, NY. In connection with this agreement, the Company received approximately $0.5 million from New Avon in fiscal year 2018. As the Real Estate License Agreement expired in 2018, the Company will receive no additional revenue under this agreement.

Preferred Stock Investment

On March 1, 2016, we issued and sold to Cerberus Investor 435,000 shares of newly issued Series C Preferred Stock for an aggregate purchase price of $435 million pursuant to an Investment Agreement among the Company, New Avon and Cerberus Investor. The Series C Preferred Stock ranks senior to the shares of our common stock with respect to dividend rights and rights on the distribution of assets on any liquidation, dissolution or winding up of our affairs. The Series C Preferred Stock has a liquidation preference of $1,000 per share, representing an aggregate liquidation preference of $435 million upon issuance. Holders of Series C Preferred Stock are entitled to participate on an as-converted basis in any cash dividends paid to the holders of shares of the Company’s common stock. In addition, cumulative preferred dividends accrue daily on the Series C Preferred Stock and are payable at a rate of 1.25% per quarter (net of any dividends on the Company’s common stock and subject to increase up to a maximum rate of 5.00% per quarter if the Company breaches certain obligations). Except to the extent not otherwise previously paid by the Company, preferred dividends are payable on the seventh anniversary of the issuance date of the Series C Preferred Stock as and when declared by the Board of Directors and at the end of each quarter thereafter. Accrued and unpaid preferred dividends may be paid, at the Company’s option, (i) in cash, (ii) subject to certain conditions, in shares of the Company’s common stock or (iii) upon conversion of shares of Series C Preferred Stock, in shares of the Company’s non-voting, non-convertible Series D Preferred Stock, par value $1.00 per share (the “Series D Preferred Stock”). Any such shares of Series D Preferred Stock issued would have similar preferential rights.

Series C Preferred Stock is convertible at the option of the holders at any time into shares of the Company’s common stock at an initial conversion price of $5.00 per share, which equals an initial conversion rate of 200 shares of the Company’s common stock per share of Series C Preferred Stock, subject to certain anti-dilution adjustments. If at any time the volume weighted average price of the common stock exceeds $10.00 per share (subject to certain anti-dilution adjustments) for a period of 30 consecutive trading days, the Company may cause all of the Series C Preferred Stock to be converted into shares of common stock based on the then applicable conversion price.

Holders of Series C Preferred Stock are entitled to vote generally with the holders of common stock on an as-converted basis. Holders of Series C Preferred Stock will also be entitled to a separate class vote with respect to (i) amendments to the Company’s organizational documents that have an adverse effect on the Series C Preferred Stock, (ii) issuances by the Company of securities that are senior to, or equal in priority with, the Series C Preferred Stock or (iii) the delisting of the Company’s common stock, other than in connection with a change of control event.

Upon certain change of control events involving the Company, holders of Series C Preferred Stock can require the Company to repurchase the Series C Preferred Stock for an amount equal to the greater of (i) an amount in cash equal to 100% of the liquidation preference thereof plus all accrued but unpaid dividends or (ii) the consideration the holders would have received if they had converted their shares of Series C Preferred Stock into common stock immediately prior to the change of control event.

28	AVON 2019 Proxy Statement

Pursuant to an Investor Rights Agreement between the Company and Cerberus Investor, the Company reduced the size of the Board from twelve directors to eleven directors and granted Cerberus Investor certain minority rights relating to Board representation and other matters. Pursuant to the amendment to the Company’s Certificate of Incorporation classifying the Series C Preferred Stock and the Investor Rights Agreement, Cerberus Investor will continue to be entitled to elect: (i) three directors to the Board, so long as Cerberus Investor continues to beneficially own shares of Series C Preferred Stock and/or shares of common stock that represent, on an as-converted basis, at least 75% of Cerberus Investor’s initial shares of Series C Preferred Stock on an as-converted basis, (ii) two directors to the Board, so long as Cerberus Investor continues to beneficially own shares of Series C Preferred Stock and/or common stock that represent, on an as-converted basis, at least 50% but less than 75% of Cerberus Investor’s initial shares of Series C Preferred Stock on an as-converted basis (the “50% Ownership Requirement”) and (iii) one director to the Board, so long as Cerberus Investor continues to beneficially own shares of Series C Preferred Stock and/or common stock that represent, on an as-converted basis, at least 25% but less than 50% of Cerberus Investor’s initial shares of Series C Preferred Stock on an as-converted basis (the “25% Ownership Requirement”). Until Cerberus Investor no longer meets the 50% Ownership Requirement, Cerberus Investor has the right to select the director to be appointed as the Chairman of the Board. Until Cerberus Investor no longer meets the 25% Ownership Requirement, subject to certain exceptions and to satisfaction by such director designees of independence and other customary qualifications, Cerberus Investor has the right to have one of its director designees serve on each committee of the Board. The Investor Rights Agreement also contemplated the creation of the new Lead Independent Director of the Board, which role has certain customary rights and responsibilities identified in our By-Laws.

Subject to maintaining certain levels of beneficial ownership of Series C Preferred Stock and/or common stock, Cerberus Investor has consent rights over certain actions taken by the Company, including increasing the size of the Board, reinstating the Company’s quarterly common stock dividend and incurring indebtedness in excess of certain thresholds. Subject to maintaining certain levels of beneficial ownership of Series C Preferred Stock and/or common stock and certain other factors, Cerberus Investor is required to vote its shares in favor of (i) each director nominated to the Board by the Board, (ii) the Company’s “say-on-pay” proposal and any other equity compensation proposals approved by the Compensation and Management Development Committee of the Board and (iii) ratification of the Company’s independent registered public accounting firm.

Cerberus Investor and its affiliates are subject to certain standstill restrictions, including that Cerberus Investor and its affiliates are restricted from acquiring additional securities of the Company in excess of a certain percentage, subject to certain exceptions. The standstill restrictions will terminate upon the occurrence of certain events, including upon the earlier of the date on which (i) Cerberus Investor no longer meets the 25% Ownership Requirement and (ii) the 25% Ownership Requirement remains satisfied (and the 50% Ownership Requirement is not satisfied), no Cerberus Investor designee serves on the Board and Cerberus Investor has irrevocably waived its director nomination and consent rights.

Pursuant to the Investor Rights Agreement, Cerberus Investor and its affiliates have (i) certain customary registration rights with respect to Series C Preferred Stock, Series D Preferred Stock, Conversion Common Stock and shares of common stock issued pursuant to the terms of the Series C Preferred Stock, Series D Preferred Stock or the Investor Rights Agreement and (ii) certain customary preemptive rights with respect to the issuance of equity securities by the Company. On October 11, 2016, the Company filed a registration statement on Form S-3ASR with the SEC registering for sale by Cerberus Investor 435,000 shares of Series C Preferred Stock, 142,800 shares of Series D Preferred Stock and 113,311,940 shares (plus an additional unspecified number) of common stock. As of the date of this filing, Cerberus Investor had not made any sales in reliance on such Form S-3ASR. In accordance with the Company’s policies, due to potential conflicts of interest, the Series C Designees recused themselves from Board and committee votes concerning this Form S-3ASR.

Other Agreements

Since 2016, the Company has entered into agreements with an affiliate of Cerberus Investor, which provide for the secondment of Cerberus Investor affiliate personnel to the Company’s project management team responsible for assisting with the execution of the Transformation Plan announced in January 2016 and the Open Up Avon Strategy announced in September 2018. For fiscal year 2018, the Company paid approximately $1.2 million under these agreements to an affiliate of Cerberus Investor and for fiscal year 2019, the Company expects to pay approximately $1.2 million.

As part of the separation of our North America business in 2016, the Company was required to issue credit support, in the form of letters of credit, for New Avon’s payment obligations under an equipment lease for assets that were transferred to New Avon. On January 31, 2019, the Audit Committee approved the extension of such letters of credit (from September 2020 through June 2022), in support of New Avon’s payment obligations under its expected refinanced equipment lease for those assets. The expected amount to maintain the letters of credit during 2019 is approximately $360,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and greater than 10% shareholders to file certain reports with respect to beneficial ownership of our equity securities. Based solely on a review of copies of reports furnished to us, or written representations that no reports were required, we believe that during 2018 all Section 16 reports that were required to be filed were filed on a timely basis.

AVON 2019 Proxy Statement	29

EXECUTIVE COMPENSATION

The Executive Compensation Section is organized as follows:

30	AVON 2019 Proxy Statement

LETTER FROM THE COMMITTEE CHAIR

Dear Fellow Shareholders:

We are eager to realize the benefits of the many significant efforts we have undertaken over the past year, including the hiring of a new Chief Executive Officer (“CEO”) and several other members of our senior team, the development of our Open Up Strategy and the ongoing review of options to reposition Avon for profitable growth.

The Compensation and Management Development Committee (the “Committee”) continues to work with the Board of Directors (the “Board”) to ensure compensation plans are motivational for our executives while driving business objectives and creating alignment with shareholder return. In our discussions with shareholders, the feedback on our executive compensation programs was supportive. The primary concern of our shareholders is the lack of operational, financial and stock price performance improvements.

Over the course of 2018 and early in 2019, we made important organizational steps to address these challenges, including:

•	Hiring Jan Zijderveld as our CEO; and

•	Making a number of changes to the senior leadership team to focus our investment in talent on key functions and operations.

Despite a very productive 2018, including the development of our Open Up Strategy, senior leadership reorganization, and ongoing transformation, our financial, operating and stock price results for 2018 were disappointing and not reflective of the performance objectives the Committee and the Board established.

The Committee reviewed the Company’s compensation programs during 2018 and affirmed their alignment with shareholders, through many factors, including:

•

Our CEO’s target annual compensation opportunity is below the median of our peer group, which is consistent with our performance and our share usage. We redefined our peer group in 2017 to better reflect our smaller revenue scope

•	Our CEO’s annual and long-term incentive opportunity is entirely performance-based and at-risk

•	Our named executive officers (“NEOs”) have, on average, approximately 75% of their total compensation tied to performance and at-risk

•

None of our executives earned a cash annual incentive award for 2018 as a result of the Company not meeting our performance goals (other than an employment inducement award to our new CEO of a one-time minimum 2018 annual incentive of 50% of target)

•

66% of the performance-based restricted stock units (”Performance RSUs”) awards granted in 2016 that were eligible to vest in early 2019 based on our relative total shareholder return (“TSR”) performance were forfeited due to underperformance.

For 2019, we continue our commitment to improved financial and operating performance and tying executive compensation opportunities to the achievement of our goals. The Committee is also mindful that retention and attraction of key talent is challenging in light of significant headwinds and several years of low – and for 2018, zero – annual bonus payouts. For 2019:

•

The annual incentive opportunity will continue to be tied to four objective measures of performance, equally weighted: revenue growth, adjusted operating profit, cash flow from operations and Representative health.

•

Our long-term incentive program will measure annual relative TSR performance but only provide for vesting upon completion of the full three years of performance. We made other changes to our equity incentive awards to make them even more motivational and shareholder aligned, including creating immediate focus on 2019 share price improvement and limiting the number of shares delivered until share price recovers. (See pages 38 through 40)

•

Recognizing the urgency of improving our operating results in 2019, we will provide additional long-term incentive (“LTI”) opportunity within our 2019 LTI program through the addition of “turnaround LTI performance awards”, which will provide additional emphasis on achieving our business plan and implementing our strategy. We awarded these Performance RSUs that are only eligible for vesting upon attainment of specific performance objectives during 2019. Any provisionally earned shares must be held for an additional two years to align executives with shareholders as we continue to transform the business.

Finally, we are requesting your approval of an increase to the share reserve under the Amended and Restated 2016 Omnibus Incentive Plan. Equity comprises the majority of our senior executives’ compensation opportunity and is granted to leaders across our organization. While much of the equity we have granted in recent years has been forfeited, equity remains an important tool to align management with shareholders. A larger share request at this time would be more consistent with typical practice, but as the Committee continues to closely monitor the alignment between management incentives and shareholder value with a desire to minimize unnecessary shareholder dilution, we made the decision to request an annual allotment. We anticipate reverting to a normalized approach next year.

AVON 2019 Proxy Statement	31

Our Say on Pay Proposal and our proposal related to the Amended and Restated 2016 Omnibus Incentive Plan are found on pages 71 and 73 respectively of this proxy statement, and the Board recommends that you vote ‘FOR’ both of these proposals. We also invite you to consider additional information on our compensation philosophy and decisions in the Compensation Discussion and Analysis which can be found on the following pages. I am encouraged by the strategic changes initiated and confident that our programs are designed to motivate our executives and pay for performance that is aligned with shareholder interests.

Sincerely,

Helen McCluskey

Chair, Compensation and Management Development Committee

32	AVON 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we describe our executive compensation program for Named Executive Officers (“NEOs”). Our NEOs for 2018 were the following individuals:

Name	Title
Jan Zijderveld*	Chief Executive Officer
James Wilson**	Former Executive Vice President, Chief Financial Officer
Miguel Fernandez	Executive Vice President, Global President
Jonathan Myers	Executive Vice President, Chief Operating Officer
James E. Thompson***	Senior Vice President, General Counsel
Sheri McCoy*	Former Chief Executive Officer

*Ms. McCoy ceased to be Chief Executive Officer effective February 4, 2018, and her last day of employment with the Company was March 31, 2018. Mr. Zijderveld assumed the role of Chief Executive Officer effective February 5, 2018.

**James Wilson served as our Chief Financial Officer from January 1, 2017 through March 2019. Gustavo Arnal is expected to begin his employment and service as Avon’s Executive Vice President, Chief Financial Officer on May 1, 2019.

***James E. Thompson’s last day of employment is expected to be effective no later than April 2019.

This Compensation Discussion and Analysis (“CD&A”) is divided into the following sections:

•	Executive Summary (page 33)

•	Pay-for-Performance (page 41)

•	Competitive Positioning and Peer Group (page 45)

•	Elements of our Compensation Program (page 46)

•	Roles in Executive Compensation (page 51)

•	Compensation Governance Best Practices (page 52)

•	Additional Information (page 53)

EXECUTIVE SUMMARY

BUSINESS AND STRATEGY UPDATE

Few companies have the brand recognition, extensive global reach or market-leading positions in beauty and direct selling that Avon has. In a world where trust in companies is becoming a scarcer commodity, a Representative’s strong relationship with her consumers continues to be highly relevant.

Avon is an organization with a clear and compelling purpose, operating in the beauty and personal care categories across the globe with a focus on developing and growing markets. Through our millions of direct selling Representatives, we empower micro-entrepreneurs across the globe. Avon’s core purpose to provide part-time earnings to families and offer amazing products at great prices is as relevant today, if not more, than it was 130 years ago at the Company’s founding. Avon’s ongoing progress to unlock e-commerce, make Avon available to anyone, anywhere and enable our Representatives to be more competitive is powerful, and is at the heart of Avon’s value proposition. In 2018, Avon introduced digital mobile brochures in 60 countries, on-line stores for Representatives in 20 markets and relaunched our e-commerce positioning in China thereby driving significant early growth in the e-commerce channel.

Overall 2018 operating results were disappointing, total revenue from reportable segments was down 2% compared to the prior year, driven by declines in Brazil, Russia and the UK. The 2018 full year results reinforced the urgent need to execute Avon’s new strategic direction and we have made good progress.

In 2018 we made critical progress in addressing the key concerns of leadership and strategic direction. Throughout the year we continued to strengthen Avon’s leadership team, further recruiting seasoned and skilled senior executives. The process of putting in place a leadership team to accelerate change and to increase sustainable profit continued with the recruitment by the Board of Directors

AVON 2019 Proxy Statement	33

(the “Board”) of a new Chief Executive Office (“CEO”), Jan Zijderveld, who joined Avon in February 2018. Before joining Avon, Mr. Zijderveld was a senior executive and 30-year veteran of Unilever N.V./PLC with a track record as a proven global leader driving profitable growth in large, multi-channel, complex consumer businesses across emerging, developing and developed markets.

Other key appointments include:

-	Brazil, José Vicente Marino – Direct selling, local and transformation experience

-	Asia Pacific, Bill Rahn – Seasoned direct selling Asia Pacific executive

-	Italy & Mediterranean, Marco Brandolini – Significant direct selling and local experience

-	India, Dronacharya Chakraborty – Track record in driving growth in direct selling

-	Central America and Dominican Republic, Leonardo Palomera Ruiz – Seasoned direct selling executive

-	Chief Financial Officer, Gustavo Arnal – Seasoned finance executive, strong international experience

-	Digital & IT, Benedetto Conversano – Strong track record in leading digital strategy

-	Beauty & Brand Marketing, James E.M. Thompson – Strong international, turnaround and digital marketing experience

As a result of these critical appointments, combined with other senior leadership appointments in key markets, Avon now has new leadership in markets that account for more than 50% of total revenue. We are confident that Avon has an energized, highly motivated leadership team in place with the skillset required to deliver our new Open Up Strategy and the experience needed to restore Avon to growth in key emerging and developing markets.

Avon is operating in a dramatically changing and competitive environment, where business as usual is not an option for Avon. A year ago the Board gave Mr. Zijderveld a clear mandate to lead a deep and comprehensive strategic and operating review of all facets of the business and evaluate ways to significantly accelerate Avon’s path to profitable growth.

This review led to the development and launch of Avon’s new Open Up Strategy, which was communicated to shareholders in September 2018. Our Open Up Strategy is simple and clear, and we made important progress during Q3 and Q4 of 2018, including the following:

-

Reboot Direct Selling - re-establish a trusted relationship with our millions of Representatives, whom we consider our bosses. In 2018 we spoke with over 60,000 of our bosses, we moved quickly to fix some of the core issues by improving box and product damage and we launched our segmented service models to ensure we provide tailored and targeted services and support to our bosses. We continue to identify repeatable models in recruiting and training that can be globalized to maximize reach and impact. These were critical steps necessary to ensure we recruit, train and retain quality Representatives and enable them to increase her earnings.

-

Open Up Mindset – unlocking e-commerce is critical to achieving sustainable growth. We need to make it easier for our bosses to earn money by providing them with the tools, skills and products they need to grow her business. In 2018 we launched on-line stores in 20 markets, giving our bosses the capability to sell online to anyone, anywhere. We also launched our e-brochure which is now live in 60 countries, allowing our bosses to quickly and effectively connect with their customer via social media. These are just some of the critical steps taken in 2018 to enable Avon to unlock our e-commerce potential. Open Up Avon is broader than e-commerce. It includes unleashing the power of data and analytics, as Avon becomes a more data and analytics driven company; opening up Avon’s eco-system, utilizing outside resources, creating more external innovation and partnerships; and opening up assets and infrastructure including optimizing manufacturing and distribution.

-

Deliver Fuel for Growth – we need to deliver savings to allow us to invest to grow. In 2018, we completed the previously announced Transformation Plan and launched the $400 million Fuel for Growth plan. In 2018 we recognized $20 million in early stage savings under the Fuel for Growth plan. In early 2019, we announced an incremental 10% reduction in overall head count and a 25% reduction in our global SKU count. We expect to recognize additional savings through Supply Chain and procurement over the course of 2019.

-

Refresh and Strengthen the Brand – we need to leverage Avon’s 98% brand awareness and become a contemporary brand to rebuild our customer base. Focusing on becoming more accessible and relevant through technology and through faster, more on-trend product innovations can continue to help increase purchase intent of Avon brands. In 2018 we started changing how we work and focused on getting to market faster with innovative on-trend products. By leveraging external development expertise, we launched Lip Tattoo in the UK in under 23 weeks, approximately half of the historical time to market. We are also leveraging external relationships to introduce high end, premium products in select markets, such as the Mission Y line in Central Europe.

In 2018, we faced the reality of our situation and acted with focus and intent to launch a comprehensive corporate turn-around strategy, addressing all key areas of our business and achieved good early-stage progress. We laid the groundwork, strengthened the executive leadership team and put the right plan in place. We’ve started to fix the core and we’re moving in the right direction, but we need to do more. In 2019 we need to execute our Open Up Strategy with pace and drive, build momentum to see our financial results grow quarter over quarter and start delivering key strategic milestones necessary to achieve our business plan and implementing our strategy.

34	AVON 2019 Proxy Statement

KEY 2018 COMPENSATION HIGHLIGHTS

CEO Compensation Aligns with Performance

The chart below shows the differences in Mr. Zijderveld’s annual target compensation, grant-date compensation and realizable pay at December 31, 2018, as a result of the payout of the cash incentive awards at less than target and the stock price at year end.

The value of our CEO’s performance-based awards continues to remain significantly below target.

1.

‘Value at Target’ equals the sum of (i) annual salary (annualized for 2018 to provide a full year view, which is higher than as reported in the Summary Compensation Table on page 57), (ii) target value of short-term cash incentives and (iii) the target value of the CEOs 2018 long-term Incentive (“LTI”) awards, exclusive of any one-time sign on inducement awards.

2.

‘Value @ Grant’ equals the sum of (i) annual salary (annualized for 2018 to provide a full year view, which is higher than as reported in the Summary Compensation Table on page 57), (ii) target value of short-term cash incentives and (iii) the grant date fair value of the CEOs 2018 LTI incentive awards, exclusive of any one-time sign on inducement awards.

3.

‘Value @ 31 December 18’ equals the sum of (i) annual salary (annualized for 2018 to provide a full year view, which is higher than as reported in the Summary Compensation Table on page 57), (ii) actual value of 2018 short-term cash incentives (as reported in the Summary Compensation Table on page 57) and (iii) the face value of the CEOs 2018 LTI awards, exclusive of any one-time sign on inducement awards, based on the closing share price at December 31, 2018.

Summary of 2018 Compensation Actions

The Compensation and Management Development Committee (the “Committee”) took the following specific actions with respect to the compensation of the NEOs for 2018:

–	Base Salary: No increase to base salaries

–

Annual Cash Incentive: Even though our Open Up Strategy resulted in important progress during Q3 and Q4 of 2018, we were unable to achieve annual incentive plan threshold performance given the challenging macro environment and the robust nature of our goal setting process. Consistent with the formulaic nature of the program and the avoidance of positive discretion, there were no annual cash incentive award payouts to the NEOs with respect to 2018 performance (other than to Mr. Zijderveld, who was guaranteed a minimum annual incentive payout of 50% of target in his employment contract, solely for 2018; the rationale for this was to balance the following considerations: (1) recruiting a high-quality CEO, (2) recognition that some new CEOs receive a first-year minimum of 100% of target and (3) given his date of hire, his impact on the 2018 budget process was limited).

AVON 2019 Proxy Statement	35

–	Long-Term Incentive Awards:

◯	Our CEO’s 2018 long-term incentive award has a target value of $3.25 million and is 100% performance-based with the following mix:

–	40% premium-priced stock options (“Premium Options”) with exercise price equal to 125% of the closing price of a share of Avon stock as of the grant date, and
–	60% performance-based restricted stock units (“Performance RSUs”) with a three-year performance period.

◯

Additionally, our CEO received one-time sign-on inducement awards in 2018, 50% of which were performance-based and in the form of Performance RSUs and the other 50% were service-based restricted stock units (“Service-based RSUs”).

–

These performance-based inducement awards have three separate trances, all of which are eligible to vest only after completion of the 2020 performance year. The Committee will establish at the beginning of each year (i.e., 2018, 2019 and 2020) the performance objectives required to earn the award – ensuring that the Committee can tailor the measures and their rigor to the business circumstances.

–

The non-performance based restricted stock units were granted as a replacement of a portion of his prior employer forfeited equity awards, and to promote shareholder alignment and retention over the three-year vesting period. These inducement awards cliff vest after three years.

◯	For other NEOs, 2018 long-term incentive awards consisted of Performance RSUs, Service-based RSUs, and Premium Options, each representing one-third of the overall target award.

The table below sets out the key focus areas for our 2018 compensation program for our senior executives and the primary rationales.

Annual Incentive Program

Focus Areas	Rationale

Increased weighting of the Representative Improvement metric

•  Increased this strategic metric to 25% weighting with equal emphasis on both attracting and retaining Representatives

•  Determined with a formulaic calculation

• Attracting and retaining quality Representatives is essential to achieving long-term sustainable growth • Funded via a formula that is consistent with our financial performance and less subjective

Long-Term Incentive Program

Focus Areas	Rationale

Continued to incorporate other executive compensation best practices

•  Used a $5.00 divisor rather than the stock price at grant ($2.79 for March 2018 grants) to determine the number of shares. Resulted in a 44% reduction in grant date fair value

•  Set Premium Option exercise price well above stock price at grant

•  Maintained relative total shareholder return (TSR) as a performance metric for Performance RSUs with threshold and target set above median compared to the S&P 400 Index

• Responsive to shareholder feedback • Enhances shareholder alignment as significant stock price improvement required to receive target LTI opportunity • Enhances link to long-term performance

Peer Group

Focus Areas	Rationale

Eliminated companies with minimal international focus and outsized revenue for 2018 to better tailor the peer group

•  Removed Colgate-Palmolive and General Mills due to their high revenue sizes

•    Added Church & Dwight and Spectrum Brands Holdings, Inc. to bring Avon closer to the peer group median for revenue

• Responsive to shareholder feedback • Better aligns peer group with Avon’s business profile and size

As a result of the changes described above, grant date fair value for NEOs, including our CEO, decreased, requiring significant stock price improvement to realize target value under the compensation plans.

36	AVON 2019 Proxy Statement

SHAREHOLDER ENGAGEMENT AND RESPONSIVENESS

At our 2018 annual meeting, shareholders representing approximately 85% of votes cast approved our “say-on-pay” proposal in support of our executive compensation program. While the vast majority of our shareholders are in favor of our executive compensation programs, we remain committed to shareholder engagement and value insights provided from our fellow shareholders.

During 2018, we continued our practice of engaging with our shareholders and soliciting feedback. Having received strong support for our 2018 say-on-pay proposal, in 2018 our shareholder engagement focused particularly on gaining feedback and input from shareholders who did not support our say-on-pay proposal in 2018. As in recent years, the Chair of the Committee conducted shareholder outreach to ensure shareholder perspectives and concerns were heard and well understood. Shareholder outreach meetings were conducted as the 2019 incentive programs design was developing, which enabled the Committee to directly incorporate feedback and suggestions into the 2019 program design. The feedback received from our shareholders continues to be tremendously valuable. While shareholders raised different challenges and concerns, they consistently agreed that the performance metrics for both the short and long-term programs should be directly tied to Avon’s strategy. As you will see on the following pages, this feedback has been incorporated into our program design.

Highlights of the feedback we received from shareholders are as follows:

What We Heard	What We Did
Ensure incentive metrics drive the turnaround

✓  In 2018 and continuing in 2019, increased weighting on the Representative Improvement metric in the annual incentive plan to 25% with equal emphasis on both attracting and retaining Representatives

✓  In 2019, aligned performance measurement period of Performance RSUs with our strategic and financial goals

✓  In 2019, introduced a supplementary LTI Award (the “2019 LTI Turnaround Performance Awards” or “Turnaround LTI Performance Awards”), directly aligned with Open Up strategy and short-term financial milestones

Drive urgency and focus on delivering 2019 performance and building momentum

✓  In 2019, reassessed the incentive metrics and confirmed that the metrics (Revenue, Operating Profit, Cash Flow from Operations and Representative Improvement) continue to be the best short-term indicator of our turnaround success

✓  Retained relative TSR for 2019 LTI Awards, but performance will be measured over three one-year periods to create stronger alignment with our key goals and focus management on delivering year on year growth. One-year measures of rTSR will focus our team on constant year-over-year improvement in share price, which is imperative to our turnaround.

Continue to provide strong pay-for-performance alignment and significant proportion of pay at-risk

✓  For 2018, over 83% of CEO compensation is variable, performance-based compensation

✓  In 2018 and continuing in 2019, used Premium Option exercise price 25% above stock price at grant

✓  In 2018 and continuing in 2019, maintained relative TSR as a performance metric for Performance RSUs with target set above median compared to the S&P 400 Index

Enable the retention of critical staff needed to deliver the turnaround

✓  In 2019, reintroduced equity (rather than cash) below senior officer levels to better align all management level incentives with shareholder interests, with above median performance targets relative to the S&P 400 Index peer group

AVON 2019 Proxy Statement	37

✓  in 2019, granted one-time Turnaround LTI Performance Awards to select members of the management team to create enhanced focus on the critical 2019 financial goals. The performance goals for these awards are set to be more challenging than the business plan and are capped at target.

Positive feedback about our rigorous management of shareholder dilution

✓  In 2018 we continued to use a $5.00 divisor, rather than stock price at grant, to determine number of shares to grant. Share awards for 2019 were granted in the same number of shares as in 2018 to recognize remaining need for share price appreciation.

In 2019, we will continue to ensure the alignment of our compensation programs with our shareholders’ interests with a strong pay for performance alignment and payouts of incentive plans based on business performance and stock price appreciation.

2019 COMPENSATION HIGHLIGHTS

We are committed to ensuring that Avon’s pay framework, particularly our incentive programs, are aligned with and reflect the most important task of our executive team – returning our business to profitable growth. Following the introduction of the Open Up Strategy the Committee undertook a detailed, thorough and holistic review of Avon’s incentive arrangements (fixed, short and long-term) to determine if our pay arrangements are aligned with Avon’s new strategic direction, key priorities and timelines.

Our shareholder outreach reinforced our belief that our 2019 incentive programs should:

•	Incorporate metrics that drive the turnaround

•	Drive urgency and focus on delivering 2019 targets and building momentum

•	Continue to provide strong pay-for-performance alignment and significant proportion of pay at-risk; and

•	Enable the retention of critical staff needed to deliver the turnaround.

Following this thorough review, the Committee believes that many elements of the current incentive program remain appropriate, as it has strong performance elements that support our externally communicated business goals and requires significant stock price appreciation for executives to realize target compensation. However, for 2019 the Committee made a number of adjustments to the incentive arrangements, to further strengthen their alignment with Avon’s strategic direction and focus on delivering the turnaround strategy with urgency. For example, the 2019 Long-Term Incentive Program places a greater focus on one-year performance than our historical practice in order to explicitly reflect our shareholders’ feedback, which stressed the urgency of delivering the turnaround strategy as well as enabling the retention of critical staff needed to deliver the turnaround. Details of our compensation programs for 2019 are as follows:

2019 Annual Incentive Program

•	For our annual incentive plan, the same key financial metrics and strategic goals used in 2018 that link to our externally communicated business goals remain appropriate and are fully formulaic.

2019 Long-Term Incentive Program (“LTIP”)

•

For our 2019 LTI, the number of shares granted to executives were fixed to align with those granted in recent years, rather than the stock price at grant ($2.75). The fixed 2019 LTI grant resulted in a 43% reduction in grant date fair value. When combined with the Turnaround LTI Performance Awards, the combined value of NEO’s 2019 LTI award was, on average, 76% of target. 2019 Performance RSUs will be measured based on relative TSR goals compared with the S&P 400 peer group, where performance above median will be required to achieve target pay out.

•

Performance for the 2019 Performance RSUs will be measured over three one-year performance periods, to increase focus and emphasis on delivering immediate results and achieving year-on-year improvements in line with our turnaround plan. One-year measures of rTSR will focus our team on constant year-over-year improvement in share price, which is imperative to our turnaround.

•

Equity awards were reintroduced into LTI award mix in lieu of certain LTI cash awards for business leaders below the NEO level, to enhance alignment with shareholder interests while continuing to focus on minimizing shareholder dilution.

2019 Long-Term Incentive Turnaround Awards

•

The Committee approved the one-time grant of Turnaround LTI Performance Awards for 2019 to select members of the management team. The purpose of this award is (i) to increase focus on delivering key 2019 operational results and building momentum to deliver the turnaround and (ii) to bridge some, but not all, of the significant gap in value between actual LTI awards and target LTI awards.

38	AVON 2019 Proxy Statement

•

2019 LTI Turnaround Performance Awards will be delivered in the form of Performance RSUs. Performance for these awards will be measured against operational metrics over a one-year performance period (2019) with a two-year holding period.

•

These one-time Turnaround LTI Performance Awards are not additive as the combined value of participants’ regular 2019 LTIP and the Turnaround LTI Performance Awards will not exceed 80% of their target 2019 LTI opportunity. The shortfall reflects the performance-based nature of the LTIP and requires a significant stock price improvement to realize target value under the compensation plans. The performance goals for these Turnaround LTI Performance Awards are set to be more challenging than the business plan and are capped at target.

Highlights of our 2019 compensation programs and the rationale are described below:

Annual Incentive Program

Focus Areas	Rationale

No Change

•  The Committee determined that the current program, including the performance metrics (Revenue, Operating Profit, Cash Flow from Operations and Representative Improvement) continues to be the best short-term indicator of our turnaround success and should be retained for 2019

• Current program is directly aligned with Open Up Strategy and provides appropriate pay-for-performance alignment, as illustrated by the lack of payout for 2018

Long-Term Incentive Program

Focus Areas	Rationale

Strengthened shareholder alignment by reintroducing equity below the senior officer level

•  CEO and NEO award mix remains unchanged (CEO 40% Premium Options and 60% Performance RSUs. NEO 33% Performance RSUs, 33% Premium Options and 33% Service-based RSUs)

•  Introduced more stock-based awards (in lieu of cash) for below senior officer level so award mix now more closely mirrors NEO.

•  Responsive to shareholder feedback

•  25% premium price on Premium Options “raises the bar” versus standard stock options or 10% premium priced options

•  Better aligns all management level incentives with shareholder interests and above median performance targets relative to the S&P 400 Index peer group

•  Enhances link to long-term performance

Aligned performance measurement period of Performance RSUs with our strategic and financial goals

•  Relative TSR retained for LTI Awards, but performance measured over three 1-year periods.

Introduced fixed share awards for Performance RSUs, to simplify plan

•  Used fixed share awards (same fixed number of awards as 2018, accomplished by continuing to apply the $5 stock price divisor) rather than stock price at grant, to determine number of shares to grant in 2019.

•  The value of fixed shares, including the one-time Turnaround LTI Performance Awards, awarded to NEOs in 2019 was equal to, on average, 76% of their target LTI award opportunity.

•  Creates stronger alignment with our key goals and focuses management on delivering year on year growth

•  Addresses uncertainty, particularly regarding target setting during turnaround

•  Requires a significant increase in stock price to earn target long-term incentive award value

•  Reduces shareholder dilution

•  Fixed share awards simplify the LTIP, particularly during extended period of share price volatility

(continued on next page)

AVON 2019 Proxy Statement	39

Introduced Turnaround LTI Performance Awards, directly aligned with Open Up strategy and medium-term financial milestones

•  For 2019, NEOs and other executives, were granted Turnaround LTI Performance Awards in the form of Performance RSUs with a one-year performance period and two-year holding period

•  Performance measured against operational metrics directly aligned with the turnaround strategy and reflect performance goals that are more challenging than the business plan and are capped at target.

•  Turnaround LTI Performance Awards granted to NEOs and other senior executives, as the value of this population’s fixed LTI awards for 2019 (excluding Turnaround LTI Performance Awards) was 45% less than their target opportunity

•  For the CEO, the value of his Turnaround LTI Performance Awards reduced the gap between the actual value of his fixed 2019 LTI awards and target LTI opportunity to 28%. For other NEOs and other senior executives, the value of Turnaround LTI Performance Awards is, on average, 40% of the 55% gap between the actual value of the fixed 2019 LTI awards and the target LTI opportunity

•  Reflects shareholder feedback to create strong alignment with our key turnaround goals and milestones, focusing on urgency in delivering the turnaround

•  Creates alignment between long-term incentives and delivering shareholder value

•  Facilitates retention of critical staff needed to deliver the turnaround, while maintaining strong alignment between executive pay and shareholder interests and retaining the requirement for significant increase in stock price in order for target LTI to be achieved

•    As the combined value of participants’ regular 2019 LTIP and Turnaround LTI Performance Awards will not exceed 80% of their target 2019 LTI opportunity, the awards are not additive but rather still below the target 2019 LTIP opportunity. The shortfall reflects the performance-based nature of the LTIP and requires a significant stock price improvement to realize target value under the compensation plans.

STRONG COMPENSATION GOVERNANCE PRACTICES

We maintain several best practices in compensation governance. A more detailed discussion of these practices is on page 52.

What We Do	What We Don’t Do

 Comprehensive Clawback Policy

 Double-Trigger Vesting for Change-in-Control Benefits

 Multiple Performance Metrics for Various Incentive Plans

 Multi-Year Vesting Equity Awards

 Stock Ownership Guidelines and Holding Requirements for Senior Executives

 Limited Perquisites

 Active Shareholder Engagement

 Independent Compensation Consultant

 Compensation Risk Review

 Regular review of compensation, especially incentive design, to ensure continued alignment with evolving company strategy and shareholder interests

No Excise Tax Gross-Ups on Change in Control No Hedging Transactions, Short Sales or Pledging No Repricing of Stock Options No Dividend Equivalents Paid on Unvested Performance RSUs

40	AVON 2019 Proxy Statement

PAY-FOR-PERFORMANCE

Our strategic and financial goals influenced the design and development of our 2018 compensation programs. The Committee believes that aligning payouts with our performance outcomes is critical for shareholders, as is securing the right talent to lead our business. Accordingly, the targets under our annual and long-term incentive programs represent rigorous performance expectations and are aligned with our immediate and long-term financial and strategic goals.

We seek to promote the following in our incentive compensation program design:

•	Align with Avon’s externally communicated business goals

•	Maintain focus on financial and strategic results and year-over-year improvement

•	Strengthen leadership behaviors including ownership, accountability and execution

•	Attract, motivate and retain talent

•	Balance and align business and shareholder interests

Compensation Elements. The 2018 executive compensation program was highly performance-based and provided incentive opportunities that align with our shareholders’ interests and our strategic and financial goals. Performance goals were selected to fully align with our commitment to our shareholders. The following table provides a summary of the three primary components of the executive compensation program:

Component Form Performance Link CEO and NEO Pay Mix Base Salary Cash Fixed compensation to attract and retain NEOs For CEO and NEOs Annual Incentives Cash 100% Based on Avon Performance Revenue Growth Operating Profit Operating Cash Flow-Active Representative Growth-Transformation Savings For CEO and NEOs Long-Term Incentives Performance-Based RSUs Premium Stock Options Service-Based RSUs Relative Total Shareholder Return Target set above median compared to peer group (S&P 400 Index) TSR Regulator (applied if absolute TSR is negative) Value also tied to stock price performance Stock price performance; Premium-priced stock options exercise price set at 25% Above stock price at grant Stock price performance 60% for CEO 33% for NEOs 40% for CEO 33% for NEOs 0% for CEO 33% for NEOs

Performance-based orientation. Target total compensation for our CEO in 2018 was 83% “at risk”, meaning that it is contingent upon and based on Company performance and stock price performance, and target total compensation for our other NEOs was on average 75% “at risk”.

AVON 2019 Proxy Statement	41

Significant Majority of 2018 Target Total Compensation Tied to Avon Performance*

83% At Risk 17% Base Salary 33% Annual Incentive 50% Long-Term Incentive 60% Performance-based RSUs 40% Premium-priced Stock Options CEO Pay Elements 75% At Risk 25% Base Salary 20% Annual Incentive 55% Long-Term Incentive 1/3 Performance-based RSUs 1/3 Premium-priced Stock Options 1/3 Service-based RSUs Other NEOs Pay Elements (Average)

83% of CEO target pay is “at risk” and an average of 75% of target pay for all other NEOs is “at risk”.

*Incentive compensation for these purposes is based on “at target” compensation, which reflects approximate compensation that would be realized if we achieve the financial and strategic goals set within our incentive plans.

Our Committee continues to believe that despite external challenges to achieving our goals, a high percentage of our executives’ compensation should remain “at risk” and based on Company and stock price performance.

Demonstrated rigor of incentive plans. Despite our management team’s focus on key strategic and financial goals, our financial results have fallen short of the performance targets set by the Committee over the past several years and our executives’ incentive pay has been reflective of these results.

The tables below illustrate the strong link between our financial performance and incentive value realized by our executives. The funding score continues to be strongly aligned with our financial and stock price performance.

Annual Incentive Plan
Plan Year	Financial Performance Measures* = Funding Achieved = Not Achieved	Plan Funding Score** (% of Target)
2018	Cash flow from operations Adjusted Operating Profit Revenue Growth Representative Improvement
2017	Cash flow from operations Adjusted Operating Profit Revenue Growth Active Representative Growth Transformation Savings
2016	Cash flow from operations Adjusted Operating Profit Revenue Growth Active Representative Growth Transformation Savings

* Measured in constant dollars. For details on how constant dollars and other adjusted metrics are calculated, please see the Annual Incentive Compensation Section below and the “Non-GAAP Financial Measures” paragraph of the Management’s Discussion and Analysis section of our Annual Report filed on Form 10-K.

** See page 48 for actual 2018 annual incentive plan payouts for NEOs.

42	AVON 2019 Proxy Statement

Performance-Based Long-Term Incentive Plan
Performance Period	Financial Perf. Measures = Funding = Not Achieved Achieved	Actual Financial Score	Average Realized Value*

2016-2019**	rTSR 2016-2019 (50%) rTSR 2016–2017 (16.6%) rTSR 2017–2018 (16.6%) rTSR 2018–2019 (16.6%)		• Stock Price: 59% of Grant Date Price

2015-2017	Revenue growth Operating margin in 2016		• Stock Price: 26% of Grant Date Price

2014-2016	Revenue growth Operating margin in 2016		• Stock Price: 34% of Grant Date Price

* The realized value shown is a percentage of target and reflects the closing stock price on the last trading day of the performance period for each respective LTI award.

** rTSR Performance for the 2016 LTIP is measured over the three-year period (i.e. March 10, 2016 to March 10, 2019).

New CEO’s Key Compensation Elements

–

Our new CEO’s annual target direct compensation is aligned with the median of our new peer group (see page 45) and is intended to be: (i) predominantly variable, at-risk compensation that is tied to Company performance, (ii) 100% performance-based with respect to the annual LTI awards, and (iii) 40% lower than the former CEO’s target direct compensation consistent with our reduced scale.

–	Mr. Zijderveld’s compensation terms reflect the Board’s focus on performance and his annual total direct compensation opportunity is summarized below.

Compensation Element for New CEO	Shareholder Alignment

• Annual Base Salary: £850,000	• Serves as fixed compensation
• Annual Cash Incentive: 200% of base salary	• Formulaic financial metrics and strategic goals linked to our externally communicated business goals
• Long-Term Incentive (LTI): 300% of base salary

• 2018 LTI is 100% performance-based with the following mix:

–  40% Premium Options with exercise price equal to 125% of the closing price of a share of Avon stock as of the grant date; annual vesting over three years

–  60% Performance RSUs; cliff vesting at completion of three-year performance period in line with the 2018 LTI program described on page 48

• Our methodology to determine the number of LTI shares granted conserves shares and limits dilution for our shareholders, and resulted in accounting grant date fair value for our new CEO’s 2018 LTI awards of $1,942,410 – See discussion above under “Key 2018 Compensation Highlights” of the methodology used to determine number of LTI shares granted

AVON 2019 Proxy Statement	43

Compensation Element for New CEO	Shareholder Alignment

•  Target Total Compensation: Approx. £4,000,000 (approx. $5,400,000). This is based on the grant date accounting value of the LTI following the application of the methodology used to determine the number of shares granted.

•            This value is 22% less than the target total compensation based on the grant date accounting value of the LTI following the application of the methodology used to determine the number of shares granted for our former CEO

• Employment Inducement Provisions

•            Solely for 2018 (the initial year of employment), minimum annual incentive of 50% of target. The rationale for this was to balance the following considerations: (1) recruiting a high-quality CEO, (2) recognition that some new CEOs receive a first-year minimum of 100% of target and (3) given his date of hire, his impact on the 2018 budget process was limited

•             Sign-on equity awards consisting of:

–600,000 Service-based RSUs (with a grant date fair value of $1,350,000), which will cliff-vest on the third anniversary of the date of grant, subject to continued employment. These Service-based RSUs were granted as a replacement for a portion of his prior employer forfeited equity awards, and to promote shareholder alignment and retention over the three-year vesting period.

–            600,000 Performance RSUs, which will vest based on service and performance conditions over a three-year period (with the first third of the award having a grant date fair value of $558,000). These awards have three separate trances, all of which are eligible to vest only after completion of the 2020 performance year. The Committee will establish at the beginning of each year (i.e., 2018, 2019 and 2020) the performance objectives required to earn the award – ensuring that the Committee can tailor the measures and their rigor to the business circumstances.

–            No cash-based retention awards were granted.

44	AVON 2019 Proxy Statement

COMPETITIVE POSITIONING AND PEER GROUP

We seek to deliver competitive compensation packages and programs and use our peer group for compensation benchmarking and relative pay and performance comparisons. We periodically assess pay ranges, pay levels, and our program design against our peer group. The peer group for 2018 was made up of the following companies:

2018 Peer Group

Campbell Soup	Estee Lauder	Nu Skin Enterprises

Church & Dwight	Herbalife	Revlon

Clorox	Hershey Foods	Spectrum Brands Holdings, Inc.

Coty	Kellogg	Tupperware Brands

Edgewell Personal Care

The Committee, with input from its independent compensation consultant, continued to review the peer group during 2017 to ensure the size and international scope of the companies we use as a comparison accurately reflect Avon’s current revenue and international focus. The Committee made a number of changes to the peer group for 2018 that resulted in a reduction in the median revenue of the peer group to $5.1 billion, while retaining a composition of relevant consumer products companies that are internationally and operationally complex; at median, peers earn half of sales from international markets and operate in 100 countries. Following a thorough re-assessment of the peer group, the Committee believes the current peer group, with its reduced median revenue and market capitalization, appropriately reflects Avon’s current size and the international complexity of our business. As such, the Committee determined not to make any changes to the peer group for 2019.

We generally target the market median for target total direct compensation and each of base salary, target total cash compensation, and long-term incentives for senior officers, including NEOs, although we allow flexibility to pay above or below the median depending on other factors, including adjusting for specific individual circumstances and personal achievement (e.g. sustained performance over a length of time in a given role, and potential to take on expanded roles within Avon), the evolving business environment, and executive recruitment efforts. We determine “market” for these purposes based on analysis provided to the Committee by its independent compensation consultant with respect to the peer group of companies described above.

In 2018, actual cash payouts and value of long-term incentive awards as compared to the market median of target compensation for our peers, on average, for our NEOs is aligned with market on base salary, below market on total cash compensation (i.e. base salary plus actual bonus payout), below market on long-term incentives (i.e. 2018 long-term incentive awards) and below market for 2018 total direct compensation (i.e., base salary, actual bonus payout and long-term incentive opportunity).

AVON 2019 Proxy Statement	45

ELEMENTS OF OUR COMPENSATION PROGRAM

Key elements of compensation include base salary, annual incentive compensation, long-term incentive compensation, retirement benefits, and other benefits, including health and limited perquisites.

BASE SALARY

Purpose: To attract and retain key executive talent and compensates for achievements based on job responsibilities and individual performance

Annual salary increases are based on our overall salary increase budget, individual performance, and internal and external market comparisons. In keeping pay aligned with performance, no NEOs received salary increases in 2018.

ANNUAL INCENTIVE COMPENSATION

Purpose: Encourages and rewards achievement of annual/short-term Company financial goals and strategic initiatives; attracts, motivates, and retains key executive talent

As in previous years, the aggregate amount available for payment under the annual incentive program for 2018 was based solely on our global financial and strategic results, which supports our culture of collaboration and objective to focus on “Winning as One Team”. The Committee then may use negative discretion to reduce the actual payout for senior officers. For 2018, the Committee selected three global financial performance measures of equal weight: revenue growth, adjusted operating profit, and operating cash flow; and one global strategic objective: Representative Improvement. These metrics were chosen to focus execution on top-line growth, profit, and cash flow generation. Individual payouts to senior officers are fully funded based on pre-set global financial and strategic performance measures.

Calculation of award payments for each senior executive was based fully on Company performance and fully formulaic. Individual performance was not a component for our senior executives:

Funding Entirely Based on Avon’s Financial Performance

Financial Score 0% - 150% Revenue Growth Operating Profit Operating Cash Flow Representative Improvement Each equally weighted 25% Target Award Funding Score Annual Incentive Award

The calculation of the funding results is purely formulaic, and no discretion has been applied in determining the score. The table below summarizes the results of each metric. In recognition of (1) the challenging operating environment that we expected to face during 2018 (2) the below target results in 2017, which were reflected in the payout of 37.5% of target, and (3) the importance of retaining and motivating executives with realistic, but challenging, goals that have some probability of being achieved, threshold for each of the 2018 financial goals was set at a lower performance level than actual 2017 results.

46	AVON 2019 Proxy Statement

There was notable progress achieved on the Representative Improvement metric in 2018 (we spoke to over 60,000 Representatives, launched on-line stores in 20 markets, launched the new Representative segmentation, e-brochure launched and now live in 60 countries). However, to ensure the total bonus results are calculated based on a quantitative assessment, funding for the Representative Improvement metric is determined based on the average score of the financial metrics, which resulted in 0% payout for Representative Improvement metric.

The table below summarizes the results of each metric

	Preset Performance Goals			Achievement	Weighted Funding Result
	Threshold (25% of Target)	Target (100% of Target)	Maximum (150% of Target)

Revenue Growth (Constant $)[1]	-1.50%	1.20%	2.00%	-3.30%	0%

Operating Profit Growth (Constant $)[2]	320M	400M	450M	269M	0%

Operating Cash Flow Growth (Constant $)[3]	160M	243M	274M	120M	0%

Representative Improvement[4]	Funding calculated based on average of three financial metrics			N/A	0%

				Total	0%

1.	Revenue growth (in constant dollars) was below the minimum performance threshold, and therefore contributed zero toward the overall funding score.

2.	Adjusted operating profit (in constant dollars) was below the minimum performance threshold, and therefore contributed zero toward the overall funding score.

3.

Operating cash flow (in constant dollars) was below the minimum performance threshold, and therefore contributed zero toward the overall funding score. Adjustments were made for costs related to restructuring implementation and the Brazilian IPI tax deposit refund collected following successful legal challenge, which reduced the cash flow funding result from above threshold to below threshold.

4.

Representative Improvement is calculated based on the average score from the financial metrics. The Committee can then vary the weighted funding for this metric up or down by up to 25%. Given the average of financial metrics score was zero, the Committee determined not to make any adjustments.

5.

Constant dollars measures have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars. For further details on how constant dollars and other adjusted metrics are calculated, please see the “Non-GAAP Financial Measures” paragraph of the Management’s Discussion and Analysis section of our Annual Report filed on Form 10-K.

In light of these results, the overall funding score for 2018 was 0%. Based on these results, the Committee approved no payouts to our NEOs for the 2018 annual incentive plan year, other than for Mr. Zijderveld whose payout is based on his previously agreed to employment contract as an inducement to join the Company, which provides for payout of the 2018 annual bonus at 50% of target. The rationale for this guarantee was to balance the following considerations: (1) recruiting a high-quality CEO, (2) recognition that some new CEOs receive a first-year minimum of 100% of target and (3) given his date of hire, his impact on the 2018 budget process was limited.

AVON 2019 Proxy Statement	47

Target award and actual payout under the 2018 annual incentive program for each NEO are summarized below:

NEO	2018 Target Annual Incentive Program Amount	2018 Actual Payout Amount

Mr. Zijderveld	$2,169,236	$1,084,618

Ms. McCoy*	$0	$0

Mr. Wilson	$596,540	$0

Mr. Fernandez	$541,033	$0

Mr. Myers	$479,784	$0

Mr. Thompson	$437,675	$0

* In line with Ms McCoy’s separation agreement with the Company, she was not entitled to receive an annual incentive award for 2018.

In addition, in connection with his commencement of employment in 2017, Mr. Fernandez received in March 2018 payment of a deferred cash award in the amount of $1,373,951 in recognition of his forfeiture of a significant amount of value in unvested equity and other benefits from his prior employer.

LONG-TERM INCENTIVE COMPENSATION

Purpose: Encourages long-term focus and promotes decision making consistent with our long-term strategic and financial goals and the interests of our shareholders; attracts, motivates and retains key executive talent

For 2018, the Committee constructed a long-term incentive program that encourages and rewards key executives for meeting objectives associated with total shareholder return relative to a defined peer group. As in prior years, our long-term incentive award program consisted of overlapping cycles, with a new equity award each year. In general, each participant received a grant at the beginning of each three-year cycle. In 2018:

•

100% of Mr. Zijderveld’s 2018 long-term compensation was granted in the form of performance-based equity; 60% was delivered in the form of Performance RSUs, and 40% was delivered in the form of Premium Options with a strike price set 25% above the closing stock price on the grant date.

•

For other senior officers, including the NEOs other than the CEO, 2018 long-term incentive awards consisted of Performance RSUs, Service-based RSUs, and Premium Options, each representing one-third of the overall target award.

Service-based RSUs were included as part of the long-term incentive award program for NEOs, other than the CEO, to provide stability, encourage share ownership by our senior officers and to attract and retain key talent. Service-based RSUs were also used to connect the realized pay of our senior officers to Avon’s stock, thereby aligning their pay to shareholder interests. These awards will vest on the third anniversary of the grant date, subject to continued employment. Dividend equivalents are generally paid on Service-based RSUs. However, because the Company suspended its dividend to shareholders effective in the first quarter of 2016, dividend equivalents have been similarly suspended for Service-based RSUs effective in the first quarter of 2016.

Premium Options were also included as part of the long-term incentive award program for NEOs in 2018. The exercise price on the Premium Options was set 25% above the actual stock price on the date of grant, requiring significant stock price appreciation for executives to realize target award value. The Committee determined to set the premium at 25% in order to incentivize performance and achieve alignment with shareholder interests, while noting that the 25% premium is significantly higher than the 10% premium generally supported by investors and the leading proxy advisory firms. These awards will vest ratably over three years following the grant date, subject to continued employment, in order to encourage share ownership of our senior officers and to attract and retain key talent.

2018 Performance RSUs

Long-term Performance RSU awards granted in 2018 were formulaic and tied solely to relative TSR which strongly aligns with previous 2018 commitments to shareholders. The target relative TSR for the 2018 program was set at the 55th percentile compared to the S&P 400 Index over a three-year period.

While relative TSR is the primary metric that drives payout for 2018 Performance RSU awards, the Committee maintained another governance feature to ensure that even if the relative TSR metric performance results in funding which is above target, payouts cannot exceed target unless absolute TSR is positive at the end of the three-year vesting period. Awards vest at the end of the three-year vesting period and payouts can range from 0% to 150% of target. There is no discretion in determining the payout. If performance measures are met, the Performance RSUs will generally be settled in shares of Avon common stock. However, Performance RSUs may be settled in cash rather than shares as necessary to comply with applicable limits under our stock incentive plan. Dividend equivalents are not paid on Performance RSUs.

48	AVON 2019 Proxy Statement

Grants to the NEOs under the 2018 long-term incentive program were as follows:

NEO	Grant Date Value of Performance RSUs	Grant Date Value of Service- Based RSUs	Grant Date Value of Premium Options	Total Grant Date Value***
Mr. Zijderveld*	$1,759,417	$1,350,000	$738,072	$3,847,489
Ms. McCoy**	-	-	-	-
Mr. Wilson	$331,111	$315,290	$305,119	$951,519
Mr. Fernandez	$360,686	$343,452	$332,373	$1,036,511
Mr. Myers	$282,947	$269,428	$260,737	$813,112
Mr. Thompson	$230,861	$219,830	$212,738	$663,429

*Mr Zijderveld’s award includes annual LTI award plus 600,000 sign-on Performance RSUs, and 600,000 sign-on RSUs, as agreed under his contract, however, because as of December 31, 2018 the metrics for two-thirds of these sign-on Performance RSUs were not yet determined, only one-third (i.e., 200,000) of the sign-on Performance RSUs is included (the remaining two-thirds will be tied to the achievement of goals for the 2019 and 2020 performance periods respectively).

**Given her separation from service in March 2018, Ms. McCoy was not granted any long-term incentive awards in 2018.

***For all NEOs, the Total Grant Date Value shown is based on our LTI methodology to determine the number of shares and the option conversion ratio of 2.5:1.

2016-2019 Performance RSU Awards

In order for there to be any payout with respect to the 2016-2019 Performance RSUs granted in 2016, minimum thresholds had to be achieved. The table below summarizes the results of each financial metric, which resulted in a 34% funding score. However, the value realized upon vesting, which reflects the March 8, 2019 (last trading day of the performance period) closing stock price, was only 21% of the original value awarded. Ms. McCoy is the only current NEO who participated in the 2016-2019 LTI plan,

The 2016 Performance RSU awards are the first tranche of LTI awards where performance was based 100% on TSR rather than long-term operating metrics. The Board determined it was appropriate to introduce relative TSR for the LTI Performance RSU awards to create greater alignment between shareholder values and the value of executive LTI awards. As the table below demonstrates, the outcomes of the 2016 PRSU awards are consistent with and reflective of shareholder experiences over the three-year period.

	Preset Performance Goals			Achievement	Weighted Funding Result
	Threshold (30th Percentile)	Target (55th Percentile)	Maximum (75th Percentile)

2016-2019 3 year relative TSR (50% Weighting)	50%	100%	150%	0%	0.0%

2016-2017 1 year relative TSR (16% Weighting)	50%	100%	150%	89%	14.5%

2017-2018 1 year relative TSR (16% Weighting)	50%	100%	150%	0%	0%

2018-2019 1 year relative TSR (16% Weighting)	50%	100%	150%	117%	19.5%

				Total Vesting	34%

AVON 2019 Proxy Statement	49

OTHER COMPENSATION

Retirement Benefits

Purpose: Offers market-based retirement opportunities and promotes retention

Avon offers retirement benefits to the NEOs consistent with the retirement programs generally available to all employees of the applicable employing entity meeting the qualifications required by each benefit plan. Because the amount of an employee’s compensation and the number of years of service are key components in determining retirement benefits, an employee’s performance and service over time will influence the level of his or her retirement benefits. For each NEO, the Committee reviews accrued and projected retirement benefits and deferred compensation account balances, as applicable, as part of its annual total compensation review. Our U.S. plans, which are further described in the applicable executive compensation tables, include a cash balance pension plan (that is closed to new hires after December 31, 2014), a 401(k) plan (that includes an employer match contribution and, solely for individuals hired on or after January 1, 2015 who are not eligible to participate in the pension plan, an additional nonelective employer contribution), a benefit restoration plan to restore benefits that may not be provided under the cash balance plan due to Internal Revenue Service (“IRS”) limitations, and a nonqualified deferred compensation plan, which provides alternative tax-deferred savings opportunities and restores benefits that may not be provided under the 401(k) plan. For our U.K-based NEOs, given that the U.K. defined benefit program is closed to new hires, they are eligible to participate only in a U.K.-tax qualified defined contribution arrangement to which they may contribute, which includes an employer match contribution that is capped in accordance with applicable law. The U.K. defined contribution scheme includes a lifetime allowance, and therefore if a participant is going to exceed this amount they will cease contributing to the scheme (or opt to never commence participation) and in lieu of continued contributions to the plan, the Company makes additional cash payments to them via regular payroll.

Other Benefits and Perquisites

Purpose: Offers health and financial protection programs to support well-being and healthy lifestyles

The Committee has established and periodically reviews the perquisites and benefits available to our NEOs in light of our compensation philosophy and competitive market practices.

•

Broad-Based Benefits: Our NEOs are eligible to participate in the benefit plans generally available to all employees of their employing entity. These generally include medical, dental and vision coverage, life insurance and disability benefits, and for U.K.-based NEOs, a flexible benefits scheme. International allowances are also provided when our employees, including our NEOs, work abroad in accordance with our international assignment policies and procedures.

•

Limited Perquisites: As part of our overall compensation program, we provide some limited perquisites to our NEOs that are not available to employees generally. These additional benefits are generally limited to financial planning and tax preparation services allowances. For our U.K.-based NEOs, they are also eligible for a company car at the benchmark level for their grade or an annual cash equivalent of approximately $19,462.

50	AVON 2019 Proxy Statement

ROLES IN EXECUTIVE COMPENSATION

The following parties are responsible for the development and oversight of our executive compensation program for our NEOs:

Compensation and Management Development Committee

•	Oversees our executive compensation program; responsibilities include review of strategic objectives, design, and risk and reward structure

•

Determines and approves the compensation of our NEOs, other officers at or above the level of senior vice president, and any officers covered by Section 16 under the Securities Exchange Act of 1934, as amended

•	Consults with the independent members of the Board in establishing and evaluating performance objectives for the CEO each year, in part to determine the CEO’s incentive compensation payout

•	Sets annual and long-term incentive performance measures and goals that align with our pay-for-performance philosophy

•

Reviews and evaluates our talent management and succession planning approach, philosophy, and key processes; responsible for development and succession plans for members of the Executive Committee and oversight of development plans for their potential successors

•	Has sole authority to engage, continue to engage or terminate its relationship with outside advisors, including its independent compensation consultant

•	Requires that the compensation consultant be independent, and reviews such independence at least annually

–

Under the Committee’s charter, a compensation consultant is not considered independent if it provides significant services to the business apart from work performed for the Committee (services in excess of $50,000 or, if less, 1% of the consulting firm’s gross revenues for the most recent fiscal year). In 2018, Pay Governance LLC (“Pay Governance”) provided no services to us apart from work performed for the Committee, and the Committee has determined that Pay Governance is independent. The Committee also reviews the relationship with the compensation consultant to identify conflicts of interest pursuant to Securities and Exchange Commission and New York Stock Exchange (the “NYSE”) rules and, in 2018, did not identify any such conflicts

See “Information Concerning the Board of Directors—Compensation and Management Development Committee” on page 17 for additional Committee responsibilities.

Independent Compensation Consultant to the Committee (Pay Governance Since September 2016)

•

Advises the Committee on various executive compensation matters, including proposed changes to our annual and long-term incentive programs, share utilization, compensation levels, peer group constituents and pay mix

•	Attends Committee meetings

•	Provides periodic reports, analyses and presentations to the Committee, and reviews all Committee meeting materials regarding current and prospective compensation plans and programs

•	Conducts analyses related to the employment arrangements for new senior officers

•	Provides assistance with the Committee’s review of the risk and reward structure of executive compensation plans, policies and practices

•

Pay Governance is engaged by and reports directly to the Committee and consults directly with its Chair; the Committee has the sole authority to retain and terminate Pay Governance and to review and approve Pay Governance’s fees and other terms of the engagement

Chief Executive Officer

•

Makes individual compensation recommendations for senior officers (other than herself or himself), including the other NEOs, to the Committee for its review and approval, after considering market data and relative individual achievements

•	Provides input on the design of the executive compensation program, with a focus on alignment with strategic priorities and the desired Company culture

Management

•

Supports the Committee by making recommendations and providing analyses with respect to competitive practices and pay ranges, compensation and benefit plans, policies and procedures related to equity awards, perquisites, and general compensation and benefits philosophy

•	Senior human resources and legal executives attend Committee meetings to provide perspective and expertise relevant to the meeting agenda

•	Does not recommend, determine or participate in Committee discussions relating to their individual compensation arrangements

AVON 2019 Proxy Statement	51

COMPENSATION GOVERNANCE BEST PRACTICES

What We Do

•

Comprehensive Clawback Policy. We have a robust clawback policy that applies to annual and long-term incentive payments. This policy applies to certain executives, including all of our NEOs, in the event of a financial restatement, a material miscalculation of performance achievement, misconduct, serious violations of our Code of Conduct or violations of law within the scope of company employment.

•

Double-Trigger Vesting. Change in control benefits under our Change in Control Policy, long-term incentive cash programs, and equity awards granted to our senior executives since 2011 are subject to double-trigger vesting following a change in control event.

•	Multiple Performance Metrics. We mitigate compensation-related risk in a number of ways, including by using multiple performance measures across our various incentive plans.

•

Multi-Year Vesting Equity Awards. The on-cycle RSU awards granted to our NEOs in 2018 vest at the end of a three-year period subject to continued employment and, in the case of Performance RSUs, only in the event that underlying performance goals are met. Premium Options vest ratably one-third each year over three years.

•

Stock Ownership Guidelines and Holding Requirements. We have clear stock ownership guidelines and we monitor compliance with those guidelines regularly. At this time, all of our applicable NEOs are on track to satisfy these guidelines. Our CEO’s ownership guideline provides for ownership of stock equal to 6 times base salary and, like for all other NEOs, a stock holding retention ratio is in place until the ownership guideline is satisfied.

•	Limited Perquisites. We offer only limited perquisites for our NEOs, in line with competitive market practice, and continually review the perquisites available.

•	Active Shareholder Engagement. We communicate proactively with our shareholders regarding executive compensation, governance, and business matters.

•

Independent Compensation Consultant. The Committee has retained Pay Governance to advise on our executive compensation programs. Aside from services to the Committee (and other Board committees when applicable), Pay Governance performs no other services for us.

•

Risk Review. The Committee, with support and advice from its independent compensation consultant, reviews the risk and reward structure of executive compensation plans, policies and practices to determine whether there are compensation-related risks that are reasonably likely to have a material adverse effect on the business.

•

Regular Review of Compensation to Ensure Alignment. The Committee, with support and advice from its independent compensation consultant, regularly reviews its compensation programs for executives, especially the incentive design, to ensure continued alignment with evolving company strategy.

What We Don’t Do

•	No Excise Tax Gross-Ups on Change in Control. We do not have any excise tax gross-ups with respect to any change in control payments.

•

No Hedging Transactions, Short Sales or Pledging. We do not permit our directors and employees to engage in any transaction in publicly traded options on Company common stock or any other transaction to hedge a position in, or engage in short sales of, Company common stock. In addition, pledging Company common stock as collateral for a loan is prohibited.

•	No Repricing of Stock Options. Our equity plans prohibit repricing or the buyout of underwater stock options without shareholder approval.

•

No Dividend Equivalents on Unvested Performance RSUs. To the extent we declare any dividends on our common stock, we pay dividend equivalents only on certain Service-based RSUs. (Because the Company suspended its dividend to shareholders effective in the first quarter of 2016, dividend equivalents have been similarly suspended for Service-based RSUs effective in the first quarter of 2016.). As proposed to be amended and restated effective as of our 2019 annual meeting (and as summarized in greater detail beginning on page 73, under the heading, “Proposal 3: Approval of the Amended and Restated 2016 Omnibus Incentive Plan”), the 2016 Omnibus Incentive Plan now provides that no dividends or dividend equivalents may be paid out currently on any unearned awards thereunder, whether time- or performance-vested.

52	AVON 2019 Proxy Statement

ADDITIONAL INFORMATION

EQUITY AWARD GRANTING PROCESS

The Committee generally approves annual equity grants to senior officers, including NEOs, at its regularly scheduled meeting in March of each year and approves off-cycle equity grants that may be made to senior officers, including NEOs, from time to time (for example, to new hires or for promotions). For employees who are not senior officers, grants are made on pre-established dates determined by the Committee. The Committee establishes the aggregate number of shares that may be subject to annual and off-cycle equity grants and the terms and conditions of such awards, but has delegated to the CEO, as a director, the authority to determine the grantees of such awards and the number of shares subject to each award for grantees other than senior officers. We do not time the release of non-public information for the purpose of affecting the value of equity awards.

CLAWBACK POLICIES

In 2010, the Board adopted a “clawback” policy that applies to any annual and long-term incentive payments (cash and equity) awarded to certain executives, including our NEOs, and which we believe supports our pay-for-performance philosophy. Under the policy, in the event of a financial restatement, material incorrect calculations of performance metrics, or misconduct, the Committee is authorized to recover compensation based on its analysis of the relevant facts and circumstances. In January 2013, the policy was updated to provide an expanded definition of misconduct to include serious violations of the Code of Conduct and violations of law within the scope of Avon employment. In addition, the three-year discovery limit for misconduct was eliminated. The scope of coverage was also expanded to include additional key finance executives below the executive officer level.

In addition to the policy described above, our shareholder-approved 2016 Omnibus Incentive Plan and the Amended and Restated 2013 Stock Incentive Plan, as well as other compensation arrangements, include the misconduct provisions described above for all participants (including individuals who are not senior officers) and also provide for forfeiture of awards if a participant breaches certain non-compete, non-solicitation or non-disclosure obligations. Further, as part of our annual Code of Conduct certification, where permitted by local law, certifying employees acknowledge our right of recoupment of incentive compensation in the event of serious violations of the Code of Conduct and violations of law within the scope of company employment.

EXECUTIVE STOCK OWNERSHIP GUIDELINES

To further support our goal of achieving a strong link between shareholder and executive interests, we maintain stock ownership guidelines to expect executive share ownership as follows:

•	Chief Executive Officer: 6 times base salary

•	Executive Vice President (EVP): 3 times base salary

•	Senior Vice President (SVP): 2 times base salary

Our CEO is expected to hold 75% of the net shares acquired upon the vesting of the equity awards until satisfying the ownership target. EVPs and SVPs are expected to hold 50% of the net shares acquired upon vesting of equity awards until their ownership target has been satisfied. All applicable NEOs are on track to satisfy the guidelines.

Stock ownership for U.S. executives includes unvested RSUs, deferred RSUs, Company stock units in the 401(k) plan, Company stock fund units in the deferred compensation plan and Company stock held in the executive’s spouse’s name. Stock ownership for non-U.S. executives includes only unvested RSUs and Company stock held in the executive’s spouse’s name. Stock ownership does not include stock options or unvested Performance RSUs.

TRADING POLICIES

Under our Trading in Avon Securities policy, no employee or director may engage in any transaction in publicly traded options on Avon common stock or any other transaction to hedge a position in, or engage in short sales of, Avon common stock.

EXCISE TAX GROSS-UPS

No NEO or senior officer is entitled to an excise tax gross-up, which we believe reflects current best practices.

AVON 2019 Proxy Statement	53

POST-TERMINATION PAYMENTS

We have a change in control policy for senior officers at or above the senior vice president level who serve on our Executive Committee. We designed this policy based on competitive practice, shareholder input and considerations to attract senior level executives and to motivate and retain them in the event of a potential change in control. Generally, we believe that having change in control provisions will help ensure that, in the event of a potential change in control, members of senior management can act in the best interests of shareholders without the uncertainty and distraction that could result from the effects a change in control could have on their personal situations.

Our policy provides for payments to be made to covered executives upon a “double trigger,” i.e., in the event of an involuntary termination without cause or termination of a covered executive for good reason within two years of a change in control. A covered executive is generally entitled to receive two times the sum of base salary and target annual incentive bonus, and continued participation in our medical and welfare benefit plans for two years, plus two additional years of service and age credits under our nonqualified defined benefit plan, as applicable.

In addition, our employees, including NEOs, are generally eligible for post-termination benefits in the event of death, disability or an involuntary termination. We periodically review the level of post-termination benefits that we offer to ensure that it is competitive and necessary for the attraction, motivation, and retention of superior executive talent. Please refer to the narrative discussion under “Potential Payments Upon Termination of Employment, Including After a Change in Control” beginning on page 66 for a further description.

TAX CONSIDERATIONS

The Committee recognizes tax factors that may impact executive compensation, including:

•

Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that we may deduct in any one year with respect to certain of our executive officers. The Committee considers tax implications in determining executive pay, and generally endeavors to provide compensation that is tax deductible under Section 162(m) of the Internal Revenue Code; however, we reserve the right to forgo any or all of the tax deduction if we believe it to be in the best long-term interests of Avon and its shareholders. In addition, the Committee will consider the passage of the Tax Cuts and Jobs Act in December 2018 (the “Tax Cuts and Jobs Act”), and the change to Section 162(m) thereunder.

Our compensation program was designed to allow the Committee to grant certain incentive awards that were intended to be fully deductible for federal income tax purposes pursuant to the performance-based compensation exemption to the limit on deductibility under Section 162(m). However, the Section 162(m) exemption from the deduction limit for performance-based compensation has been repealed by the Tax Cuts and Jobs Act, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)’s exception to the deduction limit for performance-based compensation, no assurance can be given that compensation intended to satisfy the requirements for exception from the Section 162(m) deduction limit will in fact satisfy the exception. Further, the Committee reserves the right to modify compensation that was initially intended to be exempt (including compensation granted during 2018) from Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.

•

Section 409A of the Internal Revenue Code sets forth limitations on the deferral and payment of certain benefits. The Committee considers the impact of and designs its programs to comply with or be exempt from, Section 409A and considers generally the evolving tax and regulatory landscape in which its compensation decisions are made.

ACCOUNTING CONSIDERATIONS

The Committee recognizes accounting implications that may impact executive compensation. For example, we record salaries and performance-based compensation in the amount paid or expected to be paid to our NEOs in our financial statements. Also, generally accepted accounting principles require us to record an expense in our financial statements for equity awards, even though equity awards are not paid as cash to employees and may not vest or be earned by such employees.

54	AVON 2019 Proxy Statement

COMPENSATION AND RISK MANAGEMENT

A multi-disciplinary management team comprised of senior executives in human resources, legal, internal audit, enterprise risk, sales, and finance discusses our compensation programs and risk management at least annually and considers many factors, including governance and oversight of compensation plans and program designs and global and local compensation policies and programs, together with potential business risks relating thereto.

The Compensation and Management Development Committee, with support and advice from its independent compensation consultant, reviews the risk and reward structure of executive compensation plans, policies and practices at least annually to confirm that there are no compensation-related risks that are reasonably likely to have a material adverse effect on the Company. We consider in this review program attributes to help mitigate risk, including:

•	The use of multiple performance measures, balanced between short- and long-term objectives

•	Overlapping long-term incentive programs

•	Individual payout caps under plans and programs

•	The ability to clawback compensation, including pursuant to our stock incentive plans and the compensation recoupment policy

•	Our stock ownership guidelines for senior executives to further align executive interests with those of shareholders

AVON 2019 Proxy Statement	55

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT

The Compensation and Management Development Committee has reviewed and discussed with management the Compensation Discussion and Analysis for the year ended December 31, 2018. Based upon such review and discussion, the Compensation and Management Development Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE Helen McCluskey, Chair Jose Armario Nancy Killefer Michael Sanford

56	AVON 2019 Proxy Statement

EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table provides information regarding the compensation of (i) each person who served as our CEO in 2018, (ii) our CFO in 2018, and (iii) the three other most highly compensated officers who were serving as executive officers as of December 31, 2018 (collectively, the “named executive officers” or “NEOs”).

Name	Year	Salary ($)	Bonus ($)[1]	Stock Awards ($)[2]	Option Awards ($)[3]	Non-Equity Incentive Plan Compensation ($)[4]	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)[5]	All Other Compensation ($)[6]	Total ($)

Jan Zijderveld*	2018	977,642	1,084,618	3,109,417	738,072	—	—	182,309	6,092,058

Chief Executive Officer
Sheri McCoy**	2018	295,890	—	—	—	—	—	1,035,209	1,331,099

Former Chief Executive Officer	2017	1,200,000	—	3,758,832	2,222,220	900,000	238,302	1,568,240	9,887,594
	2016	1,200,000	—	3,675,672	1,880,340	946,800	259,928	103,097	8,065,837
Jamie Wilson***	2018	701,811	—	646,400	305,119	—	—	51,589	1,704,919

Former Executive Vice President, Chief Financial Officer	2017	742,660	—	922,799	413,283	236,723	—	47,982	2,363,447

Miguel Fernandez	2018	676,291	1,373,951	704,138	332,373	—	—	375,111	3,461,865

Executive Vice President, Global President	2017	259,523	—	565,355	293,081	77,857	—	115,511	1,311,327
Jonathan Myers	2018	599,730	—	552,375	260,737	—	—	166,810	1,579,651

Executive Vice President, Chief Operating Officer
James Thompson****	2018	625,250	—	450,690	212,738	—	—	183,412	1,472,091

Senior Vice President, General Counsel	2017	276,290	—	520,125	250,971	72,526	—	96,350	1,216,262

* Mr. Zijderveld began serving as our Chief Executive Officer on February 5, 2018.

** Ms. McCoy served as our Chief Executive Officer until February 4, 2018 and terminated employment with the Company on March 31, 2018.

*** Mr. Wilson served as our Chief Financial Officer from January 1, 2017 through March 2019.

**** Mr. Thompson’s last day of employment is expected to be effective no later than April 2019.

1

In connection with his commencement of employment in 2017, Mr. Fernandez received a deferred cash award in the amount of $1,373,951, in recognition of a significant amount of value in unvested equity and other benefits from his prior employer that he forfeited. This amount was paid to Mr. Fernandez in March 2018. For Mr. Zijderveld, the amount reported in this column represents payout of his minimum guaranteed annual incentive amount for 2018 (£850,000), pursuant to the terms of his employment contract.

2

For each of the named executive officers (other than Ms. McCoy), the amounts reported in the stock awards column for 2018 consist of performance-based restricted stock units (“Performance RSUs”) and service-based restricted stock units (“Service-based RSUs”) as follows:

Name	Performance RSUs Grant Date Fair Value($)	Service-based RSUs Grant Date Fair Value($)
Mr. Zijderveld	1,759,417	1,350,000
Ms. McCoy	-	-
Mr. Wilson	331,111	315,290
Mr. Fernandez	360,686	343,452
Mr. Myers	282,947	269,428
Mr. Thompson	230,861	219,830

AVON 2019 Proxy Statement	57

The aggregate grant date fair value of the awards was determined based on the grant date fair value in accordance with FASB ASC Topic 718. For NEOs other than Mr. Zijderveld, this column (Stock Awards) reflects the Performance RSUs and the Service-based RSUs granted under our 2018-2021 long-term incentive program. For Mr. Zijderveld, this column (Stock Awards) reflects the Performance RSUs granted under our 2018-2021 long-term incentive program as well as sign-on Performance RSUs granted in connection with his employment commencement; 600,000 sign-on Performance RSUs were granted at that time, however as of December 31, 2018 the performance metrics for two-thirds of the award were not yet determined and as a result the value of only one-third of such award is included (the remaining two-thirds will be tied to the achievement of goals for the 2019 and 2020 performance periods respectively). Amounts reported for Performance RSUs are based on the probable outcome of relevant performance conditions as of the grant date. See Note 13 to the Notes to the Consolidated Financial Statements contained in our Form 10-K for 2018 for a description of the assumptions used in valuing the Performance RSUs awards. The value of the Performance RSU awards at the grant date assuming the highest level of performance conditions achieved would be $2,639,126 for Mr. Zijderveld, $496,666 for Mr. Wilson, $541,029 for Mr. Fernandez, $424,421 for Mr. Myers and $346,291 for Mr. Thompson. Performance RSUs will be settled in cash rather than shares as necessary to comply with applicable limits under our stock incentive plan(s). Please refer to the “Compensation Discussion and Analysis” for additional information.

3

The grant date fair value of the stock option awards was determined in accordance with FASB ASC Topic 718. See Note 13 to the Notes to the Consolidated Financial Statements contained in our Form 10-K for 2018 for a description of the assumptions used in valuing stock option awards.

4

This column reflects amounts earned under our annual incentive program. No named executive officer received a payout under the annual incentive program for 2018 (Mr. Zijderveld received solely his minimum guaranteed payout, as reported in the “Bonus” column and described in footnote 1 above).

5

This column for 2018 includes the change in pension value reported, which is the aggregate change in the actuarial present value of the applicable named executive officers’ accumulated benefits under our Personal Retirement Account Plan (“PRA”) and Benefit Restoration Pension Plan (“BRP”). Only Ms. McCoy was eligible to participate in qualified and non-qualified defined benefit pension plans.

6

“All Other Compensation” generally includes perquisites, 401(k) employer contributions, excess 401(k) employer contributions, New Money Purchase Section of the Avon Cosmetics Pension Plan (UK) (“UK Defined Contribution Plan”) employer contributions (including opt out payments), relocation/assignment-related tax benefits, and for Ms. McCoy, severance, which are set forth in the table below for 2018:

Name	Perquisites ($)[a]	401(k) Employer Contributions ($)	Excess 401(k) Employer Contributions ($)	UK Defined Contributions Plan (Employer Contributions) [h]	Severance	Relocation/Assignment Related Tax Benefits [i]
Mr. Zijderveld [b]	105,219	N/A	N/A	26,939	N/A	50,151
Ms. McCoy [c]	120,599	10,500	—	N/A	904,110	—
Mr. Wilson [d]	19,462	N/A	N/A	32,127	N/A	—
Mr. Fernandez [e]	170,734	N/A	N/A	37,406	N/A	166,971
Mr. Myers [f]	80,711	N/A	N/A	32,127	N/A	53,972
Mr. Thompson [g]	106,480	N/A	N/A	37,062	N/A	39,871

a	The amounts disclosed are the actual costs incurred by us. The actual and incremental cost for any complimentary Avon products is nominal.

b

For Mr. Zijderveld, perquisites includes annual transportation allowance, car service, medical insurance, and international relocation allowances in the amount of $78,135 associated with his relocation to the United Kingdom.

c

For Ms. McCoy, perquisites include financial planning and tax preparation services, and international assignment allowances in the amount of $116,099 associated with her assignment in the United Kingdom and repatriation to the United States. The amounts reported in this table for Ms. McCoy also include an entitlement to $904,110 in severance paid in 2018 in connection with her termination of employment with the Company on March 31, 2018.

d	For Mr. Wilson, perquisites include annual transportation allowance.

e	For Mr. Fernandez, perquisites include transportation allowance, and international relocation allowances in the amount of $151,272 associated with his relocation to the United Kingdom.

f	For Mr. Myers, perquisites include transportation allowance, and relocation allowances in the amount of $61,249 associated with his relocation within the United Kingdom.

g	For Mr. Thompson, perquisites include transportation allowance, and international relocation allowances in the amount of $61,249 associated with his relocation to the United Kingdom.

58	AVON 2019 Proxy Statement

h

As U.K.-based employees, Messrs. Zijderveld, Wilson, Fernandez, Myers and Thompson are not eligible to participate in our 401(k) plan (or excess 401(k) plan) but instead are eligible to participate in the UK Defined Contribution Plan, which is a tax-qualified defined contribution plan similar to our 401(k) plan. The amount listed under the UK Defined Contribution Plan is the cash payment made to Messrs. Zijderveld, Wilson and Myers in lieu of contributions to the UK Defined Contribution Plan. For a description of the UK Defined Contribution Plan, see page 50.

i

In accordance with our international relocation and assignment policies and the terms of the individual relocation/assignment agreements, the amounts shown for Messrs. Zijderveld, Fernandez, Myers and Thompson include tax benefits provided in connection with expenses associated with relocation to London, United Kingdom.

7

Compensation for Messrs. Zijderveld, Wilson, Fernandez, Myers and Thompson is generally delivered in GBP. In calculating the dollar equivalent for such amounts reported for Messrs. Zijderveld, Fernandez, Myers and Thompson, amounts have been converted to U.S. dollars based on the currency exchange rate on December 31, 2018.

AVON 2019 Proxy Statement	59

GRANTS OF PLAN-BASED AWARDS

The following table presents information regarding grants of equity and non-equity plan-based awards to our named executive officers during 2018.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]		Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards # of shares of stock or units (#)[3]	All other option awards # of securities underlying options (#)[4]	Exercise or Base Price of Option Awards ($/Sh)[5]	Grant Date FMV of Stock & Option Awards ($)[6]
			Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Zijderveld[7]			1,767,791	2,651,686
	3/14/2018	3/14/2018			205,020	410,040	615,060				1,201,417
	3/27/2018	3/27/2018			300,000	600,000	850,000				558,000
	2/5/2018	2/5/2018						600,000			1,350,000
	3/14/2018	3/14/2018							683,400	$3.49	738,072
Ms. McCoy	—	—	—	—	—	—	—	—	—	—	—
Mr. Wilson			596,540	894,810
	3/14/2018	3/14/2018			56,504	113,007	169,511				331,111
	3/14/2018	3/14/2018						113,007			315,290
	3/14/2018	3/14/2018							282,518	$3.49	305,119

Mr. Fernandez			541,033	811,549
	3/14/2018	3/14/2018			61,551	123,101	184,652				360,686
	3/14/2018	3/14/2018						123,101			343,452
	3/14/2018	3/14/2018							307,753	$3.49	332,373
Mr. Myers			479,784	719,676
	3/14/2018	3/14/2018			48,285	96,569	144,854				282,947
	3/14/2018	3/14/2018						96,569			269,428
	3/14/2018	3/14/2018							241,423	$3.49	260,737
Mr. Thompson			479,784	719,676
	3/14/2018	3/14/2018			39,396	78,792	118,188				230,861
	3/14/2018	3/14/2018						78,792			219,830
	3/14/2018	3/14/2018							196,980	$3.49	212,738

1

Amounts represent possible cash payouts under the 2018 annual incentive program, for which there is no threshold payout. Amounts shown for Messrs. Zijderveld, Wilson, Fernandez, Myers and Thompson have been converted from GBP to U.S. dollars based on the December 31, 2018 currency exchange rate.

2

This column reflects the Performance RSUs granted under our 2018-2021 long-term incentive program (including, for Mr. Zijderveld, an additional sign-on Performance RSU award). Performance RSUs will be settled in cash rather than shares as necessary to comply with applicable limits under our stock incentive plan(s). Please refer to the “Compensation Discussion and Analysis” for additional information. Mr. Zijderveld was granted 600,000 sign-on Performance RSUs under the terms of his employment contract, however as of December 31, 2018 the performance metrics for two-thirds of the award were not yet determined, and as a result the value of only one-third of such award is included. The remaining two thirds will be tied to the achievement of goals for the 2019 and 2020 performance periods respectively.

3	These Service-based RSUs vest 100% on the third anniversary of the grant date.

60	AVON 2019 Proxy Statement

4	This column shows the number of stock option awards granted under our 2018-2021 LTIP. All of the stock options listed above vest one-third per year over a three-year period.

5	This column shows the exercise price of stock option awards granted under our 2018-2021 LTIP, which is equal to 125% of the closing price of our common stock on the NYSE on the date of grant.

6	Please refer to Footnotes 2 and 3 under the Summary Compensation Table for additional information.

7	All of Mr. Zijderveld’s 2018 equity grants were made outside of our 2016 Omnibus Incentive Plan using the NYSE inducement grant exception.

AVON 2019 Proxy Statement	61

The material factors necessary for an understanding of the compensation for our named executive officers are described under the “Compensation Discussion and Analysis” and “Potential Payments Upon Termination of Employment, Including After a Change in Control” sections and the corresponding footnotes to the tables. In addition, most of our named executive officers have an employment agreement that identifies, where applicable, his or her position and generally provides, among other things, for (i) an annual base salary, (ii) eligibility to receive annual cash bonuses and long-term incentive awards, (iii) sign-on compensation, and (iv) eligibility to receive perquisites and to participate in benefit plans generally available to similarly situated senior executives. During 2018, Ms. McCoy was entitled to international assignment benefits, such as repatriation support, together with related tax equalization benefits, under our relocation policies and the terms of her international assignment and retirement agreements. Messrs. Zijderveld, Fernandez, Myers and Thompson were entitled to relocation support under our relocation policies and the terms of their employment contracts. Ms. McCoy became entitled to severance pay and benefits under the terms of our applicable severance programs and her severance agreement in connection with her termination of employment on March 31, 2018, as described under “Potential Payments Upon Termination of Employment, Including after Change in Control” and as disclosed in the Summary Compensation Table.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table presents information regarding outstanding equity awards as of December 31, 2018 for the named executive officers. All dollar values are based on $1.52, the closing price of our common stock on the NYSE on December 31, 2018.

Name	Option Awards				Stock Awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option Expiration date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mr. Zijderveld	-	683,400[1]	3.49	3/14/2028	600,000[7]	912,000	-	-
							205,020[13]	623,261
							300,000[14]	456,000
Ms. McCoy	924,000	462,000[2]	5.49	3/10/2026			277,200[15]	842,688
	462,000	924,000[3]	5.54	3/17/2027			138,600[16]	421,344
Mr. Wilson	85,922	171,843[3]	5.54	3/17/2027	103,106[8]	156,721	51,553[16]	156,721
	-	282,518[1]	3.49	3/14/2028	113,007[9]	171,771	56,504[13]	171,771
Mr. Fernandez	100,028	200,055[4]	3.30	8/21/2027	120,033[10]	182,450	60,017[16]	182,450
	-	307,753[1]	3.49	3/14/2028	123,101[9]	187,114	61,551[13]	187,114
Mr. Myers	60,715	121,430[5]	3.09	9/1/2027	72,858[11]	110,744	36,429[16]	110,744
	-	241,423[1]	3.49	3/14/2028	96,569[9]	146,785	48,285[13]	146,785
Mr. Thompson	64,024	128,046[6]	4.44	8/1/2027	76,828[12]	116,779	38,414[16]	116,779
	-	196,980[1]	3.49	3/14/2028	78,792[9]	119,764	39,396[13]	119,764

1	These stock options vest in equal installments on March 14, 2019, March 14, 2020 and March 14, 2021. Dividend equivalents are not paid on stock options.

2	These stock options vest on March 10, 2019. Dividend equivalents are not paid on stock options.

3	These stock options vest in equal installments on March 17, 2019 and March 17, 2020. Dividend equivalents are not paid on stock options.

4	These stock options vest in equal installments on August 21, 2019 and August 21, 2020. Dividend equivalents are not paid on stock options.

5	These stock options vest in equal installments on September 1, 2019 and September 1, 2020. Dividend equivalents are not paid on stock options.

6	These stock options vest in equal installments on August 1, 2019 and August 1, 2020. Dividend equivalents are not paid on stock options.

7

These Service-based RSUs were granted in respect of Mr. Zijderveld’s sign on award and vest 100% on February 5, 2021. Dividend equivalents are paid in cash on these Service-based RSUs annually to the extent the Company pays any dividends on its common stock.

62	AVON 2019 Proxy Statement

8	These Service-based RSUs vest 100% on March 17, 2020. Dividend equivalents are paid in cash on these Service-based RSUs annually to the extent the Company pays any dividends on its common stock.

9	These Service-based RSUs vest 100% on March 14, 2021. Dividend equivalents are paid in cash on these Service-based RSUs annually to the extent the Company pays any dividends on its common stock.

10	These Service-based RSUs vest 100% on August 21, 2020. Dividend equivalents are paid in cash on these Service-based RSUs annually to the extent the Company pays any dividends on its common stock.

11	These Service-based RSUs vest 100% on September 1, 2020. Dividend equivalents are paid in cash on these Service-based RSUs annually to the extent the Company pays any dividends on its common stock.

12	These Service-based RSUs vest 100% on August 1, 2020. Dividend equivalents are paid in cash on these Service-based RSUs annually to the extent the Company pays any dividends on its common stock.

13

These Performance RSUs are tied to the achievement of goals for the 2018-2021 performance period. Amounts reflect the threshold number of shares that could be earned as of the end of the performance period. Assuming the performance conditions are satisfied, Performance RSUs vest and settle on March 14, 2021. Dividend equivalents are not paid on Performance RSUs.

14

These Performance RSUs were granted in respect of Mr. Zijderveld’s sign-on award and are tied to the achievement of goals for the 2018 performance period. Amounts reflect the threshold number of shares that could be earned with respect to the performance period. Assuming the performance conditions are satisfied, Performance RSUs vest and settle on March 27, 2021. Mr. Zijderveld was granted 600,000 sign-on Performance RSUs under the terms of his employment contract, however as of December 31, 2018 the performance metrics for two-thirds of the award were not yet determined, and as a result the value of only one-third of such award is included. The remaining two thirds will be tied to the achievement of goals for the 2019 and 2020 performance periods respectively.

15

These Performance RSUs are tied to the achievement of goals for the 2016-2019 performance period. Amounts reflect the threshold number of shares that could be earned as of the end of the performance period. Assuming the performance conditions are satisfied, Performance RSUs vest and settle on March 10, 2019. Dividend equivalents are not paid on Performance RSUs.

16

These Performance RSUs are tied to the achievement of goals for the 2017-2020 performance period. Amounts reflect the threshold number of shares that could be earned as of the end of the performance period. Assuming the performance conditions are satisfied, Performance RSUs vest and settle on March 17, 2020. For Messrs. Fernandez, Myers and Thompson, as their employment commenced after the beginning of the performance period, under the terms of the plan they must continue to hold any vested shares until three years from the date of their respective grants, this is August 21, 2020, September 1, 2020 and August 1, 2020 respectively for Messrs. Fernandez, Myers and Thompson. Dividend equivalents are not paid on Performance RSUs.

OPTION EXERCISES AND STOCK VESTED

The following table presents information regarding stock option exercises and the vesting of restricted stock unit awards during 2018 for our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Zijderveld	—	—	—	—
Ms. McCoy	—	—	229,745	654,773
Mr. Wilson	—	—	—	—
Mr. Fernandez	—	—	—	—
Mr. Myers	—	—	—	—
Mr. Thompson	—	—	—	—

AVON 2019 Proxy Statement	63

PENSION BENEFITS

The following table presents information on our defined benefit pension plans and supplemental benefit restoration plan as of December 31, 2018 for our named executive officers.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)[1]	Payments During Last Fiscal Year ($)
Mr. Zijderveld	N/A	N/A	N/A	N/A
Ms. McCoy	Avon Products, Inc. Personal Retirement Account Plan (“PRA”)[2]	6.000	129,252	0
	Benefit Restoration Pension Plan (“BRP”)[2]	6.000	203,483	0
Mr. Wilson[3]	N/A	N/A	N/A	N/A
Mr. Fernandez[3]	N/A	N/A	N/A	N/A
Mr. Myers[3]	N/A	N/A	N/A	N/A
Mr. Thompson[3]	N/A	N/A	N/A	N/A

1

The amounts in this column represent the present values of the accumulated benefits based on an assumed retirement age equal to the earliest date the named executive officer may retire without any benefit reductions. The named executive officers listed as participants in the PRA and BRP are subject to the cash balance benefit formula, which have no actuarial reductions for early retirement. Therefore, the assumed retirement age is 65 for these participants.

2

For Ms. McCoy, the only participating NEO, the present value of the accrued cash balance benefits is equal to the cash balance benefits as of December 31, 2018, projected to the normal retirement age of 65, based on an interest crediting rate of 5.00% per annum for the PRA and BRP for the portion of the balance attributable to pay credits earned before December 31, 2014, and on an interest crediting rate of 3.36% per annum for the PRA and an interest crediting rate of 3.36% per annum for the BRP, in each case for the portion of the balance attributable to pay credits earned after December 31, 2014. Amounts are then discounted back to December 31, 2018 at a rate of 4.27% per annum for the PRA and 3.96% per annum for the BRP. Due to the difference between the assumed interest crediting rates and the relevant accounting discount rates, the December 31, 2018 actual cash balance accounts are less than the amounts disclosed in the table above.

On December 31, 2018, the actual cash balance account balances were as follows:

	PRA	BRP
Mr. Zijderveld	N/A	N/A
Ms. McCoy	129,707	0
Mr. Wilson	N/A	N/A
Mr. Fernandez	N/A	N/A
Mr. Myers	N/A	N/A
Mr. Thompson	N/A	N/A

As of December 31, 2015, Ms. McCoy is vested in the PRA and the BRP. Pursuant to her employment agreement, Ms. McCoy’s BRP balance includes an additional 2% accrual above and below the Social Security Taxable Wage Base over the current basic credits table set forth below under the “Avon Products, Inc. Personal Retirement Account Plan” section. BRP benefits are generally paid 80% lump sum and 20% in 60 consecutive monthly installments. PRA benefits may be paid in various forms. Ms. McCoy had a trigger event at March 31, 2018 and was therefore required to commence her BRP benefit in 2018. She received a lump sum payment of $998,261.46 in 2018 and began receiving monthly payments of $4,321.20 to be paid through March 31, 2023. The present value reported for the BRP in the table above reflects the present value of the remaining monthly payments at December 31, 2018.

3

Messrs. Zijderveld, Wilson, Fernandez, Myers and Thompson do not participate in the PRA, BRP or any other defined benefit retirement plans that are sponsored, maintained or established by us or to which we contribute.

64	AVON 2019 Proxy Statement

Avon Products, Inc. Personal Retirement Account Plan

The Avon Products, Inc. Personal Retirement Account Plan (“PRA”) is a U.S. tax-qualified defined benefit pension plan that is generally available to our eligible employees who have completed one year of service. Eligible named executive officers participate in the cash balance benefit accrual formula of the PRA, which generally provides a retirement benefit equal to the value of the participant’s hypothetical account balance. The hypothetical account balance is credited with an interest credit and a basic credit as of the last day of each month. For balances as of December 31, 2014, the interest credit is 1/12 of the annual rate of interest on Treasury securities for the month of November of the prior year (but not less than 5%). For balances as a result of pay credits earned on or after January 1, 2015 the interest credit is 1/12 of the annual rate of interest on Treasury securities for the month of November of the prior year (but not less than 1.6%). The basic credit is an employer contribution based upon a percentage of eligible compensation earned. The percentage of eligible compensation differs depending upon the number of points a participant has earned. Points are determined by adding the participant’s vesting service and attained age as of the last day of the prior plan year. Basic credits are determined as follows:

Participant Points	Percentage of Compensation Up to Social Security Wage Base*	Percentage of Compensation Over Social Security Wage Base*
<30	3.0%	4.50%
30-39	3.5%	5.25%
40-49	4.0%	6.00%
50-59	4.5%	6.75%
60-69	5.0%	7.50%
70-79	5.5%	8.25%
80-89	6.0%	9.00%
90 or more	6.5%	9.75%

* $128,400 in 2018

Compensation is generally defined as salary and annual bonus (not in excess of the target bonus amount), subject to the maximum permitted under Internal Revenue Code regulations. Long-term equity compensation is not included.

A participant must complete three years of service in order to be vested in the PRA. Participants may receive PRA benefits upon request as soon as practicable after termination of employment or at the end of the salary continuation period for those employees receiving severance benefits. Benefits may be paid, at the request of a participant, as a lump sum or annuity or various forms of joint and survivor annuities. None of our named executive officers have selected the form of payment of their PRA benefits.

The PRA is not available to employees hired on or after January 1, 2015.

Benefit Restoration Pension Plan of Avon Products, Inc.

The Benefit Restoration Pension Plan of Avon Products, Inc. (“BRP”) is a nonqualified defined benefit pension plan available to a select group of U.S.-based management or highly compensated employees whose benefits under the PRA are limited by the Internal Revenue Code maximum benefit limit. The BRP was established to provide participants in the PRA with the retirement benefits to which they were entitled under the PRA but may not be paid as a result of Internal Revenue Code limits.

Generally, the same definitions under the PRA for compensation, average final compensation and service apply to the BRP, except that the compensation and benefit limits under the Internal Revenue Code for qualified plans are disregarded. The same benefit accrual formulas also apply, however, pursuant to Ms. McCoy’s employment agreement, the basic credits under the BRP cash balance benefit formula for Ms. McCoy are increased by 2% both above and below the Social Security Taxable Wage Base. Generally, a participant must complete three years of service to become 100% vested under the BRP.

If a participant receives salary continuation, the salary continuation period is credited to the participant at the time of the termination to match the service crediting rules of the PRA. In addition, if a participant under the Company’s Change in Control Policy is terminated after a change in control, such participant would be credited with an additional two years of service and age at the time of the termination of employment. In order to determine the BRP benefit, the hypothetical amount payable under the PRA is subtracted from the amount calculated under the BRP and the BRP pays out the excess. Benefits are paid from our general assets. The BRP benefit generally will be paid 80% in a lump sum cash payment and 20% in 60 monthly installments. Certain key employees may be subject to a six month delay in payments under Section 409A of the Internal Revenue Code.

The BRP is not available to employees hired on or after January 1, 2015.

AVON 2019 Proxy Statement	65

NONQUALIFIED DEFERRED COMPENSATION

Avon Products, Inc. Deferred Compensation Plan (“DCP”)

We maintain a nonqualified Deferred Compensation Plan (“DCP”), pursuant to which to a select group of U.S.-based management or highly compensated employees are eligible to defer a portion of base salary and all or a portion of any annual bonus, and excess 401(k) plan deferrals may also be made. None of our current NEOs participated in the DCP during 2018. In addition, Messrs. Zijderveld, Wilson, Fernandez and Thompson are not eligible to participate in the DCP, which is only for U.S.-based eligible employees.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT, INCLUDING

AFTER A CHANGE IN CONTROL

We have entered into individual agreements and maintain certain plans and arrangements that provide for payments to our named executive officers upon termination of employment, including after a change in control as set forth below.

Involuntary Termination of Employment (Other Than For Cause or Disability); Constructive Termination

Chief Executive Officer (“CEO”)

In the event that we terminate Mr. Zijderveld’s employment other than for cause (as defined in his employment agreement), unsatisfactory work performance, failure to return to work after an approved leave of absence, death or disability, or if he terminates his employment for good reason (as defined in his employment agreement), he would generally be entitled to receive substantially the same severance payments and benefits afforded to other U.K.-based senior officers described under “Non-CEO” below, except that Mr. Zijderveld would also be entitled to immediate pro-rata vesting of his unvested sign-on Service-based RSUs and sign-on Performance RSUs.

U.K.-based Non-CEO Named Executive Officers

In the event that we terminate the employment of any of our U.K.-based named executive officers other than for cause or disability, under the terms of each of their employment contracts we would generally pay the equivalent of 24 months’ salary, which is typically paid as a lump sum payment and includes pay in lieu of notice. If not paid as a lump sum and instead paid as salary continuation, each currently employed U.K.-based named executive enrolled in the applicable health plan would be entitled to continuing coverage under our applicable private medical plan and applicable group life insurance and income protection plan(s) during the salary continuation period. In addition, we would generally continue to provide certain of the perquisites he or she currently receives as applicable: twenty-four months of transportation or car allowance and pension contributions until the end of his or her contract in effect. In addition, we would generally provide outplacement services for twelve months following termination of employment.

In the event of involuntary termination without cause, a pro-rata portion of Service-based RSUs would vest and be settled in accordance with the terms of the individual award agreements. If termination occurs during the year of the grant, all Performance RSUs would be forfeited. If termination is on or after January 1 of the year following the grant, a pro-rata portion of the Performance RSUs would vest and settle in accordance with the terms of the individual award agreements, provided that the applicable performance goals have been satisfied. In addition, in the event of involuntary termination other than for cause, death, disability or retirement, a named executive officer’s stock options that were exercisable as of the date of separation from service will continue to remain exercisable until 90 days after such date of separation from service.

A NEO who is involuntarily terminated without cause on or after August 1 would be entitled to a pro-rated award under the annual incentive program provided that the applicable performance goals have been satisfied. Terminated employees would generally be required to sign a release of all claims and agree to non-competition, non-solicitation non-disparagement, cooperation, and confidentiality provisions as a condition of receiving severance benefits.

U.S.-based Non-CEO NEOs

No U.S.-based named executive officer was employed on the last day of the fiscal year. See “Departure of Former CEO” for a description of the letter agreement entered into with Ms. McCoy in connection with her 2018 separation.

66	AVON 2019 Proxy Statement

Disability

In the event of qualifying disability, a U.K.-based NEO would be entitled to receive benefits under our sickness absence policy, which provide the following income replacement benefit. Under the sickness absence policy, the U.K. based named executive officer would be entitled to the following:

Service with Avon	Entitlement

0-1 year	4 weeks at full pay

1-2 year	8 weeks at full pay

2-5 years	16 weeks at full pay

5+ years	26 weeks at full pay

Following the cessation of the above, a U.K.-based named executive could apply for income protection where 67% of their base salary would be paid for a period of up to three years. In addition, each U.K. based named executive officer would generally continue to be covered by our applicable group life plan(s) and pension contributions would continue based on the fixed rate of pensionable pay applicable immediately before acceptance on to the income protection scheme. All other perquisites would discontinue. In the event of separation from service due to disability, all Service-based RSUs would vest and be settled, in accordance with the terms of the individual award agreements. All Performance RSUs would be pro-rated and paid on the original settlement date, provided that the performance goals have been satisfied. All stock options awarded under the 2016 Omnibus Incentive Plan would immediately vest and be exercisable until the first anniversary of the date of separation from service due to disability.

Retirement

Other than with respect to Ms. McCoy’s 2018 separation as described below under “Departure of Former CEO,” no current named executive officers are presently retirement-eligible and, therefore, all would forfeit any unvested cash or equity incentive compensation upon retirement. For a named executive officer who is retirement-eligible: (i) if retirement is prior to January 1 of the year following the grant, a pro-rata portion of his or her Service-based RSUs would vest and be settled, in accordance with the terms of the individual award agreements, while all Performance RSUs would be forfeited; or (ii) if retirement is after January 1 of the year following the grant, all of his or her Service-based RSUs would vest and be settled, in accordance with the terms of the individual award agreements and a pro-rata portion of Performance RSUs would vest provided that the performance goals have been satisfied. If the retirement is after the first anniversary of the grant date, stock options awarded under the 2018-2021 LTIP will continue to vest pursuant to the terms of the individual award agreements and be exercisable until the third anniversary of the date of separation from service due to retirement. A retirement-eligible NEO would be entitled to a pro-rated annual cash incentive award, provided that the applicable performance goals have been satisfied.

Death

In the event of a named executive officer’s death, his or her beneficiary generally would be entitled to death and life insurance benefits. NEOs generally will receive benefits pursuant to our applicable group life and accident plan(s) for similarly situated employees of their employing entity.

All of a NEO’s Service-based RSUs would vest and be settled, in accordance with the terms of the individual award agreements. Performance RSUs would be pro-rated, provided that the performance goals have been satisfied. Under our annual incentive program, a participating NEO who dies during the performance period is entitled to a pro-rated award provided that the performance goals have been satisfied. All of a NEO’s stock options awarded under the 2016 Omnibus Incentive Plan would immediately vest and be exercisable until the first anniversary of the date of separation from service due to death.

Change in Control—Involuntary Termination of Employment (Other Than For Cause or Disability) or Constructive Termination

Our Amended and Restated Change in Control Policy has been designed based on competitive practice, with the objective of attracting senior-level executives and motivating and retaining them in the event of a potential change in control. Generally, we believe that having change in control provisions will help ensure that, in the event of a potential change in control, members of senior management can act in the best interests of all the shareholders without concern for the uncertainty and distraction that would result from the effects a change in control could have on their personal situations. All of our currently active named executive officers are covered under our policy.

The policy provides for payments to be made to covered executives upon a “double trigger,” (i.e., in the event of an involuntary termination without cause or termination by a covered executive for good reason within two years after a change in control), which reflects shareholder input and considerations. A covered executive is generally entitled to receive two times the sum of base salary and target annual incentive bonus, and continued participation in our medical/welfare benefit plans for two years.

AVON 2019 Proxy Statement	67

“Change in control” is defined generally in the policy as an event that would be considered a change in control under Section 409A of the Internal Revenue Code and the regulations issued thereunder and which includes:

•	the acquisition by a person or group of persons of beneficial ownership of more than 50% of the outstanding stock of the Company, measured by vote or value;

•	the acquisition by a person or group of persons that acquires, within a 12-month period, 30% or more of the total voting power of the outstanding stock of the Company;
•

a majority of our Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

•

a sale of a substantial portion of the Company’s assets (40% or more of the total gross fair market value) within a 12-month period unless the recipient of the assets is (i) a subsidiary, 50% or more of the total value or voting power of which is owned by the Company, (ii) Company shareholder(s) owning 50% or more of the total value or voting power of the Company, or (iii) an entity of which at least 50% of the total value or voting power is owned by such Company shareholder(s) described in (ii); provided that the assets are not distributed to a Company shareholder in exchange for common stock.

In the event of a change in control, the 2016 Omnibus Incentive Plan provides for unvested awards that are assumed or otherwise replaced in the change in control to become fully vested and payable upon a “double trigger”. If the awards are no longer payable in our stock, and are not assumed or replaced in the change in control transaction, the awards become fully vested and payable upon the change in control. Awards subject to the achievement of performance goals will be fully vested and valued as if the performance goals had been achieved at target.

None of our NEOs are entitled to reimbursement or gross-up of any parachute payment excise tax that might be incurred under Section 280G of the Internal Revenue Code as a result of payments made in connection with a change in control.

Departure of Former CEO

In August 2017, we entered into a letter agreement with Ms. McCoy, which provided that Ms. McCoy would retire as CEO on March 31, 2018, provided that if the Company determined that Ms. McCoy’s successor would be appointed prior to March 31, 2018, Ms. McCoy would continue to be employed as an advisor until March 31, 2018 on the same terms and conditions of employment (except she would not be eligible to receive annual or long-term incentive awards with respect to 2018). In February 2018, we announced Ms. McCoy’s successor, and that Ms. McCoy would retire as CEO effective as of February 4, 2018, but remain employed as an advisor to the Board and the new CEO during a transition period through March 31, 2018.

Ms. McCoy’s termination constituted an involuntary separation other than for cause for purposes of the Company’s compensation and benefit plans and arrangements, and as such she began receiving continued base salary at the rate in effect on the termination date for a period of 24 months. She is also entitled to continuing coverage under our applicable group health plan(s) and applicable group life and accident plan(s) during the salary continuation period. In addition, Ms. McCoy was entitled to receive her annual executive health exam for 2018, to the extent not received prior to termination, as well as outplacement services for twelve months following her termination of employment (which she did not use).

Ms. McCoy’s termination constituted a retirement for purposes of vesting and for stock option exercise under the terms of our incentive plans and outstanding awards, as described in more detail above in the “Retirement” section. Ms. McCoy’s international assignment benefits ceased, and she is entitled to repatriation benefits consistent with her assignment agreement and our international assignment policies, which included tax assistance and tax equalization benefits for as long as she is subject to United Kingdom taxes on her Company-compensation, and included lease termination fees and other similar fees and penalties that she incurred as a result of the end of her international assignment (provided that she was required to use reasonable efforts to mitigate the amount of any such fees and penalties).

Potential Payments Upon Termination or Change in Control Table

The following information sets forth the estimated incremental payments and benefits that would be payable upon termination of employment or a change in control, assuming that the triggering event occurred on December 31, 2018 for each of our NEOs, unless otherwise provided in the accompanying narrative footnotes. These amounts exclude earned amounts, such as accrued amounts under compensation and benefits plans described previously in this Proxy Statement, which are not contingent upon a termination or a change in control. The valuation of equity awards is based upon a stock price of $1.52, the closing price of our common stock on the NYSE on December 31, 2018 (last trading day of our last fiscal year). Although the Performance RSUs granted under our long-term incentive program in 2016, 2017 and 2018 would have vested pro-rata upon the events described in columns footnoted as 1 through 4 in the table below, they are not included in these amounts as payment is subject to attainment of performance goals. In addition, each NEO, as applicable, has stock options as set forth in the “Outstanding Equity Awards at Fiscal Year End” table, which would have vested in full upon the events described in columns footnoted as 2, 4 and 6. However, such stock options have no intrinsic value as the exercise prices were higher than the closing price of our common stock on the NYSE on December 31, 2018.

68	AVON 2019 Proxy Statement

Name	Involuntary or Constructive Termination ($)[1]	Disability ($)[2]	Retirement ($)[3]	Death ($)[4]	Change in Control ($)[5]	Involuntary or Constructive Termination Following a Change of Control ($)[6]
Mr. Zijderveld	2,456,457	3,103,005	0	3,220,284	0	8,988,855

Ms. McCoy[8]	N/A	N/A	N/A	N/A	N/A	N/A

Mr. Wilson	1,541,820	1,801,588	0	2,636,776	0	3,257,520

Mr. Fernandez	1,566,857	1,789,092	0	2,677,848	0	3,234,842

Mr. Myers	1,304,872	1,510,798	0	2,560,253	0	2,670,323

Mr. Thompson	1,417,771	1,548,936	0	2,544,826	0	2,668,145

1

We would pay a cash severance amount over a two-year period of $2,169,236 for Mr. Zijderveld, $1,403,623 for Mr. Wilson, $1,352,582 for Mr. Fernandez, $1,199,460 for Mr. Myers and $1,250,500 for Mr. Thompson. The value of continued coverage for a two-year period under our applicable group health plan(s) is $30,054 for Mr. Zijderveld, $3,524 for Messrs. Fernandez and Myers and $51,538 for Mr. Thompson, based on current costs and assuming an annual 2019 health care trend rate of 7.00%, an annual dental trend rate of 5.00% and a discount rate of 3.71%. The value of continued coverage under our applicable group life and accident plan(s) for a two-year period is $3,834 for Messrs. Zijderveld, Wilson, Fernandez, Myers and Thompson, in each case assuming a discount rate of 3.71%. The estimated value of the repatriation costs we would pay for Mr. Fernandez and Mr. Thompson would be $53,709 and $13,837, respectively. The value of Service-based RSUs that would immediately vest is $253,333 for Mr. Zijderveld, $134,363 for Mr. Wilson, $153,208 for Mr. Fernandez, $98,054 for Mr. Myers and $98,062 for Mr. Thompson.

2

Assuming continuation of disability payments for four weeks at full pay and for three years at 67% of base salary for U.K.-based NEOs, the present value of disability payments is $2,191,005 for Mr. Zijderveld, $1,473,096 for Mr. Wilson, $1,419,528 for Mr. Fernandez, $1,258,829 for Mr. Myers and $1,312,394 for Mr. Thompson based on a discount rate of 2.76%. The value of Service-based RSUs that would immediately vest is $912,000 for Mr. Zijderveld, $328,492 for Mr. Wilson, $369,564 for Mr. Fernandez, $251,969 for Mr. Myers and $236,542 for Mr. Thompson.

3

For purposes of our equity incentive compensation plans, no actively employed NEOs were retirement eligible as of December 31, 2018. Therefore, all listed named executive officers would have forfeited their outstanding equity awards if they had retired as of December 31, 2018.

4

Upon Messrs. Zijderveld’s, Wilson’s, Fernandez’s, Myers’s or Thompson’s death, death benefits in the amount of $2,308,284 would be paid. The value of Service-based RSUs that would immediately vest is $912,000 for Mr. Zijderveld, $328,492 for Mr. Wilson, $369,564 for Mr. Fernandez, $251,969 for Mr. Myers and $236,542 for Mr. Thompson.

5

Our change in control policy provides for payments to be made to covered executives upon a “double trigger” as described above. Therefore, we have assumed for the purposes of this column that unvested awards under our stock incentive plans have been assumed or otherwise replaced by the acquirer or surviving entity upon a change in control and that no second trigger has occurred.

6

Our NEOs would receive benefits pursuant to our double trigger change in control policy. Mr. Zijderveld, Mr. Wilson, Mr. Fernandez, Mr. Myers and Mr. Thompson would receive payments of $6,507,707, $2,596,703, $2,434,648, $2,159,027 and $2,125,851, respectively, which consist of 200% of the sum of the target annual cash bonus and base salary. These payments would be made in a lump sum. See footnote 1 above for the estimated values of continued coverage under our applicable group health plan(s) and life insurance plans for the two-year period following an involuntary termination and repatriation benefits.

For purposes of awards under our stock incentive plan, we have assumed for the purposes of this column that unvested awards have been assumed or otherwise replaced by the acquirer or surviving entity upon a change in control so that they would vest and be payable upon involuntary or constructive termination of employment that occurs within two years following a change in control. The value of Service-based RSUs that would immediately vest is $912,000 for Mr. Zijderveld, $328,492 for Mr. Wilson, $369,564 for Mr. Fernandez, $251,969 for Mr. Myers and $236,542 for Mr. Thompson. The value of the Performance RSUs granted under our long-term incentive program in 2017 and 2018 that would vest at target regardless of performance is $1,535,261 for Mr. Zijderveld, $328,492 for Mr. Wilson, $369,564 for Mr. Fernandez, $251,969 for Mr. Myers and $236,542 for Mr. Thompson. The Performance RSUs would be settled on the original settlement date, which is three years following the grant date.

7

For Messrs. Zijderveld, Wilson, Fernandez Myers and Thompson, in calculating the dollar equivalent for amounts that would be delivered in GBP, amounts have been converted to U.S. dollars based on the December 31, 2018 currency exchange rate.

AVON 2019 Proxy Statement	69

8

Given that Ms. McCoy’s employment ended prior to December 31, 2018, there would be no incremental payments or benefits that would be payable to her with respect to the listed events as of that date. As described in “Departure of Former CEO” above, we entered into a letter agreement with Ms. McCoy in August 2017 pursuant to which Ms. McCoy would depart on March 31, 2018, and that her departure would constitute an involuntary separation other than for cause for purposes of the Company’s compensation and benefit plans and programs and that she is retirement-eligible for purposes of vesting and for stock option exercise under the terms of our incentive plans and outstanding awards.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Zijderveld, CEO for 2018:

For 2018, our last completed fiscal year:

•	the annual total compensation of the employee identified at median of our company (other than our CEO), was $23,554; and

•	the annual total compensation of the CEO was $6,206,339.

Based on this information, for 2018 the ratio of the annual total compensation of Mr. Zijderveld, our current CEO, to the median of the annual total compensation of all employees is estimated to be 263 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Therefore, the estimated pay ratio reported above may not be comparable to the pay ratios reported by other companies and should not be used as a basis for comparison between companies.

As noted previously in this Proxy Statement, 2018 was a year of CEO transition for us, as Mr. Zijderfeld commenced service and Ms. McCoy departed. Pursuant to Instruction 10 of Item 402(u) of Regulation S-K, we have calculated the annual total compensation of the CEO by looking to Mr. Zijderveld’s compensation. The annual total compensation for the CEO equals the CEO’s compensation as reported in the Summary Compensation Table plus an additional amount that reflects the annualization of his base salary, non-equity incentive plan compensation and annual long-term equity award for 2018. To identify the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows: We determined that, as of October 1, 2018, our employee population consisted of approximately 24,200 individuals globally. We selected October 1, 2018, which is within the last three months of 2018, as the date upon which we would identify the “median employee”. To identify the “median employee” from our employee population, we used base salary paid during the 12-month period ending December 31, 2018. In making the determination, however, this resulted in approximately 699 associates with the same base salary, so we then took the median of annual total compensation for this group of employees to determine the “median employee” for the purposes of the CEO pay ratio disclosure. For purposes of this disclosure, amounts were converted from local currency to U.S. dollars using the rate of exchange in effect on December 31, 2018.

70	AVON 2019 Proxy Statement

PROPOSAL 2—ANNUAL ADVISORY VOTE TO APPROVE

EXECUTIVE COMPENSATION

We are asking shareholders to approve our annual advisory resolution on the compensation of our named executive officers (“NEOs”) as described in the Executive Compensation section of this Proxy Statement. The Compensation Discussion and Analysis, beginning on page 33, describes our executive compensation programs and decisions made by the Compensation and Management Development Committee of the Board of Directors (the “Committee”) in detail. In 2017, the Board of Directors (the “Board”) determined that the Company will hold advisory votes to approve executive compensation on an annual basis. It is expected that the next such advisory vote will occur at our 2020 annual meeting of shareholders.

In our shareholder outreach efforts, the feedback provided to us was focused on the continued improvement of the business and certain issues in executive compensation that we addressed. Overall 2018 operating results were disappointing and reinforced the urgent need to execute Avon’s new strategic direction. In 2018 we made critical progress in addressing key concerns of leadership and strategic direction. Throughout the year we continued to strengthen Avon’s leadership team, further recruiting seasoned and skilled senior executives. The process of putting in place a leadership team to accelerate change and to increase sustainable profit continued with the recruitment by the Board of a new Chief Executive Officer (“CEO”), Jan Zijderveld, who joined Avon in February 2018. In addition, we made critical senior leadership appointments in key markets, and we are confident that Avon has an energized, highly motivated leadership team in place with the skillset required to deliver our new Open Up Strategy and the experience needed to restore Avon to growth in key emerging and developing markets.

Avon is operating in a dramatically changing and competitive environment, where business as usual is not an option for Avon. A year ago the Board gave Mr. Zijderveld a clear mandate to lead a deep and comprehensive strategic and operating review of all facets of the business and evaluate ways to significantly accelerate Avon’s path to profitable growth. This review led to the development and launch of Avon’s new Open Up Strategy, which was communicated to shareholders in September 2018. Our Open Up Strategy is simple and clear, and we made important progress during Q3 and Q4 of 2018.

The Committee reviewed the Company’s compensation programs during 2018 and affirmed their alignment with shareholders, through many factors, including:

•

Our CEO’s target annual compensation opportunity is below the median of our peer group, which is consistent with our performance and our share usage. We redefined our peer group in 2017 to better reflect our smaller revenue scope

•	Our CEO’s annual and long-term incentive opportunity is entirely performance-based and at-risk

•	Our NEOs have, on average, approximately 75% of their total compensation tied to performance and at-risk

•

None of our executives earned a cash annual incentive award for 2018 as a result of the Company not meeting our performance goals (other than an employment inducement award to our new CEO of a one-time minimum 2018 annual incentive of 50% of target)

•

66% of the performance-based restricted stock units awards granted in 2016 that were eligible to vest in early 2019 based on our relative total shareholder return (“TSR”) performance were forfeited due to underperformance.

The following factors support our recommendation to approve the compensation of our NEOs:

•

Our programs are designed to support and drive short- and long-term, externally communicated business objectives. Further, an analysis of our programs demonstrates a strong and direct link between realizable pay and performance.

•	Our program design incorporates shareholder feedback received during outreach campaigns.

•

Our long-term incentive plan design is aligned with shareholder value, requiring significant stock price appreciation before target awards are realized. As a result, we have delivered long-term incentive compensation for our NEOs well below target.

•	We have also maintained a focus on limiting shareholder dilution.

•	We benchmark our executives’ pay against a peer group that better reflects Avon’s business following the separation of our North America business.

We are committed to ensuring that Avon’s pay framework, particularly our incentive programs, are aligned with and reflect the most important task of our executive team – returning our business to profitable growth. For 2019, we continue our commitment to improved financial and operating performance and tying executive compensation opportunity to the achievement of our goals. The Committee believes that many elements of the current incentive program remain appropriate, as it has strong performance elements that support our externally communicated business goals and requires significant stock price appreciation for executives to realize target compensation, with a few adjustments to further strengthen their alignment with Avon’s strategic direction and focus on delivering the turnaround strategy with urgency.

AVON 2019 Proxy Statement	71

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, the Board recommends a vote in favor of the following advisory resolution:

RESOLVED, that the shareholders approve the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission under Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the executive compensation tables and related narrative discussion.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the principles, policies, and practices described in this Proxy Statement. Although the vote is non-binding, the Committee will review and consider the voting results in connection with evaluating and structuring our executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS that you vote FOR approval of the compensation of our named executive officers, as disclosed in this Proxy Statement.

72	AVON 2019 Proxy Statement

PROPOSAL 3—APPROVAL OF THE AMENDED AND RESTATED 2016 OMNIBUS INCENTIVE PLAN

The Board of Directors (the “Board”) Has Adopted and Recommends a Vote “FOR” Approval of the

Avon Products, Inc. 2016 Omnibus Incentive Plan (Amended and Restated as of May 16, 2019)

Executive Summary of Proposal and Selected Plan Information
Introduction:

On March 13, 2019, upon the recommendation of the Compensation and Management Development Committee, the Board approved the Avon Products, Inc. 2016 Omnibus Incentive Plan, amended and restated as of May 16, 2019 (prior to such restatement, the “2016 Plan”, and as amended and restated, the “Amended and Restated 2016 Plan”), subject to shareholder approval at the 2019 Annual Meeting. The 2016 Plan was originally approved by shareholders on May 26, 2016 (the “Original Effective Date”). The 2016 Plan is the only plan under which equity-based compensation may currently be awarded to our key employees and non-employee directors.

We believe that the adoption of the Amended and Restated 2016 Plan is necessary in order to allow Avon to continue to utilize equity awards, including performance awards, to attract, retain and motivate key employees and to further align the interests of our employees with those of Avon’s shareholders.

If approved by our shareholders, the Amended and Restated 2016 Plan will become effective on May 16, 2019 (the “Restatement Effective Date”). If our shareholders do not approve the Amended and Restated 2016 Plan, the 2016 Plan will remain in effect in its current form.

The primary changes effectuated by this amendment and restatement are:

•   Establishing a new share reserve of 20,451,976 shares of common stock as of the Restatement Effective Date, which includes a request for 5,000,000 additional shares and 15,451,976 unused shares under the 2016 Plan as of March 15, 2019, with a new fungible ratio pursuant to which each option and stock appreciation right (SAR) will count as one (1) share and each full-value award (i.e., an award other than an option or SAR) will count as 1.35 shares;

•   The expansion of the one-year minimum vesting provision to apply to all awards under the Amended and Restated 2016 Plan (not solely to stock options and SARs); and

•   The prohibition of payment of dividends and dividend equivalents prior to full vesting of the underlying award.

The incremental share request of 5,000,000 shares is conservative because the aggregate reserve under the Amended and Restated 2016 Plan is projected to enable us to make equity awards only for one year. However, it reflects a deliberate and conscious decision by the Compensation and Management Development Committee to (i) structure and deliver equity awards in a manner that incentivizes and rewards performance, while mitigating shareholder dilution and (ii) enable shareholders another opportunity to re-assess the size of the reserve at the 2020 Annual Meeting, pending Avon’s transformation under the Open Up strategy and future stock price performance. Accordingly, the conservative incremental share request reinforces the alignment of the Amended and Restated 2016 Plan with our shareholders’ interests.

AVON 2019 Proxy Statement	73

Proposed Share Reserve as of the Restatement Effective Date:

If the Amended and Restated 2016 Plan is approved by shareholders then, as of the Restatement Effective Date, the total number of shares of common stock that may be made subject to awards under the Amended and Restated 2016 Plan is 20,451,976 shares of common stock, which includes a request for 5,000,000 additional shares and 15,451,976 unused shares under the 2016 Plan as of March 15, 2019, less one (1) share for every one (1) share that is subject to an option or SAR granted after March 15, 2019 and 1.35 shares for every one (1) share that is subject to a full-value award granted after March 15, 2019.

The proposed share reserve is subject to adjustment for certain events as more fully described below.

Impact on Dilution and Expected Duration:

Our Board recognizes the impact of dilution on our shareholders and has evaluated this share request very carefully in the context of the need to motivate, retain and ensure our leadership team is focused on our strategic and long-term growth priorities. Equity is an important component of a compensation program that aligns with our strategy of achieving long-term, sustainable growth. The total potential voting power dilution, assuming that the entire share reserve is granted in the form of stock options or SARs, would be 11.1%, and the total potential voting power dilution assuming the share reserve is granted in the form of only full-value awards would be 10.1%.[1] The Company’s historical practice, which is not currently expected to change, has been to grant a combination of stock options and full-value awards, resulting in potential dilution between these two levels. Our Board believes that the increase in shares of common stock available for issuance represents a reasonable amount of potential equity dilution given our strategic and long-term growth priorities.

Based on our historical share usage, we currently expect the proposed share reserve will enable us to make equity awards for one year. Expectations regarding future share usage could be impacted by a number of factors such as award type mix; hiring and promotion activity at the executive level; the rate at which shares are returned to the Plan’s reserve under permitted addbacks; the future performance of our stock price; the consequences of acquiring other companies; and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.

Governance Highlights of the Amended and Restated 2016 Plan:

The Amended and Restated 2016 Plan incorporates certain compensation governance provisions that reflect best and prevalent practices. These include:

•   Minimum vesting period of one year from the date of grant for all awards under the Amended and Restated 2016 Plan, subject to certain limited exceptions;

•   Minimum 100% fair market value exercise price for options and SARs;

•   No repricing of options or SARs and no cash buyout of underwater options and SARs without shareholder approval;

•   No “liberal” share recycling for any options or stock appreciation rights under the Amended and Restated 2016 Plan;

•   No dividends or dividend equivalents paid out currently on unearned awards;

•   No dividend equivalents on options or SARs;

•   No evergreen provision;

•   No “liberal” change in control definition;

•   “Double-trigger” vesting for change in control benefits;

74	AVON 2019 Proxy Statement

• No excise tax gross-up on change in control benefits; and • Clawback provisions.
Date of Plan Expiration:

The Amended and Restated 2016 Plan will terminate on the tenth anniversary of the Restatement Effective Date (i.e., on May 16, 2029), unless terminated earlier by the Board, but awards granted prior to such date may extend beyond that date.

(1)

As shown in the table below under “Dilution”, total potential voting power dilution is calculated as (equity awards outstanding + shares available for grant) / (common stock outstanding + equity awards outstanding + shares available for grant), each calculated as of March 15, 2019.

Burn Rate

The following table sets forth information regarding awards granted, the burn rate for each of the last three fiscal years and the average burn rate over the last three years under the 2016 Plan, the 2013 Plan and the 2010 Plan. The burn rate has been calculated as the quotient of (i) the sum of (x) all stock options/SARs granted in such year and (y) service-based restricted stock units (“Service-based RSUs”) granted, and the number of performance-based restricted stock units (“Performance RSUs”) earned in such year, divided by (ii) the weighted average number of shares of common stock outstanding at the end of such year. The Service-based RSUs and Performance RSUs are adjusted using a multiplier of 1.5 options per share, based on the methodology used by Institutional Shareholder Services (“ISS”) and the Company’s 3-year average volatility.

BURN RATE (Shares in thousands)
	Year Ended December 31,
	2018	2017	2016
Options/SARs granted	5,952,000	6,785,000	6,059,000
Service-based RSUs granted	3,033,000	2,813,000	2,150,000
Performance RSUs earned (1)	1,046,648	1,490,501	2,244,047	3-Year
Weighted average shares of common stock outstanding	441,948,665	439,700,000	437,000,000	Average
Burn rate (2)	2.73%	3.01%	2.89%	2.88%

(1)

With respect to Performance RSUs in the table above, we calculate the burn rate based on the applicable number of shares earned each year. For reference, the Performance RSUs granted during the foregoing 3-year period were as follows: 1,501,000 shares in 2018, 1,869,000 shares in 2017 and 1,578,000 shares in 2016.

(2)

Burn rate is calculated as (options granted + restricted stock/RSUs granted + Performance RSUs earned) / weighted average shares outstanding. All restricted stock/RSUs granted and Performance RSUs earned are adjusted using a multiplier of 1.5 options per share (based on the ISS methodology and the Company’s 3-year average volatility of December 31, 2018).

Dilution

As of March 15, 2019, our capital structure consists of 441.6 million weighted average shares of common stock outstanding and 435,000 shares of Series C preferred stock. The table below represents our potential voting power dilution levels based on our common stock outstanding and shares that may be made subject to awards pursuant to the Amended and Restated 2016 Plan as of March 15, 2019. Our Board believes that the requested shares of common stock under the Amended and Restated 2016 Plan represents a reasonable amount of potential equity dilution, which will allow us to continue awarding equity incentives, an important component of our overall compensation program.

This conclusion is based, in part, on advice received from Pay Governance based on an analysis of the equity grant practices of companies within our industry classification and with a market capitalization that is similar to ours.

Potential Voting Power Dilution Assuming 20,451,976 Shares Available as of March 15, 2019:		Potential Voting Power Dilution
Equity awards outstanding as of March 15, 2019 (1)	34,444,249
Shares available for grant under the 2016 Plan as of March 15, 2019	15,451,976
Proposed additional shares under the Amended and Restated 2016 Plan, subject to shareholder approval	5,000,000

Total Potential Voting Power Dilution	54,896,225	11.1% (2)

AVON 2019 Proxy Statement	75

(1)

The amounts included for Performance RSU awards are based on target performance for 2017, 2018, and 2019 awards that are payable only upon the satisfaction of performance measures. Amounts exclude 442,780 SARs and 225,568 Service-based RSUs and Performance RSUs, which will settle only in cash in accordance with local law requirements. Includes 683,400 outstanding stock options, 600,000 outstanding Service-based RSUs and 1,010,00 outstanding performance-based RSUs granted to our Chief Executive Officer in February and March 2018 as outside-the-plan employment inducement awards, which will not be settled under the Amended and Restated 2016 Plan or the predecessor plan.

(2)

Total potential voting power dilution is calculated as (equity awards outstanding + shares available for grant) / (common stock outstanding + equity awards outstanding + shares available for grant) as of March 15, 2019.

Overhang Data as of March 15, 2019

The following table sets forth certain information as of March 15, 2019 with respect to the Company’s existing equity compensation plans:

Stock Options/Stock-Settled SARs Outstanding	20,153,838
Weighted-Average Exercise Price of Outstanding Stock Options/SARs	$6.69
Weighted-Average Remaining Term of Outstanding Stock Options/SARs	7.94
Total Stock-Settled Full-Value Awards Outstanding	14,290,411
Basic common shares outstanding as of the record date (3/27/2019)	442,504,364

Summary of the Amended and Restated 2016 Plan

The following is a summary of certain material features of the Amended and Restated 2016 Plan, which is qualified in its entirety by reference to the complete terms of the Amended and Restated 2016 Plan attached as Appendix A. The closing price of a share of our common stock on the New York Stock Exchange (the “NYSE”) on March 27, 2019 was $2.98. If the Amended and Restated 2016 Plan is approved by shareholders then, as of the Restatement Effective Date, the total number of shares of common stock that may be made subject to awards under the Amended and Restated 2016 Plan is 20,451,976 shares of common stock, less one (1) share for every one (1) share that is subject to an option or SAR granted after March 15, 2019 and 1.35 shares for every one (1) share that is subject to a full-value award granted after March 15, 2019. The Amended and Restated 2016 Plan provides for the grant of options intended to qualify as incentive stock options under Section 422 of the Code, nonqualified stock options, SARs, restricted share awards, restricted stock units (“RSUs”), performance awards and other stock-based awards. The terms and conditions of each award, as determined by the Committee, will be set forth in a written award agreement.

Purpose

The purpose of the Amended and Restated 2016 Plan is to:

•	Encourage share ownership and align compensation with performance results and shareholder interests;

•	Promote decision-making that is consistent with long-term Company and shareholder goals; and

•	Provide competitive incentive compensation sufficient to attract, retain and motivate key employees and directors of the Company.

Although the use of equity is an important part of our compensation program, we are mindful of our responsibility to our shareholders in granting equity awards.

Eligible Participants

Key employees and non-employee directors are eligible participants (the “Participants”). A key employee is any person, including an officer, employed by us or any of our subsidiaries who is or is expected to be responsible for the management, growth or protection of some aspect of the business or who makes, or is expected to make, a contribution to the Company or its subsidiaries. Currently, the 10 non-employee directors and approximately 352 key employees would potentially be eligible to receive awards under the Amended and Restated 2016 Plan. The Committee may grant one or more awards to any Participant designated by it to receive an award.

Plan Administration

The Amended and Restated 2016 Plan will be administered by the Compensation and Management Development Committee or such other committee appointed by the Board to administer the Amended and Restated 2016 Plan, (i) each member of which must be “independent” under the rules of the NYSE, (ii) to the extent relevant, at least two members of which must satisfy the criteria for being an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, as amended, and (iii) at least two members of which must satisfy the criteria for being a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); however, the Board or the Nominating and Corporate

76	AVON 2019 Proxy Statement

Governance Committee of the Board will administer the Amended and Restated 2016 Plan with respect to awards to non-employee directors (the applicable committee is referred to herein as the “Committee”). The Committee will have full and complete authority, in its sole and absolute discretion, to (i) exercise all of the powers granted to it under the Amended and Restated 2016 Plan, (ii) construe, interpret and implement the Amended and Restated 2016 Plan and any related document, (iii) prescribe, amend and rescind rules relating to the Amended and Restated 2016 Plan, (iv) make all determinations necessary or advisable in administering the Amended and Restated 2016 Plan, and (v) correct any defect, supply any omission and reconcile any inconsistency in the Amended and Restated 2016 Plan. The Committee may delegate the approval of certain transactions to subcommittees consisting solely of members of the Committee who are “outside directors” for purposes of Section 162(m) of the Code or “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

With respect to key employees (other than certain senior officers), the Committee may delegate authority to a member of the Board (or committee thereof) or an executive officer to select Participants and make grants, subject to terms and conditions determined by the Committee. For example, the Committee typically establishes the aggregate number of shares that may be subject to annual and off-cycle equity grants and the terms and conditions of such awards, and has delegated to the Chief Executive Officer, as director, the authority to determine the Participants and the number of shares subject to each award.

Available Shares as of the Restatement Effective Date

Subject to certain adjustments set forth in the Amended and Restated 2016 Plan, as of the Restatement Effective Date, the total number of shares of common stock that may be made subject to awards under the Amended and Restated 2016 Plan is 20,451,976 shares of common stock, less one (1) share for every one (1) share that is subject to an option or SAR granted after March 15, 2019 and 1.35 shares for every one (1) share that is subject to a full-value award granted after March 15, 2019. In addition, the maximum number of shares under the Amended and Restated 2016 Plan that may be made subject to Incentive Stock Options is 20,451,976.

After March 15, 2019, if (i) any shares of stock subject to an award are forfeited, an award expires or an award is settled for cash (in whole or in part), or (ii) any shares of stock subject to an award under any Prior Plan are forfeited, an award under any Prior Plan expires or is settled for cash (in whole or in part), then in each such case the shares of stock subject to such award or an award under any Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, be added to the shares available for awards under the Amended and Restated 2016 Plan. After March 15, 2019, in the event that withholding tax liabilities arising from a full-value award or a full-value award under any Prior Plan are satisfied by the tendering of shares of common stock (either actually or by attestation) or by the withholding of shares of common stock by the Company, the shares so tendered or withheld shall be added to the shares available for awards under the Amended and Restated 2016 Plan. (References to a “Prior Plan” means the Company’s Amended and Restated 2013 Stock Incentive Plan and the Company’s 2010 Stock Incentive Plan.)

Any shares of stock that again become available for awards under the Amended and Restated 2016 Plan shall be added as (i) one (1) share for every one (1) share subject to options or SARs, and (ii) as 1.35 shares for every one (1) share subject to awards other than options or SARs.

Notwithstanding anything to the contrary contained herein, the following shares shall not be added to the shares authorized for grant under the Amended and Restated 2016 Plan: (i) shares tendered by the Participant or withheld by the Company in payment of the purchase price of an option or an option under any Prior Plan, (ii) shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an option or SAR under the Amended and Restated 2016 Plan or under any Prior Plan, (iii) shares subject to a SAR or a SAR under any Prior Plan that are not issued in connection with its stock settlement on exercise thereof, and (iv) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options or options under any Prior Plan. Awards that will be mandatorily settled in cash shall not count against the authorized share limit.

In the event that the Company or its subsidiaries makes an acquisition or is a party to a merger or consolidation and the Company assumes the options or other awards consistent with the purpose of the Amended and Restated 2016 Plan of the entity acquired, merged or consolidated which are administered pursuant to the Amended and Restated 2016 Plan, shares of stock subject to the assumed options or other awards shall not count as part of the total number of shares of stock that may be made subject to awards under the Amended and Restated 2016 Plan.

Equitable Adjustments

In the event any change in or affecting our outstanding shares of common stock occurs by reason of a stock dividend, spinoff or split, merger or consolidation, recapitalization, reorganization, combination or exchange of shares or other similar corporate changes or any extraordinary dividend in cash, securities or other property, the Board will make appropriate adjustments to the Amended and Restated 2016 Plan and/or to outstanding awards, which may include changes in the number of remaining shares under the Amended and Restated 2016 Plan, the number of remaining shares (or other property) subject to outstanding awards, and the maximum number of shares that may be granted or delivered to any single Participant. Such equitable adjustments as they relate to outstanding awards will be required to ensure that the intrinsic value of each outstanding award immediately after any of the aforementioned changes in, or affecting the shares of common stock, is equal to the intrinsic value of each outstanding award immediately prior to any of the aforementioned changes.

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Participant Limits

Subject to certain adjustments set forth in the Amended and Restated 2016 Plan, the following limits will apply to awards of the specified type granted to any one Participant in any single fiscal year:

•	Appreciation Awards—Options and SARs: 2,500,000 shares;

•	Full Value Awards—Restricted Stock, Stock Units, Performance Awards and/or Other Stock-Based Awards that are denominated in shares of common stock: 2,500,000 shares; and

•	Cash Awards—Performance Awards that are denominated in cash: $10,000,000.

In applying the foregoing limits, (a) all awards of the specified type granted to the same Participant in the same fiscal year will be aggregated and made subject to one limit; (b) the limits applicable to options and SARs refer to the number of shares of stock subject to those awards; (c) the share limit on full-value awards refers to the maximum number of shares of common stock that may be delivered assuming a maximum payout; and (d) the dollar limit on cash awards refers to the maximum dollar amount payable under an award or awards assuming a maximum payout.

Notwithstanding anything to the contrary, the maximum number of shares of common stock subject to awards granted during a single fiscal year to any non-employee director shall not exceed $500,000 in total value (calculating the value of any such awards based on the grant date fair value of such Awards for financial reporting purposes).

Minimum Vesting Requirement

Notwithstanding any other provision of the Plan to the contrary, awards granted under the Plan (other than cash-based awards) shall vest no earlier than the first anniversary of the date on which the award is granted; provided, that the following awards shall not be subject to the foregoing minimum vesting requirement: any (i) substitute awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries, (ii) shares of common stock delivered in lieu of fully vested cash awards, (iii) awards to non-employee directors that vest on earlier of the one-year anniversary of the date of grant and the next annual meeting of shareholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan. The foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a change in control.

Awards

The Amended and Restated 2016 Plan authorizes grants of a variety of awards described below. The Committee, or the Board or the Nominating and Corporate Governance Committee of the Board with respect to non-employee directors, determines the terms and conditions of each award at the time of grant, including whether payment of awards may be subject to the achievement of performance goals, consistent with the provisions of the Amended and Restated 2016 Plan.

Stock Units

•	A stock unit entitles a Participant to receive, at a specified future date, shares of common stock or an amount equal to the fair market value of a specified number of shares of common stock.

•	Stock units may be subject to service or performance conditions.

•	Payments in respect of stock units may be made in shares, cash or a combination of both, in the Committee’s discretion.

•

A Participant may be credited with dividend equivalents, i.e., an amount equal to the cash or stock dividends or other distributions that would be paid on shares covered by an award if such shares were issued and outstanding on the dividend record date.

•

Any dividend equivalents with respect to an award of stock units will be subject to the same restrictions as such award and, if the Committee determines that dividend equivalents will be credited with respect to an unvested award, such dividend equivalents will be accumulated and paid once, and to the extent that, the underlying award vests and any performance goals (if applicable) are attained.

Stock Options/SARs

•	A stock option entitles a Participant to purchase a specified number of shares of common stock at a specified exercise price, subject to such terms and conditions as the Committee may determine.

•	Stock options may be subject to service or performance conditions.

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•

A SAR entitles a Participant to receive a payment measured by the excess of the fair market value of a specified number of shares of common stock on the date on which the Participant exercises the SAR over a specified grant price, subject to such terms and conditions as the Committee may determine.

•

The applicable exercise or grant price may not be less than 100% of the fair market value of the shares at the date of grant, unless granted through the assumption or substitution of awards previously granted to individuals who become employees of the Company through a corporate transaction.

•	Stock options and SARs generally terminate after ten years from the date of grant.

•

At the time of exercise, the option price must be paid in full in cash or, if the award agreement or award program provides, by delivery of shares or in a cashless exercise through a broker or similar arrangement, depending on the terms of the award.

•	Incentive stock options are subject to additional limitations set forth in the Amended and Restated 2016 Plan and the Code.

Restricted Stock

•

Restricted stock awards are shares of common stock that are issued to a Participant subject to transfer and other restrictions as the Committee may determine, such as the continued employment of the Participant and, in some instances, performance conditions, and in each case may be forfeited if the prescribed conditions are not met.

•

During the restricted period, shares of restricted stock are non-transferable but have all the attributes of outstanding shares of common stock. However, dividends and any other distributions on the shares will be accumulated, with or without interest, or reinvested in additional shares during the restricted period, depending on the terms of the award, but in any event will be held subject to the same restrictions to which the underlying shares of restricted stock are subject (and will vest or be forfeited at the same time that the underlying shares of restricted stock vest or are forfeited, as applicable).

•	Once shares of restricted stock are no longer subject to forfeiture, the shares and any withheld dividends will be delivered to the Participant.

Performance Awards

•	The Amended and Restated 2016 Plan also provides for the grant of cash and equity-based performance awards.

•	Performance awards may be settled in shares of common stock (including shares of restricted stock) or cash or a combination thereof.

•

The award agreement relating to a performance award will provide, in the manner determined by the Committee, for the vesting of such performance award if the specified performance measures are satisfied or met during the specified performance period and for the forfeiture of such award if the specified performance measures are not satisfied or met during the specified performance period.

•

Any dividends or dividend equivalents with respect to a performance award will be subject to the same restrictions as such performance award and, if the Committee determines that dividends or dividend equivalents will be credited with respect to an unvested performance award, such dividends or dividend equivalents will be accumulated and paid once, and to the extent that, the underlying performance award vests and any performance goals are attained.

Dividend Equivalents

•	May be granted in tandem with another award or as a separate award, but may not be granted in connection with stock options/SARs.

•

Dividend equivalents shall be withheld until the lapsing of any restrictions thereon or until the vesting, exercise, payment, settlement or other lapse of restrictions on the award to which the dividend equivalents relate.

Other Stock-Based Awards

•	Other types of stock-based awards may also be granted so long as they are consistent with the purpose of the Amended and Restated 2016 Plan.

•

Special terms may apply for awards to Participants who are foreign nationals, or who are employed outside of the United States, as the Committee considers necessary or appropriate to accommodate differences in local law, tax policy, or custom.

AVON 2019 Proxy Statement	79

Performance Measures

The Committee may grant awards that will be paid solely on the attainment of certain performance goals established by the Committee based on the performance criteria set forth in the Amended and Restated 2016 Plan.

The performance measures may include (without limitation) one or more of the following criteria on a consolidated basis, on the basis of a subsidiary, business unit or geographically based unit or relative to one or more peer group companies or indices, which can be expressed either in terms of specified levels of, rates of change or relative changes in, one or more of the following measures: (a) share price; (b) earnings per share, diluted or basic; (c) return to shareholders (including dividends); (d) revenues; (e) sales by category or brand; (f) active representatives; (g) sales representatives; (h) ending representatives; (i) units sold; (j) customers; (k) sales representative productivity; (l) earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; (m) operating income or operating profit; (n) net income; (o) gross margin; (p) operating margin; (q) economic profit; (r) cash flows from operations, free cash flow, cash flow return on capital, working capital; (s) market share; (t) inventory levels; (u) inventory days outstanding; (v) order fill rate; (w) size of line in total or by category or type; (x) advertising, brand and product innovation; (y) research and development; (z) costs; (aa) capital expenditures; (bb) working capital; (cc) accounts receivable; (dd) days sales outstanding; (ee) period overhead; (ff) sales representative satisfaction; (gg) return on investment, assets, equity or capital (total or invested); or (hh) any other objective or subjective criteria specified by the Committee.

The preceding criteria shall be determined in accordance with generally accepted accounting principles to the extent applicable or be subject to adjustments as may be specified by the Committee including (without limitation) for (a) discontinued operations; (b) acquisitions and mergers; (c) divestitures, including exits of markets and/or categories; (d) cumulative effect of changes in accounting rules and methods and tax laws; (e) impairment or disposal losses; (f) restructuring costs; (g) pension expense or contribution in excess of operating budget; (h) business losses from economic, political and legal changes; (i) retained and uninsured losses from natural disaster or catastrophe; (j) currency fluctuations or devaluations; (k) significant litigation or claim judgments or settlements; (l) debt refinancing costs or gains, including related bank and legal fees and costs to unwind existing structure; (m) other extraordinary, unusual, infrequently occurring and/or nonrecurring events; (n) an event either not directly related to the operations of the Company, subsidiary, division, business segment or business unit or not within the reasonable control of management; (o) a change in the fiscal year of the Company; or (p) any other adjustments specified by the Committee.

Clawback

Awards and shares of stock issued pursuant to the Amended and Restated 2016 Plan are subject to forfeiture in the event that a Participant engages in misconduct, including (i) a serious violation of our Code of Conduct or (ii) a violation of law within the scope of employment with the Company. The Board of Directors has adopted an additional clawback policy that applies to incentive awards made to certain Participants, including our named executive officers. Under the policy, in the event of a financial restatement, material incorrect calculations of performance metrics or misconduct, the Committee is authorized to recover awards.

In addition, in the event a Participant violates noncompetition, nonsolicitation, or nondisclosure obligations specified in an award agreement, all awards and shares issued to the Participant will be forfeited.

Repricings Prohibited

Repricings of stock options and SARs are not permitted without shareholder approval. A “repricing” means reducing the exercise price or grant price, canceling the award and granting replacement awards at a time when the option or SAR price is equal to or more than the market value of the underlying stock, or repurchasing the award for cash at a time when the exercise price or grant price is equal to or more than the fair market value of the underlying stock, in each case other than in the context of an equitable adjustment or a change in control.

Change in Control

In the event of a change in control, the Amended and Restated 2016 Plan provides for unvested awards that are assumed or otherwise replaced in the change in control to become fully vested and payable upon a “double trigger,” i.e., upon certain terminations of employment without “cause” or for “good reason” within two years after a change in control. “Change in control” is defined generally as an event that would be considered a change in control under Section 409A of the Code and the 409A regulations and which includes:

•	the acquisition by a person or group of beneficial ownership of more than 50% of the outstanding stock of the Company, measured by vote or value;

•	the acquisition by a person or group that acquires, within a 12-month period, 30% or more of the total voting power of the outstanding stock of the Company;

•

a majority of our Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of the appointment or election; or

80	AVON 2019 Proxy Statement

•

a sale of a substantial portion of the Company’s assets (40% or more of the total gross fair market value) within a 12-month period, unless the recipient of the assets is (i) a subsidiary 50% or more of the total value or voting power of which is owned by the Company, (ii) Company shareholder(s) owning 50% or more of the total value or voting power of the Company, or (iii) an entity of which at least 50% of the total value or voting power is owned by such Company shareholder(s) described in (ii); provided that the assets are not distributed to a Company shareholder in exchange for common stock.

In addition, the Amended and Restated 2016 Plan provides that unvested awards that are not assumed or otherwise replaced in the change in control become fully vested and paid upon a change in control. In such case, awards subject to the achievement of performance goals will be fully vested and paid as if the performance goals had been achieved at target.

Amendments and Termination

The Board may at any time amend, suspend or terminate the Amended and Restated 2016 Plan. However, it may not, unless otherwise provided under the Amended and Restated 2016 Plan, without the approval of shareholders:

•	Increase the number of shares available for awards under the Amended and Restated 2016 Plan;

•	Change the class of eligible Participants;

•	Reduce the basis upon which the minimum stock option exercise price or SAR grant price is determined;

•	Extend the period within which awards may be granted beyond the tenth anniversary of the date of shareholder approval;

•	Provide for a stock option or SAR to be exercisable more than ten years from the date of grant;

•	Amend the Amended and Restated 2016 Plan to eliminate the prohibition on repricing; or

•	Amend the Amended and Restated 2016 Plan without shareholder approval if shareholder approval is required by applicable law.

Under these provisions, shareholder approval would not necessarily be required for all possible amendments that might increase the costs of the Amended and Restated 2016 Plan. In addition, the Board may not, without the consent of the person affected, make any amendments that would impair the rights of a Participant other than as provided in the terms of an award, except to the extent provided in the Amended and Restated 2016 Plan or in the award agreement or award program.

Term of Plan

No awards may be made under the Amended and Restated 2016 Plan after the tenth anniversary of the Restatement Effective Date.

New Plan Benefits

The benefits and amounts that will be received by or allocated to participants under the Amended and Restated 2016 Plan are not yet determinable because the types and amounts of awards and selection of participants are subject to the Committee’s future determination.

Tax Matters

The following is a brief summary of the principal United States federal income tax consequences of awards under the Amended and Restated 2016 Plan. This summary is based on the law as in effect on March 27, 2019. This summary is not intended to be exhaustive and does not describe state, local or foreign tax laws.

Stock Awards. The tax consequences of stock awards under the Amended and Restated 2016 Plan are generally as follows: (i) a recipient of a restricted stock award generally must recognize as ordinary income the value of any shares at the time the restrictions lapse plus the amount of dividends to which the Participant then becomes entitled; although the holder of a restricted stock award may make a “Section 83(b) election” if permitted by the Company, in which case the value of shares would be taxable at grant at ordinary income tax rates; (ii) a recipient of a stock unit award will generally recognize ordinary income at the time of payment equal to the value of the underlying shares or cash paid; and (iii) a recipient of an unrestricted stock award generally must recognize as ordinary income the value of the shares at the time of grant. In each of the foregoing cases, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the Participant recognized ordinary income, subject to the limitations of Section 162(m). If the Participant is an employee, such ordinary income generally would be subject to withholding and employment taxes.

AVON 2019 Proxy Statement	81

Non-Qualified Stock Options. The grant of a non-qualified stock option (i.e., a stock option that is not an incentive stock option) will not result in any immediate tax consequences to the Company or the Participant. Upon the exercise of a non-qualified stock option, the Participant will recognize ordinary income, and we will be entitled to a deduction, equal to the difference between the exercise price and the fair market value of the shares of common stock acquired at the time of exercise, subject to the limitations of Section 162(m). If the non-qualified stock option were granted in connection with employment, this taxable income would also constitute “wages” subject to withholding and employment taxes. The foregoing summary assumes that any shares acquired upon exercise of a non-qualified option are not subject to a substantial risk of forfeiture. Any gain or loss upon a subsequent sale or exchange of the shares will be capital gain or loss, long-term or short-term, depending on how long the shares have been held.

Incentive Stock Options. The grant of an incentive stock option will not result in any immediate tax consequences to the Company or the Participant. In addition, a Participant will not recognize ordinary income, and we will not be entitled to any deduction, upon the exercise of an incentive stock option while the Participant is an employee or within three months following termination of employment (longer, in the case of disability or death). In such event, the excess of the fair market value of the shares acquired over the exercise price will be includible only in the Participant’s alternative minimum taxable income for the year of exercise for purposes of the alternative minimum tax. If the Participant does not dispose of the shares acquired within one year after their receipt (and within two years after the option was granted), gain or loss recognized on the subsequent disposition of the shares will be treated as long-term capital gain or loss. Capital losses of individuals are deductible only against capital gains and a limited amount of taxable ordinary income. In the event of an earlier disposition, the Participant will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price; or (ii) if the disposition is a taxable sale or exchange, the amount of any gain realized. Any additional gain to the Participant will be treated as capital gain, long-term or short-term, depending on how long the shares have been held. Upon such a disqualifying disposition, we will be entitled to a deduction in the same amount and at the same time as the Participant recognizes such ordinary income, subject to the limitations of Section 162(m). A Participant’s stock options otherwise qualifying as incentive stock options would be treated for tax purposes as non-qualified options to the extent that, in the aggregate, they first become exercisable in any calendar year for stock having a fair market value (determined as of the date of grant) in excess of $100,000.

Stock Appreciation Rights. The grant of either a tandem SAR or a freestanding SAR will not result in any immediate tax consequences to the Company or the grantee. Upon the exercise of either a tandem SAR or a freestanding SAR, any cash received and the fair market value on the exercise date of any shares received will constitute taxable ordinary income to the grantee. We will be entitled to a deduction in the same amount and at the same time, subject to the limitations of Section 162(m). If the SAR were granted in connection with employment, this taxable income would also constitute “wages” subject to withholding and employment taxes.

Dividend Equivalents. Dividend equivalents generally will be taxed at ordinary income rates when paid. In most instances, they will be treated as additional compensation that the Company may be able to deduct at that time, subject to the limitations of Section 162(m).

Withholding. Applicable taxes required by law will be withheld from all amounts paid in satisfaction of an award. Under the Amended and Restated 2016 Plan, the amount of withholding to be paid in respect of non-qualified options exercised through the cashless method in which all shares are sold immediately after exercise will be determined by reference to the price at which the shares are sold.

Section 162(m). Section 162(m) generally limits the deductible amount of annual compensation paid by a public company to a “covered employee” (i.e., the CEO, the CFO and any of the three other most highly paid executive officers) to no more than $1 million. For taxable years beginning prior to December 31, 2017, amounts payable upon exercise of stock options and SARs, which were granted at an exercise price of not less than fair market value at their date of grant, as well as amounts payable solely upon satisfaction of performance objectives pursuant to a Section 162(m) compliant plan, were generally exempt from the $1 million deduction limitation. However, the Tax Cuts and Jobs Act of 2017 (the “TCJA”) repealed the Section 162(m) performance-based compensation exception effective for taxable years beginning after December 31, 2017. The TCJA provides transition relief for certain arrangements in effect on November 2, 2017 that are not modified in any material respect on or after that date, and thus, compensation paid to our covered employees in excess of $1 million generally will not be deductible unless it qualifies for the transition relief. It is possible that performance-based compensation that was intended to be exempt from the deduction limitation may not meet the requirements to qualify for such exemption.

Section 409A. Section 409A of the Code imposes restrictions on nonqualified deferred compensation. Failure to satisfy these rules results in accelerated taxation, an additional tax to the holder of the amount equal to 20% of the deferred amount and a possible interest charge. Stock options and SARs granted on shares of common stock with an exercise price that is not less than the fair market value of the underlying shares on the date of grant will not give rise to “deferred compensation” for this purpose unless they involve additional deferral features. Stock options and SARs that would be awarded under the Amended and Restated 2016 Plan are intended to be eligible for this exception.

THE BOARD OF DIRECTORS RECOMMENDS that you vote FOR the Amended and Restated 2016 Plan.

82	AVON 2019 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights[1]	Number of Securities Remaining Available for future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))[2]
	(a)		(b)	(c)
Equity compensation plans approved by security holders	24,470,205	[3]	$14.05	31,827,092
Equity compensation plans not approved by security holders	2,293,400	[4]	N/A	0
Total	26,763,605		$14.05	31,827,092

1

This reflects the weighted-average exercise price of stock options outstanding at December 31, 2018. Outstanding Service-based RSUsand Performance RSUs are not included as such awards do not have an exercise price. Outstanding stock appreciation rights (“SARs”) are not included as such awards settle in cash only.

2

Amounts reflect the shares available for future issuance under the 2016 Omnibus Incentive Plan (the “2016 Plan”), determined as follows: (i) grants of stock options or SARs reduce the total shares available by each share subject to such an award and (ii) grants of any award of restricted stock, stock units and other stock-based awards (other than stock options and SARs) reduce the total shares available by 2.4 multiplied by each share subject to such an award.

3

These include outstanding awards under the Company’s 2010 Stock Incentive Plan, Amended and Restated 2013 Stock Incentive Plan, and 2016 Plan. Amounts include shares underlying stock option awards, Service-based RSU awards and Performance RSU awards. The amounts included for Performance RSUs are based on target performance for 2016, 2017 and 2018 and may be awarded only upon satisfaction of performance measures. Amounts exclude 442,780 SARs and 225,568 Service-based RSUs and Performance RSUs, which will settle only in cash in accordance with local law requirements.

4

Includes 600,000 outstanding Service-based RSUs, 1,010,000 outstanding Performance RSUs, and 683,400 outstanding Stock Options granted to our Chief Executive Officer in February and March of 2018 as an outside-the-plan employment inducement award, which will not be settled under the 2016 Plan or the predecessor plan.

AVON 2019 Proxy Statement	83

AUDIT COMMITTEE REPORT

The Audit Committee (the “Committee”) is composed of three non-employee directors and operates under a written charter adopted by the Board of Directors and last amended on October 6, 2016. The charter is available on Avon’s website at investor.avonworldwide.com. The Committee reviews the charter and calendar annually and, together with the Board, amends the charter as appropriate to reflect the evolving role of the Committee. The Committee fulfilled its duties and responsibilities for 2018, as outlined in the charter, which include:

•	reviewing with management and the independent registered public accounting firm major issues regarding accounting principles and financial statement presentations;

•	reviewing with management and the independent registered public accounting firm the Company’s annual audited and quarterly consolidated financial statements and earnings press releases;

•	the appointment, compensation, retention, and oversight of the independent registered public accounting firm;

•	approving all audit services and all permitted non-audit services of the independent registered public accounting firm;

•	reviewing with management and the independent registered public accounting firm the Company’s disclosure controls and procedures and internal controls over financial reporting;

•	reviewing, evaluating, and, as appropriate, approving or ratifying related person transactions as defined under the applicable Securities and Exchange Commission (“SEC”) rules;

•	oversight of the performance of the internal audit function;

•

oversight of compliance with legal and regulatory requirements, including reports to the Committee regarding the receipt, retention, and treatment of financial reporting and other compliance matters; and

•	oversight of risk management practices.

As set forth under “Information Concerning the Board of Directors—Board Committees” on page 17, the Board has determined that Messrs. McMaster and Cornwell are “audit committee financial experts” under the rules of the SEC and that all of the Committee members are independent and financially literate under the listing standards of the New York Stock Exchange (“NYSE”).

Management has responsibility for the financial statements and the reporting process, including maintaining effective disclosure controls and procedures. Management is also responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of the Company’s internal control over financial reporting.

The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”) , is responsible for auditing the annual financial statements prepared by management and providing their opinions, based on their audit, as to whether the financial statements fairly present, in all material respects, the financial position, results of operations, and cash flows of the Company in conformity with generally accepted accounting principles and as to the effectiveness of the Company’s internal control over financial reporting. In addition, PwC’s responsibility is to design and perform their audit to provide reasonable assurance that the Company’s financial statements are free of material misstatements and that effective internal control over financial reporting were maintained in all material respects. It is not the duty of the Committee, or of any of its members, to conduct separate auditing or accounting reviews or provide independent assurance of the Company’s compliance with applicable laws and regulations.

In this context, the Committee has reviewed and discussed with management and PwC the audited financial statements for the year ended December 31, 2018, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and PwC’s opinion regarding the effectiveness of the Company’s internal control over financial reporting. The Committee has also discussed with management and PwC the matters required to be discussed by the rules of the NYSE, the SEC and the charter of the Committee, including the matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees) issued by the Public Company Accounting Oversight Board (“PCAOB”). The Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Committee concerning independence, and has discussed with PwC its independence, including any relationships that may impact their objectivity and independence.

The Committee recognizes the importance of maintaining the independence of PwC. Consistent with its charter, the Committee has evaluated PwC’s qualifications, performance, and independence, including that of the lead audit partner. As part of the auditor engagement process, the Committee also considers whether to rotate the independent registered public accounting firm and leads the selection of the engagement audit partner, working with PwC, with input from management as more fully described in “Proposal 4—Ratification of Appointment of Independent Registered Public Accounting Firm” on page 86. The Committee has established a policy pursuant to which all services, audit and non-audit, provided by PwC must be pre-approved by the Committee or one or more of its members.

84	AVON 2019 Proxy Statement

This policy prohibits PwC from providing certain non-audit services such as bookkeeping or financial systems design and implementation. The Company’s pre-approval policy is more fully described in Proposal 4 on page 86. The Committee has concluded that the provision of the non-audit services described in that section was compatible with maintaining the independence of PwC. In addition, the Committee discussed with PwC the overall scope and plans for their audit and reviewed the terms of PwC’s engagement letter. The Committee also reviewed the Company’s internal audit plan. The Committee meets periodically and reviews with the internal auditor and PwC, with and without members of management present, the results of their respective examinations, evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon the review and discussions described in this report, the members of the Committee recommended to the Board that the audited financial statements for the year ended December 31, 2018 be included in the Company’s Annual Report on Form 10-K for 2018 filed with the SEC.

Audit Committee
Andrew G. McMaster, Jr., Chair
Jose Armario
W. Don Cornwell

March 12, 2019

AVON 2019 Proxy Statement	85

PROPOSAL 4—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP, United Kingdom (“PwC-UK”) to serve as our independent registered public accounting firm for 2019. PwC-UK has audited our accounts since 2017. Prior to that, its U.S. affiliate, PricewaterhouseCoopers LLP, United States (“PwC-US”), audited our accounts since 1989. If the appointment of PwC-UK as our independent registered public accounting firm for the year 2019 is not ratified by shareholders, the Audit Committee will reconsider its appointment.

A member of PwC-UK will be present at the Annual Meeting to answer appropriate questions and to make a statement if he or she desires. In determining whether to reappoint PwC-UK as our independent registered public accounting firm, the Audit Committee took into consideration a number of factors, including:

•	the breadth of experience and length of time PwC-UK (and before that, PwC-US) has been engaged;

•	historical and recent performance on the Company’s audit;

•	familiarity with our global operations and businesses;

•	the advisability and potential impact of selecting an entirely different and unaffiliated independent registered public accounting firm;

•	PwC-UK’s independence and internal quality controls;

•	the appropriateness of PwC’s fees for its professional services; and

•	an assessment of the professional qualifications and past performance of the lead audit partner and auditing team of PwC-UK.

Following this evaluation, the Audit Committee concluded that the selection of PwC-UK as the independent registered public accounting firm for 2019 is in the best interest of the Company and its shareholders.

A new lead audit partner is designated at least every five years. In line with this, a new lead audit partner was last designated for 2017. The process for selection of the Company’s new lead audit partner involved meetings between the candidate and the Chair of the Audit Committee and Avon financial management, as well as discussion by the full Audit Committee and with management.

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee has established a policy for the pre-approval of all audit and non-audit services by PricewaterhouseCoopers LLP and its worldwide affiliates (“PwC”), and the corresponding fees, which (i) strictly disallows any service that would be a prohibited service; (ii) allows audit, audit-related, and tax services only if the particular type of service is on the list of types of services that have been pre-approved by the Audit Committee, specific procedures are followed to ensure appropriate management assessment of such service, the proposed fee is within the overall limit set by the Audit Committee for that category of service, and the Audit Committee is informed on a timely basis of each such service; and (iii) allows other services not within any of the foregoing categories only if each such service and the corresponding fee is approved in advance by the Audit Committee or by one or more members of the Audit Committee with subsequent approval by the Audit Committee. The Audit Committee has reviewed and approved all services provided by PwC, and the amount of fees paid to PwC for such services and concluded that the provision of services by PwC is compatible with the maintenance of their independence.

Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees for professional services rendered for us by PwC, as of and for the years ended December 31, 2018 and December 31, 2017.

	2018	2017
	(in millions)
Audit Fees	$ 9.5	$8.5
Audit-Related Fees	0.0	0.0
Tax Fees	0.0	0.0
All Other Fees	0.0	0.1
Total	$ 9.5	$8.6

86	AVON 2019 Proxy Statement

Audit Fees. These amounts represent the aggregate fees for professional services rendered by PwC for the audit of our annual financial statements for the years ended December 31, 2018 and December 31, 2017, the review of the financial statements included in our Quarterly Reports on Form 10-Q for those years, and services related to statutory and regulatory filings and engagements for such years.

Audit-Related Fees. These amounts represent the aggregate fees for assurance and related services performed by PwC that are reasonably related to the performance of the audit or review of our financial statements. For 2018 and 2017, audit-related fees were de minimis.

Tax Fees. There were no such amounts for tax services rendered by PwC in each of the last two years.

All Other Fees. These amounts represent the aggregate fees for other services rendered by PwC not included in any of the foregoing categories. For 2018, all other fees were de minimis. For 2017, the amount primarily represents fees for strategic consulting services provided by PwC.

THE BOARD OF DIRECTORS RECOMMENDS that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP, United Kingdom, as independent registered public accounting firm for 2019.

AVON 2019 Proxy Statement	87

SOLICITING MATERIAL

The Compensation and Management Development Committee Report and the Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 thereof. In addition, they shall not be deemed incorporated by reference by any statement that incorporates this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference.

SOLICITATION OF PROXIES

We are making this solicitation of proxies on behalf of our Board and will pay the solicitation costs. Our directors, officers and other employees may, without additional compensation except reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. In addition, we have retained Innisfree M&A Incorporated at a fee estimated to be approximately $20,000, plus reasonable out-of-pocket expenses, to assist in the solicitation of proxies. We will reimburse brokers, fiduciaries, custodians, and other nominees for out-of-pocket expenses incurred in sending our proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

SHAREHOLDER PROPOSALS FOR 2020 ANNUAL MEETING

If you are a shareholder and you wish to bring an item of business before the 2020 Annual Meeting pursuant to our By-Laws (other than the nomination of a Director candidate to the Board, which is described below), you must notify our Corporate Secretary in writing, at the address set forth in the Notice of Annual Meeting of Shareholders, after January 17, 2020 and on or before February 16, 2020. If you wish to have a proposal included in our Proxy Statement and proxy card for the 2020 Annual Meeting pursuant to the SEC’s Rule 14a-8, your proposal must be received by our Corporate Secretary on or before December 5, 2019. Your notice must pertain to a proper matter for shareholder action and must comply with our By-Laws and with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

In order to be properly brought before the 2020 Annual Meeting, a shareholder’s notice of nomination of one or more director candidates to be included in our Proxy Statement and proxy card pursuant to Section 14(b) of Article 3 of our By-Laws (a “proxy access nomination”) must be received by our Corporate Secretary in writing, at the address set forth in the Notice of Annual Meeting of Shareholders, no earlier than November 5, 2019 and no later than the close of business on December 5, 2019 (i.e., no earlier than the close of business on the 150th day and no later than the close of business on the 120th day prior to the first anniversary of the date our definitive Proxy Statement was first released to shareholders in connection with the preceding year’s annual meeting of shareholders). If the date of the 2020 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day and not later than the close of business on the later of the 90th day prior to the 2020 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2020 Annual Meeting is first made by the Company. To be in proper form, a shareholder’s notice for a proxy access nomination must include the information about the nominee or nominees specified in, and must otherwise comply with, our By-Laws. Please also see Section 14(a) of Article 3 of our By-Laws for details regarding the nomination of a Director candidate through the Advance Notice Process which is separate from a proxy access nomination.

A copy of the By-Law procedures is available upon written request to our Corporate Secretary.

INFORMATION REQUESTS

If you make a written request to the Investor Relations Department at Avon Products, Inc., 1 Avon Place Suffern, NY 10901 by mail or telephone number 212-282-5320, we will provide you without charge, a copy of our Annual Report on Form 10-K for 2018, as filed with the Securities and Exchange Commission. Our Annual Report on Form 10-K for 2018 is also available without charge on our investor website (investor.avonworldwide.com).

If you have any questions about giving your proxy or require assistance, please contact our proxy solicitor at:

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor

New York, NY 10022

Shareholders call toll-free: (888) 750-5834

Banks and brokers call collect: (212) 750-5833

88	AVON 2019 Proxy Statement

APPENDIX A

AVON PRODUCTS, INC.

2016 OMNIBUS INCENTIVE PLAN

(Amended and Restated Effective May 16, 2019)

Section 1.  Purpose.

The purpose of the 2016 Omnibus Incentive Plan is to: (i) encourage share ownership and align compensation with performance results and shareholder interests, (ii) promote decision-making that is consistent with the long-term goals of the Corporation and its shareholders and (iii) provide competitive incentive compensation sufficient to attract, motivate and retain Key Employees and non-employee directors of the Corporation.

Section 2.  Definitions.

As used in the Plan, the following terms shall have the respective meanings specified below.

a.    “Award” means an award granted pursuant to Section 4.

b.    “Award Agreement” means a document described in Section 6, setting forth the terms and conditions applicable to an Award granted to the applicable Participant.

c.    “Award Program” means a written program established by the Board of Directors, pursuant to which Awards are awarded under the Plan to non-employee directors under terms, conditions and restrictions set forth in such written program.

d.    “Board of Directors” or “Board” means the Board of Directors of the Corporation, as it may be comprised from time to time.

e.    “Cause” means, unless otherwise provided in an Award Agreement, the Participant’s:

(i)       continued failure to perform substantially his or her duties with the Corporation (other than any such failure resulting from a documented disability as defined by applicable law);

(ii)      willful failure to perform substantially his or her duties with the Corporation, or other willful conduct that is materially injurious to the Corporation, monetarily or otherwise;

(iii)     personal dishonesty in the performance of his or her duties;

(iv)     breach of fiduciary duty involving personal profit;

(v)      commission or conviction of a felony or a misdemeanor, or the entering of a plea of guilty or nolo contendere with respect to a felony or a misdemeanor (unless the Corporation determines that considering such circumstances is prohibited by applicable law);

(vi)     willful or significant violation of any Corporation rule or procedure, including without limitation, absenteeism, violation of safety rules or insubordination; or

(vii)    violation of the Corporation’s Code of Conduct;

provided, however, that if a Participant is party to an employment agreement with the Corporation that includes a definition of “Cause”, “Cause” shall have the meaning set forth in such agreement, unless otherwise provided therein. All determinations of whether any of the events above have occurred and/or whether “Cause” shall have occurred will be determined by the Committee in its sole discretion.

f.    “Change in Control” means any of the following:

(i)    any one person or more than one person acting as a group acquires ownership of shares of the Corporation that, together with the shares of the Corporation held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the shares of the Corporation; provided, however, that if any one person or more than one person acting as a group is considered to own more than 50% of the total fair market value or total voting power of the shares of the Corporation, the acquisition of additional shares by the same person or persons shall not constitute a

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Change in Control under this clause (i) or clause (ii) of this definition. An increase in the percentage of shares of the Corporation owned by any one person or persons acting as a group as a result of a transaction in which the Corporation acquires its own shares in exchange for property will be treated as an acquisition of shares of the Corporation by such person or persons for purposes of this clause (i);

(ii)    any one person or more than one person acting as a group acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons, ownership of shares of the Corporation having 30% or more of the total voting power of the shares of the Corporation; provided, however, that if any one person or more than one person acting as a group so acquires 30% or more of the total voting power of the shares of the Corporation, the acquisition of additional control of the Corporation by the same person or persons shall not constitute a Change in Control under clause (i) or (ii) of this definition;

(iii)   a majority of the members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Board of Directors prior to the date of such appointment or election; or

(iv)   any one person or more than one person acting as a group acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons, assets from the Corporation that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Corporation immediately prior to such acquisition or acquisitions; provided, however, that a transfer of assets by the Corporation shall not be treated as a Change in Control if the assets are transferred to (A) a shareholder of the Corporation immediately before the asset transfer in exchange for or with respect to shares of the Corporation, (B) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Corporation, (C) a person or more than one person acting as a group that owns, directly or indirectly, shares of the Corporation having 50% or more of the total value or total voting power of all outstanding shares of the Corporation or (D) an entity, at least 50% of the total value or voting power of which is owned by a person or persons described in clause (C) above; and provided, further, that for purposes of clauses (A), (B), (C) and (D) above, a person’s status is determined immediately after the transfer of the assets. For purposes of this clause (iv), gross fair market value means the value of the assets of the Corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Solely with respect to any Award that constitutes “deferred compensation” subject to Code Section 409A and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership”, “change in effective control”, and/or a “change in the ownership of a substantial portion of assets” of the Corporation as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time or form of payment that complies with Code Section 409A, without altering the definition of Change in Control for purposes of determining whether a Participant’s rights to such Award become vested or otherwise unconditional upon the Change in Control.

g.    “Change in Control Good Reason” means, unless otherwise provided in an Award Agreement, employment agreement or a severance policy applicable to the relevant Participant, any of the following:

(i)     a material diminution in the Participant’s base compensation; or

(ii)    a material change in the geographic location at which the Participant must perform services.

For purposes of this definition, a Participant shall not be deemed to have incurred a termination of employment for a Change in Control Good Reason unless:

(i)     the condition constituting a Change in Control Good Reason occurs during the period commencing with the date of the Change in Control and ending on the second anniversary of the date of the Change in Control; and

(ii)    the Participant provides written notice to the Corporation of the existence of the condition constituting a Change in Control Good Reason within ninety (90) days of the initial existence of the condition constituting a Change in Control Good Reason and the Corporation or one of its affiliates is given thirty (30) days to cure such condition.

h.    “Code” means the Internal Revenue Code of 1986, as amended from time to time.

i.     “Committee” means the Compensation and Management Development Committee of the Board or such other committee appointed by the Board to administer the Plan, (i) each member of which must be “independent” under the rules of the New York Stock Exchange, (ii) to the extent applicable, at least two members of which must satisfy the criteria for being an “outside director” for purposes of Code Section 162(m) and (iii) at least two members of which must satisfy the criteria for being a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act; provided that, with respect to Awards to non-employee directors under an Award Program, “Committee” means the Board or the Nominating and Corporate Governance Committee of the Board.

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j.    “Corporation” means Avon Products, Inc. and any successor thereto.

k.   “Covered Employee” means a covered employee within the meaning of Code Section 162(m)(3).

l.    “Disability” has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Corporation or, if applicable, any Subsidiary for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, “Disability” shall mean that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of a Disability shall be made by the Committee and shall be supported by advice of a physician competent in the area to which such Disability relates. Subject to the approval of the Committee, a different definition of Disability may be applicable to a Participant employed outside of the United States of America who is subject to local disability laws and programs.

m.  “Eligible Person” means any Key Employee and any non-employee director of the Corporation.

n.  “Exchange Act” means the Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time.

o.  “Fair Market Value” means the closing price of a share of Stock on the New York Stock Exchange, Inc. composite tape (or if the Stock is not then traded on the New York Stock Exchange, on the stock exchanges or over-the- counter market on which the Stock is principally trading) on the date of measurement and if there were no trades on the measurement date, on the day on which a trade occurred next preceding such measurement date; provided, however, that if the measurement date is a Sunday and the following Monday is a day on which trades occur, the closing price of a share of Stock on such Monday shall be used.

p.  “Incentive Stock Option” means an Option (or an option to purchase Stock granted pursuant to any other plan of the Corporation or a Subsidiary) intended to comply with Code Section 422.

q.  “Key Employee” means any person, including an officer, in the employment of the Corporation or a Subsidiary who, in the opinion of the Committee, is or is expected to be responsible for the management, growth or protection of some part or aspect of the business of the Corporation and its Subsidiaries or who makes, or is expected to make, a contribution to the Corporation and its Subsidiaries.

r.   “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

s.   “Option” means an option to purchase Stock granted pursuant to Section 4a.

t.   “Original Effective Date” has the meaning specified in Section 10n.

u.  “Over 10% Owner” means an individual who at the time an Incentive Stock Option is granted owns Stock possessing more than 10% of the total combined voting power of the Corporation or one of its Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

v.   “Participant” means any Eligible Person who has been granted an Award.

w.  “Performance Award” means any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Section 4e.

x.   “Performance Cash” shall mean any cash incentive payment, granted pursuant to Section 4e payable to the applicable Participant upon the achievement of such performance goals as the Committee shall establish.

y.   “Performance Measures” means the criteria established by the Committee, on a consolidated basis, on the basis of a Subsidiary, business unit or geographically based unit or relative to one or more peer group companies or indices, which can be expressed either in terms of specified levels of, rates of change or relative changes in, one or more performance measures, including, without limitation: (a) share price; (b) earnings per share, diluted or basic; (c) return to shareholders (including dividends); (d) revenues; (e) sales by category or brand; (f) active representatives; (g) sales representatives; (h) ending representatives; (i) units sold; (j) customers; (k) sales representative productivity; (l) earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis ; (m) operating income or operating profit; (n) net income; (o) gross margin; (p) operating margin; (q) economic profit; (r) cash flows from operations, free cash flow, cash flow return on capital, working capital; (s) market share; (t) inventory levels; (u) inventory days outstanding; (v) order fill rate; (w) size of line in total or by category or type; (x) advertising, brand and product innovation; (y) research and development; (z) costs; (aa) capital expenditures; (bb) working capital; (cc) accounts receivable; (dd) days sales outstanding; (ee) period overhead; (ff) sales representative satisfaction; (gg) return on investment, assets, equity or capital (total or invested); or (hh) any other objective or subjective criteria specified by the Committee.

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The preceding criteria shall be determined in accordance with generally accepted accounting principles to the extent applicable or be subject to adjustments as may be specified by the Committee, including, without limitation, for (a) discontinued operations; (b) acquisitions and mergers; (c) divestitures, including exits of markets and/or categories; (d) cumulative effect of changes in accounting rules and methods and tax laws; (e) impairment or disposal losses; (f) restructuring costs; (g) pension expense or contribution in excess of operating budget; (h) business losses from economic, political and legal changes; (i) retained and uninsured losses from natural disaster or catastrophe; (j) currency fluctuations or devaluations; (k) significant litigation or claim judgments or settlements; (l) debt refinancing costs or gains, including related bank and legal fees and costs to unwind existing structure; (m) other extraordinary, unusual, infrequently occurring and/or nonrecurring events; (n) an event either not directly related to the operations of the Corporation, Subsidiary, division, business segment or business unit or not within the reasonable control of management; (o) a change in the fiscal year of the Corporation; or (p) any other adjustments specified by the Committee (the “Performance Measure Adjustments”).

To the extent an Award is determined by the Committee to be subject to Section 4h, the Committee shall, within the first ninety (90) days of a Performance Period (or, within any other maximum period allowed under Code Section 162(m)), define in an objective fashion the manner of calculating the Performance Measures it selects to use for such Performance Period, including any adjustments which shall be applied in accordance with the preceding paragraph.

z.     “Performance Period” shall mean the period established by the Committee during which any performance goals specified by the Committee with respect to a Performance Award are to be measured.

aa.    “Performance Share” shall mean any grant pursuant to Section 4e of a share of Stock or unit valued by reference to a designated number of shares of Stock, which may be issued or paid to the applicable Participant upon achievement of such performance goals as the Committee shall establish.

bb.    “Performance Unit” shall mean any grant pursuant to Section 4e of a unit valued by reference to a designated amount of cash or property other than shares of Stock, which value may be paid to the applicable Participant upon achievement of such performance goals as the Committee shall establish.

cc.    “Plan” means this 2016 Omnibus Incentive Plan as adopted by the Corporation, as amended from time to time.

dd.    “Prior Plan” means the Corporation’s 2013 Stock Incentive Plan and 2010 Stock Incentive Plan, in each case, as amended from time to time.

ee.    “Restricted Stock” means an Award granted pursuant to Section 4c.

ff.     “Restatement Effective Date” has the meaning specified in Section 10n.

gg.    “Retirement” means a Participant’s Separation from Service with the Corporation or a Subsidiary on or after (i) the Participant’s attainment of his 55th birthday and completion of ten years of service with the Corporation or a Subsidiary; (ii) the Participant’s attainment of his 60th birthday and the completion of five years of service with the Corporation or Subsidiary; (iii) the Participant’s 65th birthday; or (iv) the date the Participant is eligible for early or normal retirement under any retirement plan of the Corporation or a Subsidiary that applies to such Participant. Subject to the approval of the Committee, a different definition of Retirement may be applicable to a Participant employed outside of the United States of America who is subject to local retirement laws and programs.

hh.    “SAR” means a stock appreciation right granted pursuant to Section 4b.

ii.      “Separation from Service” has the meaning set forth in Code Section 409A.

jj.      “Stock” means shares of common stock, par value $.25 per share, of the Corporation or any security of the Corporation issued in substitution, exchange or lieu thereof.

kk.     "Stock Units” means an Award granted pursuant to Section 4d.

ll.      “Subsidiary” means (i) any corporation or other entity in which the Corporation, directly or indirectly, controls 50% or more of the total combined voting power of such corporation or other entity; and (ii) any corporation or other entity in which the Corporation has a significant equity interest and which the Committee has determined to be considered a Subsidiary for purposes of the Plan. Notwithstanding the foregoing, with respect to an Award that is subject to the rules of Code Section 409A, for purposes of determining whether an Eligible Person has had a Separation from Service under Section 10f, a Subsidiary means any corporation or other entity in which the Corporation, directly or indirectly, controls 50% or more of the total combined voting power of such corporation or other entity.

Section 3.    Eligibility.

The Committee may grant one or more Awards to any Eligible Person designated by it to receive an Award.

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Section 4. Awards.

The Committee may grant any one or more of the following types of Awards, and any such Award may be granted singly, in combination or in tandem:

a.    Options. An Option is an option to purchase a specific number of shares of Stock exercisable at such time or times and subject to such terms and conditions as the Committee may determine, including any performance measures that must be satisfied as a condition to vesting or payment, consistent with the provisions of the Plan, including the following:

(i)    The exercise price of an Option shall not be less than 100% of the Fair Market Value of the Stock on the date the Option is granted, unless the Option was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become employees of the Corporation as a result of a merger, consolidation, acquisition or other corporate transaction involving the Corporation. No Option may be exercisable more than 10 years after the date the Option is granted. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (other than an Incentive Stock Option) the exercise of the Option is prohibited by applicable law, the term of the Option shall be extended for a period of thirty (30) days following the end of the legal prohibition.

(ii)   The exercise price of an Option shall be paid in full upon exercise in any form or manner authorized by the Committee in an Award Agreement or Award Program, including, but not limited to, cash or, if the Award Agreement or Award Program provides, (A) by delivery to the Corporation of shares of Stock held by the Participant (which may include an attestation of ownership of such shares of Stock); or (B) in a cashless exercise through a broker, by withholding shares of Stock for which the Option is exercisable valued at the Fair Market Value on the date of exercise or similar arrangement. Any Stock accepted in payment of the exercise price of an Option shall be valued at its Fair Market Value on the date of exercise.

(iii)   No fractional shares of Stock will be issued or accepted. The Committee may impose such other conditions, restrictions and contingencies with respect to shares of Stock delivered pursuant to the exercise of an Option as it deems desirable.

(iv)  Incentive Stock Options shall be subject to the following additional provisions:

A.    No grant of Incentive Stock Options to any one Eligible Person shall cover a number of shares of Stock whose aggregate Fair Market Value (determined on the date the Option is granted), together with the aggregate Fair Market Value (determined on the respective date of grant of any Incentive Stock Option) of the shares of Stock covered by any Incentive Stock Options which have been previously granted under the Plan or any other plan of the Corporation or any Subsidiary and which are exercisable for the first time during the same calendar year, exceeds $100,000 (or such other amount as may be fixed as the maximum amount permitted by Code Section 422(d)); provided, however, that if the limitation is exceeded, the Incentive Stock Options in excess of such limitation shall be treated as Non-Qualified Stock Options.

B.    No Incentive Stock Option may be granted to an Eligible Person who on the date of grant is not an employee of the Corporation or a corporation that is a subsidiary of the Corporation within the meaning of Code Section 424(f).

C.    Incentive Stock Options granted to an Eligible Person who is an Over 10% Owner shall have an exercise price that is at least 110% of the Fair Market Value on the date the Option is granted and shall not be exercisable more than 5 years after the date the Incentive Stock Options are granted.

(v)   Subject to Sections 6 and 9, unless otherwise determined by the Committee or provided for in the Award Agreement or Award Program, upon a Participant’s Separation from Service with the Corporation or a Subsidiary for any reason, all unvested Options and SARs shall be forfeited by the Participant.

b.    Stock Appreciation Rights (SARs). A SAR is the right to receive a payment measured by the excess of the Fair Market Value of a specified number of shares of Stock on the date on which the Participant exercises the SAR over the grant price of the SAR determined by the Committee. The grant price of a SAR shall not be less than 100% of the Fair Market Value of the Stock on the date the SAR is granted, unless the SAR was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become employees of the Corporation as a result of a merger, consolidation, acquisition or other corporate transaction involving the Corporation. SARs may be (i) freestanding SARs or (ii) tandem SARs granted in conjunction with an Option, either at the time of grant of the Option or at a later date, and exercisable at the Participant’s election instead of all or any part of the related Option. To the extent an Option is exercised in whole or in part, any tandem SAR granted in conjunction with such Option (or part thereof) shall terminate and cease to be exercisable. To the extent a tandem SAR is exercised in whole or in part, the Option (or part thereof) in conjunction with which such tandem SAR was granted shall terminate and cease to be exercisable. The payment to which the Participant is entitled on exercise of a SAR may be in cash, in Stock valued at Fair Market Value on the date of exercise or partly in cash and partly in Stock, as provided in the Award Agreement or Award Program or, in the absence of such provision, as the Committee may determine. No SAR may be exercisable more than 10 years after the date the SAR is granted. Notwithstanding the foregoing, in the event that on the last business day of the term of a

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SAR the exercise of the SAR is prohibited by applicable law, the term shall be extended for a period of thirty (30) days following the end of the legal prohibition. At the time of the grant, the Committee shall determine, consistent with the provisions of the Plan, the factors which will govern the SARs, including, at the discretion of the Committee, any performance measures that must be satisfied as a condition of vesting or payment.

c.    Restricted Stock.

(i)    Restricted Stock is an Award of Stock that is issued to a Participant subject to restrictions on transfer (including forfeiture) and such other restrictions on incidents of ownership as the Committee may determine. At the time of the grant, the Committee shall determine, consistent with the provisions of the Plan, the factors which will govern the Restricted Stock, including, at the discretion of the Committee, any performance measures that must be satisfied as a condition to vesting or payment. Subject to the specified restrictions, the Participant as owner of those shares of Restricted Stock shall have the rights of the holder thereof. Notwithstanding anything to the contrary herein, any dividends or other distributions paid with respect to that Stock while subject to those restrictions shall be accumulated, with or without interest, or reinvested in Stock, as specified by the Committee at the time of grant, and in any event, such dividends or other distributions shall be held subject to the same restrictions as the Restricted Stock and such other terms and conditions as the Committee shall determine (and will vest or be forfeited at the same time that the underlying shares of Restricted Stock vest or are forfeited, as applicable). Shares of Restricted Stock shall be registered in the name of the Participant and, at the Corporation’s sole discretion, shall be held in book entry form subject to the Corporation’s instructions or shall be evidenced by a certificate, which shall bear an appropriate restrictive legend, shall be subject to appropriate stop-transfer orders and shall be held in custody by the Corporation until the restrictions on those shares of Restricted Stock lapse.

(ii)   Subject to Sections 6 and 9, unless otherwise determined by the Committee or provided for in an Award Agreement or Award Program, upon a Participant’s Separation from Service with the Corporation or a Subsidiary for any reason during the applicable restriction period, all unvested shares of Restricted Stock shall be forfeited by the Participant.

d.    Stock Units.

(i)    A Stock Unit is an Award that entitles the Participant to receive at a specified future date, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of stock at the end of a specified period. Stock Units containing performance measures or other restrictions, including but not limited to the continued employment or service of the Participant with the Corporation or a Subsidiary during a restricted period set forth in an Award Agreement, may be designated as Restricted Stock Units.

(ii)    Payment in respect of Stock Units may be made by the Corporation in cash, in Stock valued at Fair Market Value on the date of settlement or partly in cash and partly in Stock, as provided in the applicable Award Agreement or Award Program, or, in the absence of such provision, as the Committee may determine.

(iii)    Subject to Sections 6 and 9, unless otherwise determined by the Committee or provided for in an Award Agreement or Award Program, upon a Participant’s Separation from Service with the Corporation or a Subsidiary for any reason during the applicable restriction period, all unvested Restricted Stock Units shall be forfeited by the Participant.

e.    Performance Awards.

(i)    Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the performance measures or such other criteria as determined by the Committee in its discretion and set forth in an Award Agreement.

(ii)    The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Performance Awards may be paid in cash, shares of Stock, other property, or any combination thereof, in the sole discretion of the Committee. The amount of the Award to be distributed shall be conclusively determined by the Committee.

(iii)  Subject to Sections 6 and 9, unless otherwise determined by the Committee or provided for in an Award Agreement or Award Program, upon a Participant’s Separation from Service with the Corporation or a Subsidiary for any reason during the applicable performance period, all unvested Performance Awards shall be forfeited by the Participant.

f.    Other Stock-Based Awards. The Committee may grant other Awards under the Plan pursuant to which shares of Stock are or may in the future be acquired. Such other Awards may be granted alone, in addition to or in tandem with any Award of any type granted under the Plan and must be consistent with the purpose of the Plan. At the time of the grant, the Committee shall determine the factors which will govern the Other Stock-Based Awards, including, at the discretion of the Committee, any performance measures that must be satisfied as a condition to payment.

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g.    Dividend Equivalents. Any Awards (other than Awards of Options, SARs or Restricted Stock) under the Plan may, in the discretion of the Committee, earn dividend equivalents. In respect of any such Award which is outstanding on a dividend record date for Stock, the Participant may be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Committee shall establish such rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment and payment contingencies of such dividend equivalents, as it deems are appropriate or necessary. Notwithstanding anything to the contrary herein, to the extent the Committee determines that dividend equivalents will be credited with respect to an unvested Award, no dividend equivalents shall be paid on any such Award prior to vesting, but shall be accumulated and paid once (and to the extent that) the underlying Award vests and any performance goals, if applicable, are attained.

h.      Code Section 162(m) Provisions.

(i)     Notwithstanding any other provision of the Plan, if the Committee determines, at the time a Restricted Stock Award, a Stock Unit Award, a Performance Award or an Other Stock-Based Award is granted to a Participant, that such Participant is or may be, in respect of the tax year in which the Corporation would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may, but need not, provide that this Section 4h is applicable to such Award; provided that the limits under Section 4(h)(iii) below shall be applicable to all Participants with respect to each fiscal year (whether or not a Covered Employee with respect to the applicable tax year).

(ii)    Any Award (other than Options and SARs) to which this Section 4h applies shall be earned only upon the attainment of a specified level of one or more Performance Measures established by the Committee within the time limits described in the last paragraph of the definition of “Performance Measures.”

(iii)    Subject to adjustment as provided in Section 9, the following limits will apply to Awards of the specified type granted to any one Participant in any single fiscal year:

(x) Appreciation Awards — Options and SARs: 2,500,000 shares;

(y) Full Value Awards — Restricted Stock, Stock Units, Performance Awards and/or Other Stock-Based Awards that are denominated in shares of Stock: 2,500,000 shares; and

(z) Cash Awards — Performance Awards that are denominated in cash: $10,000,000.

In applying the foregoing limits, (a) all Awards of the specified type granted to the same Participant in the same fiscal year will be aggregated and made subject to the applicable limit; (b) the limits applicable to Options and Share Appreciation Rights refer to the number of shares of Stock subject to those Awards; (c) the share limit under clause (y) refers to the maximum number of shares of Stock that may be delivered under an Award or Awards of the type specified in clause (y) assuming a maximum payout; and (d) the dollar limit under clause (z) refers to the maximum dollar amount payable under an Award or Awards of the type specified in clause (z) assuming a maximum payout.

(iii)   Notwithstanding any provision of the Plan, with respect to any Award that is subject to this Section 4h, (i) the Committee may adjust downwards, but not upwards, the amount payable pursuant to the Award on account of the attainment of the applicable Performance Measures, (ii) the Committee may not waive the achievement of the applicable Performance Measures except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances, and (iii) the Committee must certify, in writing, the level of the attainment of the applicable Performance Measures before payment in respect of the Award is made.

(iv)   The Committee shall have the power to impose such other restrictions on Awards subject to this Section 4h as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Code Section 162(m).

(v)    Notwithstanding anything in the Plan to the contrary, (i) if the Committee determines that a Participant who has been granted an Award designated as subject to this Section 4h is not (or is no longer) a Covered Employee, the terms and conditions of such Award may be modified without regard to any restrictions or limitations set forth in this Section 4h (but subject otherwise to the provisions of Section 7 of the Plan), and (ii) the Committee may, in its sole discretion, make such post-grant adjustments to Awards originally designated as subject to this Section 4h in a manner which could or would cause such Awards to cease to satisfy all requirements for “performance-based compensation” within the meaning of Code Section 162(m); provided that no such adjustment may increase the amount of compensation payable that would otherwise be due upon the attainment of the applicable Performance Measure.

i.    Treatment of Awards upon Separation from Service. Subject to Sections 6 and 9, any Award held by a Participant who has incurred a Separation from Service with the Corporation or a Subsidiary may be cancelled, accelerated, paid or continued, as provided in the Plan or the applicable Award Agreement or Award Program, or, in the absence of such provision, as the Committee may determine. The portion of any Award exercisable in the event of continuation or the amount of any payment due under a continued Award may be adjusted by the Committee to reflect the Participant’s period of service from the date of grant

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through the date of the Participant’s Separation from Service or such other factors as the Committee determines are relevant to its decision to continue the Award.

j.    Clawback/Forfeiture of Shares. Notwithstanding any vesting schedule set forth in any Award Agreement or Award Program, in the event that the Committee determines that a Participant violated a noncompetition, nondisclosure or nonsolicitation agreement as set forth in the Award Agreement or Award Program, all Awards and shares of Stock issued to the Participant pursuant to the Plan shall be forfeited. In addition, Awards and shares of Stock issued pursuant to the Plan are also subject to forfeiture and/or recoupment in the event that a Participant has engaged in misconduct, including (i) a serious violation of the Corporation’s Code of Conduct or (ii) a violation of law within the scope of employment with the Corporation.    In all of the above circumstances, the Committee may require the cancellation of outstanding Awards and/or reimbursement of any gains realized on the exercise, settlement, vesting or sale of equity awards held by a Participant, provided, however, that the Corporation shall return to the Participant the lesser of any consideration paid by the Participant in exchange for Stock issued to the Participant pursuant to the Plan or the then Fair Market Value of the Stock forfeited hereunder; and provided, further, that if the Participant no longer holds shares of Stock issued to such Participant pursuant to the Plan, the Participant shall pay to the Corporation the excess of the Fair Market Value of any such shares of Stock on the date such shares of Stock were issued to the Participant pursuant to the Plan over any consideration paid by the Participant in exchange for such shares of Stock. For those Participants who are subject to the Corporation’s Compensation Recoupment Policy, Awards and shares of Stock issued to such Participants pursuant to the Plan are also subject to the Compensation Recoupment Policy.

k.   Repricings. Repricing of Options and SARs shall not be permitted without shareholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of an Option or SAR to lower its exercise price or grant price; (B) any other action that is treated as a “repricing” under generally accepted accounting principles; (C) canceling an Option or SAR at a time when its exercise price or grant price is equal to or more than the fair market value of the underlying stock in exchange for another Option, SAR, Restricted Stock or other equity award; and (D) repurchasing for cash an Option or SAR at a time when its exercise price or grant price is equal to or more than the fair market value of the underlying stock, unless the change, other action or cancellation, exchange or repurchase occurs in connection with an event set forth in Section 9. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

l.    Minimum Vesting Requirement. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than cash-based Awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries, (ii) shares of Stock delivered in lieu of fully vested cash Awards, (iii) Awards to non-employee directors that vest on earlier of the one-year anniversary of the date of grant and the next annual meeting of shareholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 5 (subject to adjustment under Section 9); provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, Disability or a Change in Control, in the terms of the Award Agreement or otherwise.

Section 5.  Stock Available under Plan.

a.    Subject to the adjustment provisions of Section 9, as of the Restatement Effective Date, the total number of shares of Stock that may be made subject to Awards under the Plan is 20,451,976 shares, less one (1) share for every one (1) share of Stock that was subject to an Option or SAR granted after March 15, 2019 and 1.35 shares for every one (1) share of Stock that was subject to an Award other than an Option or SAR granted after March 15, 2019. In addition, as of the Restatement Effective Date, the maximum number of shares under the Plan that may be made subject to Incentive Stock Options is 20,451,976. After the Original Effective Date of the Plan, no awards may be granted under any Prior Plan, but awards outstanding thereunder as of such effective date shall remain outstanding in accordance with their existing terms.

b.    After March 15, 2019, if (i) any shares of Stock subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) any shares of Stock subject to an award under any Prior Plan are forfeited, an award under any Prior Plan expires or is settled for cash (in whole or in part), then in each such case the shares of Stock subject to such Award or award under any Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, be added to the shares available for Awards under the Plan, in accordance with Section 5d below. After March 15, 2019, in the event that withholding tax liabilities arising from an Award other than an Option or SAR or an award other than an option or stock appreciation right under any Prior Plan are satisfied by the tendering of shares of Stock (either actually or by attestation) or by the withholding of shares of Stock by the Corporation, the shares so tendered or withheld shall be added to the shares available for Awards under the Plan in accordance with Section 5d below. Awards that will be mandatorily settled solely in cash shall not reduce the shares authorized for grant under Section 5a.

c.    Notwithstanding anything to the contrary contained herein, the following shares shall not be added to the shares authorized for grant under Section 5a: (i) shares tendered by the Participant or withheld by the Corporation in payment of the purchase price of an Option or an option under any Prior Plan, (ii) shares tendered by the Participant or withheld by the

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Corporation to satisfy any tax withholding obligation with respect to any Award under the Plan or any award under any Prior Plan, (iii) shares subject to a SAR or a stock appreciation right under any Prior Plan that are not issued in connection with its stock settlement on exercise thereof, and (iv) shares reacquired by the Corporation on the open market or otherwise using cash proceeds from the exercise of Options or options under any Prior Plan.

d.    Any shares of Stock that after March 15, 2019 again become available for Awards under the Plan pursuant to this Section shall be added as (i) one (1) share for every one (1) share subject to Options or SARs granted under the Plan or options or stock appreciation rights granted under any Prior Plan, and (ii) as 1.35 shares for every one (1) share subject to Awards other than Options or SARs granted under the Plan or awards other than options or stock appreciation rights granted under any Prior Plan.

e.    In the event that the Corporation or its Subsidiaries makes an acquisition or is a party to a merger or consolidation and the Corporation assumes the options or other awards consistent with the purpose of the Plan of the entity acquired, merged or consolidated which are administered pursuant to the Plan, shares of Stock subject to the assumed options or other awards shall not count as part of the total number of shares of Stock that may be made subject to Awards under the Plan. Additionally, in the event that an entity acquired by the Corporation or any Subsidiary or with which the Corporation or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Stock authorized for grant under the Plan (and shares subject to such Awards shall not be added to the shares available for Awards under the Plan); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Corporation and its Subsidiaries prior to such acquisition or combination.

f.      Any shares of Stock issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

g.    Notwithstanding anything to the contrary, the maximum number of shares of Stock subject to Awards granted during a single fiscal year to any non-employee director, shall not exceed $500,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

Section 6. Award Agreements and Award Programs.

Each Award under the Plan shall be evidenced by an Award Agreement (and/or any related administrative guidelines) or Award Program. Each Award Agreement or Award Program shall set forth the terms and conditions applicable to the Award, including but not limited to provisions for (i) the time at which the Award becomes exercisable or otherwise becomes nonforfeitable; (ii) the treatment of the Award in the event of the termination of a Participant’s status as an Eligible Person; and (iii) any special provisions applicable in the event of an occurrence of a Change in Control, as determined by the Committee consistent with the provisions of the Plan.

Section 7. Amendment and Termination.

a.    The Board of Directors shall have the power to amend the Plan, including the power to change the amount of the aggregate Fair Market Value of the shares of Stock subject to Incentive Stock Options first exercisable in any calendar year under Section 4a(iv)(A) to the extent provided in Code Section 422, or any successor provision. It shall not, however, except as otherwise provided in the Plan, without approval of the shareholders of the Corporation, increase the maximum number of shares of Stock available for Awards under the Plan, nor change the class of Eligible Persons, nor reduce the basis upon which the minimum Option exercise price or SAR grant price is determined, nor amend Section 4k, nor extend the period within which Awards under the Plan may be granted, nor provide for an Option or SAR that is exercisable more than ten years from the date it is granted, nor otherwise amend the Plan without shareholder approval if shareholder approval is required by applicable law. The Board of Directors shall have no power to change the terms of any Award theretofore granted under the Plan so as to materially impair the rights of a Participant without the consent of the Participant whose rights would be affected by such change except to the extent, if any, provided in the Plan or in the Award Agreement or Award Program.

b.    The Board of Directors may suspend or terminate the Plan at any time. No such suspension or termination shall affect Awards then in effect.

Section 8. Administration.

a.    The Plan and all Awards shall be administered by the Committee. The Committee shall have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any related document, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan. The actions and determinations of the Committee on all matters relating to the Plan and any Awards will be final and conclusive. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively

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among Eligible Persons who receive, or who are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. The Committee may delegate the approval of certain transactions to subcommittees consisting solely of members of the Committee who are (i) to the extent applicable, “outside directors” for purposes of Code Section 162(m) or (ii) “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

b.    The Committee and others to whom the Committee has delegated such duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan.

c.    The Corporation shall pay all reasonable expenses of administering the Plan, including but not limited to the payment of professional fees.

d.    It is the intent of the Corporation that the Plan and Awards hereunder satisfy, and be interpreted in a manner that satisfy, in the case of Participants who are or may be officers or directors of the Corporation subject to Section 16 of the Exchange Act, the applicable requirements of Rule 16b-3 under the Exchange Act, so that such persons will be entitled to the benefits of Rule 16b-3, or other exemptive rules under Section 16 of the Exchange Act, and will not be subjected to avoidable liability under Section 16(b) of the Exchange Act. If any provision of the Plan, any Award Agreement or any Award Program would otherwise frustrate or conflict with the intent expressed in this Section 8d, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as to such officers, directors or Covered Employees, as applicable.

e.    The Committee may appoint such accountants, counsel, and other experts as it deems necessary or desirable in connection with the administration of the Plan.

f.      The Committee may delegate to a director (or committee thereof) or an executive officer of the Corporation the right to designate Key Employees (other than the delegate, Covered Employees and directors and officers of the Corporation subject to Section 16 of the Exchange Act) to be granted Awards and the number of shares of Stock or other amount subject to Awards granted to each such Key Employee, subject to the terms and conditions of the Plan and such other terms and conditions that may be determined by the Committee.

Section 9. Adjustment Provisions.

a.    In the event of any change in or affecting the outstanding shares of Stock by reason of a stock dividend or split, spinoff, merger or consolidation (whether or not the Corporation is a surviving corporation), recapitalization, reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend in cash, securities or other property, the Board of Directors shall make such amendments to the Plan, outstanding Awards, Award Agreements and Award Programs and make such equitable adjustments and take actions thereunder as applicable under the circumstances. Such equitable adjustments as they relate to outstanding Awards shall be required to ensure that the intrinsic value of each outstanding award immediately after any of the aforementioned changes in, or affecting the shares of Stock, is equal to the intrinsic value of each outstanding Award immediately prior to any of the aforementioned changes. Such amendments, adjustments and actions shall include, as applicable, (i) changes in the number of shares of Stock (or amount of other property) then remaining subject to the Plan, (ii) the number of shares of Stock then remaining subject to Awards of Stock and Stock Units (including Restricted Stock, Restricted Stock Units and Performance Awards) or subject to Awards of Options and SARs under the Plan and the Option or SAR exercise price per share of Stock (or other property), (iii) the maximum number of shares that may be granted or delivered to any single Participant pursuant to the Plan, including those that are then covered by outstanding Awards, and (iv) the terms of any outstanding Award, including, without limitation, any applicable performance measures.

b.    The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the shareholders of the Corporation to make or authorize any adjustment, recapitalization, reorganization or other change in its capital or business structure, any merger or consolidation of the Corporation, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

c.    In the event of a Change in Control, upon an agreement or agreements approved by the Board of Directors with the prospective new owner of the Corporation, or the surviving entity of any merger or other business combination, the new owner or surviving entity, as the case may be, shall adopt and assume the Plan and maintain it with respect to all outstanding Awards, adopt outstanding Award Agreements and Award Programs, and continue in effect their respective terms. The adoption and assumption may provide for the substitution of shares of the new owner or surviving entity or its parent company for Stock underlying the Awards; provided, however, that equitable adjustments shall be made to reflect the relative value of the Stock prior to and following the Change in Control. The new owner of the Corporation or the surviving entity of any merger or other business combination or its parent company shall comply with any agreement or agreements to grant new stock-based awards in substitution for unexercised Awards granted by the Plan. For the avoidance of doubt, each such assumed or substituted award under this Section 9c shall (i) have a value not less than the value as of the time of the Change in Control of the Awards that they are replacing and (ii) provide rights and entitlements substantially equivalent to or more favorable than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule.

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d.    Except as otherwise provided in a Participant’s employment agreement with the Corporation or in an Award Agreement or Award Program, if (i) a Change in Control occurs and (ii) all Awards that are outstanding continue to be exercisable for, or payable in, Stock (or cash, in the case of any outstanding cash-denominated Awards) or have been assumed or substituted with comparable awards by the new owner or surviving entity of the Corporation or its parent company, and (iii) within two years of such Change in Control a Participant incurs a Separation from Service as provided in Code Section 409A due to (A) death or Disability, (B) the Participant incurring a Change in Control Good Reason, or (C) involuntary Separation from Service by the Corporation other than for Cause, then (w) any Options and SARs, and assumed or substituted awards of options and stock appreciation rights, will become vested and exercisable, (x) all restrictions on Restricted Stock and any assumed or substituted awards of restricted stock will lapse, (y) all Stock Units and Other Stock-Based awards (and assumed or substituted stock unit and other stock-based awards) will become fully vested and shall (unless otherwise provided by the Committee to avoid tax penalties under Section 409A or similar legal penalty) be paid out on the payment date set forth in the terms thereof, and (z) all Performance Awards and assumed or substituted performance awards will become fully vested and shall (unless otherwise provided by the Committee to avoid tax penalties under Section 409A or similar legal penalty) be paid out on the payment date set forth in the terms thereof, but the payout shall be calculated as if the applicable performance measures had been achieved at target.

e.    Except as otherwise provided in a Participant’s employment agreement with the Corporation or in an Award Agreement or Award Program, if (i) a Change in Control occurs and (ii) Awards that are outstanding have not been assumed or substituted with comparable awards by the new owner or surviving entity of the Corporation or its parent company and Stock is not available into which the Awards may be exercised or for delivery in satisfaction of the Awards, then awards shall be fully vested and paid on the basis of the Fair Market Value of the Stock on the effective date of the Change in Control (the “Cash-out Price”) as follows: (A) for Options, the spread, if any, between the Cash-out Price and the exercise price of the Option multiplied by the number of shares of Stock payable in respect of such Awards, (B) for SARs, the spread, if any between the Cash-out Price and the grant price of the SAR, (C) for Stock Units and Other Stock-Based Awards, the Cash-out Price to be paid within 60 days after the Change in Control, (D) for Stock-denominated Performance Awards, the Cash-out Price to be paid within 60 days after the Change in Control (unless otherwise provided by the Committee to avoid tax penalties under Section 409A or similar legal penalty), multiplied by a number of shares of Stock payable in respect of such Awards, which number of shares of Stock shall be calculated as if the applicable performance measures had been achieved at target, and (E) for cash-denominated Performance Awards, the cash amount to be paid within 60 days after the Change in Control (unless otherwise provided by the Committee to avoid tax penalties under Section 409A or similar legal penalty), with the value calculated as if the applicable performance measures had been achieved at target. Any outstanding Options or SARs with an exercise price that is less than the Fair Market Value of the Stock on the effective date of the Change in Control shall be cancelled.

f.    To the extent that any Award is subject to Code Section 409A and is payable upon a Separation from Service, then, notwithstanding any other provision in the Plan to the contrary, the Award will not be paid to the Participant during the six-month period immediately following the Participant’s Separation from Service if the Participant is then deemed to be a “specified employee” (as that term is defined in Code Section 409A and determined pursuant to procedures and elections made by the Corporation). The Award shall instead be paid, unless another payment date is provided pursuant to other provisions of the Plan, on the first day of the seventh month following such Separation from Service. This Section 9f will cease to be applicable in the event of and following the Participant’s death.

Section 10. Miscellaneous.

a.    Transferability. No Award shall be transferable or assignable except (i) by will or by the laws of descent and distribution or (ii) with respect to Non-Qualified Stock Options, pursuant to a domestic relations order or by gift to a family member of the Participant to the extent permitted in the applicable Award Agreement or Award Program; provided, however, that under no circumstances shall an Award be transferable or assignable for value or consideration to the Participant. During the lifetime of the Participant, an Option shall be exercisable only by the Participant unless it has been transferred pursuant to a domestic relations order or by gift to a family member of the Participant, in which case it shall be exercisable only by such transferee and in accordance with the applicable Award Agreement. For the purpose of this provision, a “family member” shall have the meaning set forth in the General Instructions to Form S-8 Registration Statement under the Securities Act of 1933, as amended.

b.    Other Payments or Awards. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Corporation or a Subsidiary from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

c.    Payments to Other Persons. If payments are legally required to be made to any person other than the person to whom any amount is made available under the Plan, payments shall be made accordingly. Any such payment shall be a complete discharge of the liability of the Corporation and its Subsidiaries hereunder.

d.    Unfunded Plan. The Plan shall be unfunded. No provision of the Plan, any Award Agreement or any Award Program shall require the Corporation or a Subsidiary, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Corporation or a Subsidiary maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Corporation or a Subsidiary.

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e.    Limits of Liability. Any liability of the Corporation or a Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement or Award Program applicable to such Award. Neither the Corporation or its Subsidiaries, nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

f.    Rights of Eligible Persons. Status as an Eligible Person shall not be construed as a commitment that any Award shall be made under the Plan to such Eligible Person or to Eligible Persons generally. Nothing contained in the Plan, in any Award Agreement or in any Award Program shall confer upon any Eligible Person or Participant any right to continue in the employ or other service of the Corporation or a Subsidiary or constitute any contract or limit in any way the right of the Corporation or a Subsidiary to change such person’s compensation or other benefits or to terminate the employment or other service of such person with or without Cause. A transfer of an Eligible Person from the Corporation to a Subsidiary, or vice versa, or from one Subsidiary to another, duly authorized by the Corporation, shall not be deemed a Separation from Service or other termination of employment or other service.

g.    No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Corporation or any Affiliate from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any awards made under the Plan. Such actions may include, without limitation, suspension of the vesting or payment relating to any outstanding Awards pending the outcome of an internal or external investigation involving a Participant or any cancellation or recoupment of an Award or shares of Stock pursuant to Section 4j above. No employee, Participant or other person shall have any claim against the Corporation or any of its subsidiaries or Affiliates as a result of any such action.

h.    Rights as a Shareholder. A Participant shall have no rights as a shareholder with respect to any Stock covered by an Award until the date the Participant becomes the holder of record thereof. Except as provided in Section 4g or 9, no adjustment to an Award shall be made for dividends or other rights, unless the Award Agreement or the Award Program specifically requires such adjustment.

i.    Withholding. The Corporation shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state, local or foreign governments. Whenever the Corporation proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting or payment of any Award of Stock, the Corporation shall have the right to require the recipient to remit to the Corporation an amount sufficient to satisfy any United States federal, state, local or foreign withholding tax requirements prior to the delivery of any certificate or certificates for such shares or the vesting or payment of such Award of Stock. Unless otherwise provided by the Committee, a Participant may pay the withholding tax in cash, or may elect to have the number of shares of Stock such Participant is to receive reduced by the nearest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock determined as of the exercise or delivery date, is sufficient to satisfy the applicable United States federal, state, local or foreign withholding taxes arising from the exercise or payment of an Award (such withholding to be at a rate as will not cause adverse accounting consequences for the Corporation and is permitted under applicable withholding rules of the relevant taxing authority).

j.    Foreign Participants. In order to facilitate the making of any Award under the Plan, the Committee may provide for such special terms for Awards to Participants who are nationals and/or tax residents of a jurisdiction other than the United States of America, or who are employed outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom of a jurisdiction outside of the United States of America.

k.    Invalidity. If any term or provision contained herein, in any Award Agreement or in any Award Program shall to any extent be invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability shall not affect any other provision or part thereof.

l.    Applicable Law. The Plan, the Award Agreements, the Award Programs and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflict of law principles thereof.

m.    Compliance with Laws. Notwithstanding anything contained herein, in any Award Agreement or in any Award Program to the contrary, the Corporation shall not be required to sell, issue or deliver shares of Stock hereunder or thereunder if the sale, issuance or delivery thereof would constitute a violation by the Participant or the Corporation of any provisions of any law or regulation of any governmental authority or any national securities exchange; and as a condition of any sale or issuance the Corporation may require such agreements or undertakings, if any, as the Corporation may deem necessary or advisable to assure compliance with any such law or regulation, including but not limited to Code Section 409A. To the extent that any Award under this Plan is intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m) or is subject to Code Section 409A, any provision, application or interpretation of the Plan shall be in a manner that complies with Code Section 162(m) or Code Section 409A, as applicable, as determined by the Board in its sole discretion.

n.    Effective Date and Term. The Plan was originally adopted by the Board of Directors on April 5, 2016 and became effective on May 26, 2016 (the “Original Effective Date”), which is the date the Plan was originally approved by the shareholders of the Corporation. The Plan as amended and restated was adopted by the Board of Directors on March 13, 2019, and shall become

A-12	AVON 2019 Proxy Statement

effective on May 16, 2019 (the “Restatement Effective Date”), which is the date the Plan is approved by the shareholders of the Corporation, subject to such approval. No Award may be awarded under the Plan after the tenth anniversary of the Restatement Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards. If the Plan, as amended and restated hereby, is not approved by shareholders, the originally adopted Plan shall continue to remain in effect in accordance with its terms until the tenth anniversary of the Original Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

AVON 2019 Proxy Statement	A-13

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00 A.M. New York Time, on May 16, 2019.

Online Go to www.envisionreports.com/avp or scan the QR code – login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/avp

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommend a vote FOR all eight nominees listed and FOR Proposals 2 – 4.

1. Election of Directors:

01 - Jose Armario	02 - W. Don Cornwell	03 - Nancy Killefer
04 - Susan J. Kropf	05 - Helen McCluskey	06 - Andrew G. McMaster, Jr.
07 - James A. Mitarotonda	08 - Jan Zijderveld

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees

		01	02	03	04	05	06	07	08
☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Non-binding, advisory vote to approve compensation of our named executive officers.	☐	☐	☐	3.	Approval of the Amended and Restated 2016 Omnibus Incentive	☐	☐	☐

		For	Against	Abstain
4.	Ratification of the appointment of PricewaterhouseCoopers LLP, United Kingdom, as our independent registered public accounting firm, for 2019.	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

This proxy revokes all prior dated proxies. The signer hereby acknowledges receipt of Avon’s 2019 Annual Meeting Proxy Statement and the Annual Report.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

/ /

2019 Annual Meeting Admission Ticket

(If you plan to attend the Annual Meeting, bring this Admission Ticket with you)

Avon Products, Inc. Annual Meeting of Shareholders

Thursday, May 16, 2019 at 9:00 A.M.

Convene, 810 Seventh Avenue, 22nd Floor, New York, New York 10019

For transportation directions, please go to:

http://investor.avonworldwide.com/annualmeeting-directions

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE 2019 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 16, 2019.

Our Proxy Statement for the 2019 Annual Meeting of Shareholders and the Annual Report to

Shareholders for the fiscal year ended December 31, 2018 are available at

www.edocumentview.com/avp

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.

The material is available at: www.envisionreports.com/avp

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy Card Solicited on Behalf of the Board of Directors and Voting Instruction Card to

Great-West Trust Company, LLC, Trustee

The undersigned hereby appoints Ginny Edwards and Meridith Krell, and each of them, proxies, with full power of substitution and resubstitution, to vote and act with respect to all shares of the Company’s Common Stock (the “Shares”) owned of record by the undersigned and which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on May 16, 2019, and at any adjournment or postponement thereof, as instructed on the reverse side of this card, and to vote in accordance with their discretion on such other matters as may properly come before the meeting.

The undersigned also provides instructions to Great-West Trust Company, LLC, Trustee, to vote Shares allocated, respectively, to accounts the undersigned may have under the Avon Personal Savings Account Plan which are entitled to be voted at the aforesaid Annual Meeting and at any adjournment or postponement thereof, as instructed on the reverse side of this card. Unless your card is received by May 10, 2019, and unless you have specified your instructions, your Shares cannot be voted by the Trustee.

IF NO INSTRUCTIONS ARE SPECIFIED ON THE REVERSE SIDE OF THIS CARD:

•	All Shares owned of record by the undersigned will be voted FOR the election of the eight nominees proposed for election as directors (Proposal 1), FOR the advisory vote to approve compensation of our named executive officers (Proposal 2), FOR the approval of the amended and restated 2016 Omnibus Incentive Plan (Proposal 3) and FOR the ratification of the appointment of PricewaterhouseCoopers LLP, United Kingdom, as our independent registered public accounting firm, for 2019 (Proposal 4).
•	Shares allocated under the Avon Personal Savings Account Plan WILL NOT BE VOTED.

C	Non-Voting Items

Change of Address – Please print new address below.		Meeting Attendance
		Mark box to the right if you plan to attend the Annual Meeting.	☐